UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
Kenvue Inc.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Carefree
Cotton Feel
Normal
Le Petit Marseillais
Lubriderm
REPARACIÓN INTENSIVA
Aveeno
Skin Relief
Moisturizing
Lotion
Benadryl
ALLERGY
Pepcid
Complete
Johnson's baby
shampoo
OGX
argan oil of morocco
SHAMPOO
o.b.
ProComfort
4-in-1 Schutz
LISTERINE
TOTAL CARE
Codral Day & Night
ZYRTEC
Daktarin
GOLD
TYLENOL
Extra Strength
Neutrogena
Hydro Boost
Motrin IB
Ibuprofen Tablets
BAND-AID
FLEXIBLE
FABRIC

kenvue

Proxy Statement

2026

2026 Proxy Statement	i

Message from the Chair of Our Board Larry J. Merlo Chair, Board of Directors
Dear Kenvue Shareholders,
On behalf of the Kenvue Board of Directors, thank you for your investment in our Company. It is my pleasure to invite you to our 2026
Annual Meeting of Shareholders.
In November 2025, we announced our agreement to combine with Kimberly-Clark and build a global health and wellness leader — a landmark milestone that reinforced the value and potential of our iconic brands and everyday essentials. This transaction represented the culmination of our Board's comprehensive review of strategic alternatives for Kenvue and what we believe is a great outcome for our
Company. Through the transaction, we will deliver significant immediate value for our shareholders, who will also have the opportunity to benefit from the potential value creation as shareholders of the combined company. Kenvue and Kimberly-Clark both have world-class portfolios and teams, and by joining forces, we are creating a uniquely positioned global leader in consumer health with a broader range of new growth opportunities ahead.
Kenvue’s combination with Kimberly-Clark was approved by shareholders of each company in January 2026, bringing us one step closer to closing the transaction, which we expect to occur in the second half of 2026, subject to the receipt of foreign regulatory approvals and satisfaction of other customary closing conditions. We thank you for your continued support.
During 2025, we also implemented a number of leadership changes, including the appointment of a new Chief Executive Officer and Chief
Financial Officer. Since bringing on the new leaders, in addition to working toward completing the transaction, our teams have continued to make important progress on our four operating priorities by bolstering leadership and capabilities, further enhancing our operating strategy, optimizing the Company’s structure and operating model, and improving execution. We remain focused on continuing to strengthen our
Company’s performance that positions us well for our anticipated next chapter with Kimberly-Clark.
Kenvue’s Board of Directors and Shareholder Engagement
Our Board of Directors comprises 12 directors, 11 of whom are independent, who will all be standing for re-election at this year’s Annual
Meeting. We are grateful for this group’s commitment to unlocking shareholder value and enabling the Company to advance its strategic objectives, including their oversight of the review of strategic alternatives and executive leadership changes this year.
Throughout the year, our Board and management team remained committed to maintaining an active dialogue with our shareholders.
Having an open line of communication with our shareholders and hearing their ideas and receiving feedback on a variety of relevant topics has been ingrained into our governance culture.
Continuing Our Journey
As we look ahead to completing our transaction with Kimberly-Clark, our mission and values remain stronger than ever. We continue to uphold our commitment to advancing the well-being of both people and planet through our Healthy Lives Mission. Millions of people reach for our brands every day, and we recognize the tremendous opportunity we have to create a positive impact especially as our reach expands following this transaction.
As always, thank you for your continued trust and ongoing support during a pivotal year for the Company. Kenvue accomplished so much in 2025, and we are charging ahead with continued purpose and focus.
Sincerely,
Larry J. Merlo
Chair, Board of Directors

2026 Proxy Statement	1
Notice of 2026 Annual Meeting
of Shareholders
Fellow Kenvue Shareholders:
You are cordially invited to the 2026 Annual Meeting of Shareholders of Kenvue Inc. (the “Annual Meeting”), where shareholders will vote on the matters below either by proxy or by voting online during the Annual Meeting.

Date and Time Thursday, May 21, 2026 9:00 a.m. Eastern Time	Location Online at www.virtualshareholdermeeting.com/ KVUE2026	Record Date March 23, 2026

Items of Business
1	Elect the 12 director nominees named in the proxy statement.
2	Approve, on a non-binding advisory basis, the compensation of our named executive officers.
3	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026.
4	Consider any other business as may properly come before the Annual Meeting.
Your Vote is Important - Vote Right Away
Your vote is important. Ensure that your shares are represented at the meeting by voting in one of the following ways:

By Internet	By Telephone	By Mail
www.proxyvote.com	1 (800) 690-6903	Sign, date and mail the proxy card (if you received one by mail)

We encourage you to read the accompanying proxy statement with care and to vote and submit your proxy as soon as possible by using one of the methods described above, even if you intend to attend the Annual Meeting.
Alla Berenshteyn
Vice President, Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Shareholders to be Held
on May 21, 2026: The proxy statement and our 2025 Annual Report to Shareholders are available at www.proxyvote.com. We mailed a Notice of Internet Availability to our shareholders (other than those who previously requested paper copies) on or about
April 8, 2026.

2	2026 Proxy Statement

2026 Proxy Statement	3
Voting Roadmap

Proposal
1	Election of Directors

	The Board of Directors unanimously recommends that shareholders vote FOR each director nominee.	See Page 8

Proposal
2	Approve, on a Non-Binding Advisory Basis, the Compensation of our Named Executive Officers

	The Board of Directors unanimously recommends that shareholders vote FOR the advisory vote to approve named executive officer compensation.	See Page 40

Proposal
3	Ratify the Appointment of the Company’s Independent Registered Public Accounting Firm

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026.
See Page 72

4	2026 Proxy Statement
Proxy Statement Summary
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) for use at the 2026 Annual Meeting of
Shareholders (the “Annual Meeting”) of Kenvue Inc. (“Kenvue”, “we”, “us”, “our”, or the “Company”). Please review the entire proxy statement and our 2025 Annual Report to Shareholders before voting. The voting items expected to be proposed at the meeting are listed above, along with the Board’s voting recommendations.
2025 Performance Highlights
In 2025, Net sales declined 2.1% year-over-year (2.2% on an organic basis), reflecting retailer inventory reductions in the
United States, reduced shipments in China, lower seasonal incidence in several key categories in Self Care and strategic price investments primarily in Skin Health and Beauty. These factors were partially offset by new pricing actions.
Gross profit margin and Operating income margin increased 10 basis points and 410 basis points year-over-year, respectively
(decreased 20 basis points and 50 basis points on a non-GAAP basis, respectively). Profitability was impacted by benefits from lower non-cash charges related to asset impairments, savings generated through the Our Vue Forward program, and benefits from supply chain productivity initiatives, partially offset by headwinds from inflation, transactional currency, tariffs, and volume deleverage, as well as higher brand support.
The Company delivered strong cash generation, with Net cash flows from operating activities and Free Cash Flow each increasing
$0.4 billion year-over-year, primarily reflecting improvements in working capital.

Net sales decreased 2.1% to $15.1B Organic sales[1] declined 2.2%	Gross profit margin of 58.1% Adjusted gross profit margin[1] of 60.2%	Operating income margin of 16.0% Adjusted operating income margin[1] of 21.0%

Net income of $1.5B Adjusted net income[1] of $2.1B	Diluted EPS of $0.76 Adjusted diluted EPS[1] of $1.08	Net cash flows from operating activities of $2.2B Free cash flow[1] of $1.7B

(1)Organic sales, Adjusted gross profit margin, Adjusted operating income margin, Adjusted net income, Adjusted diluted EPS, and Free cash flow are non-GAAP financial measures. See the Appendix for definitions of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP measures.
Pending Transaction with Kimberly-Clark Corporation
In July 2025, we announced that our Board of Directors had previously initiated a comprehensive review of strategic alternatives and had established a Strategic Review Committee to oversee that process. Following the Board’s review of strategic alternatives, on November 2, 2025, the Board unanimously approved, and the Company entered into, an Agreement and Plan of Merger (the “Merger Agreement”) with Kimberly-Clark Corporation pursuant to which Kimberly-Clark Corporation will acquire all of the outstanding shares of the Company for a combination of stock and cash in a series of related transactions (the
“Pending Transaction”).
On January 29, 2026, the Company’s shareholders approved the adoption of the Merger Agreement at a special meeting of shareholders held for that purpose. The Pending Transaction remains subject to the satisfaction or waiver of other customary closing conditions, including the receipt of a number of foreign regulatory approvals, as described in the Merger Agreement.

2026 Proxy Statement	5
Proxy Statement Summary
2026 Director Nominees Snapshot (Page 8)
The following table provides summary information about each director nominee. Detailed information about each director’s background, skills, and expertise can be found in “Proposal 1 - Election of Directors” beginning on page 8.

Richard E. Allison, Jr. Former CEO and Director of Domino’s Pizza, Inc. –Independent Director •Audit Committee •Compensation & Human Capital Committee	Seemantini Godbole EVP, Chief Digital and Information Officer of Lowe’s Companies Inc. –Independent Director •Audit Committee •Nominating, Governance & Sustainability Committee	Melanie L. Healey Former Group President of The Procter & Gamble Company –Independent Director •Nominating, Governance & Sustainability Committee (Chair)	Sarah Hofstetter Former President of Profitero, Ltd. –Independent Director •Audit Committee

Betsy D. Holden Former Co-CEO of Kraft Foods Inc. –Independent Director •Compensation & Human Capital Committee (Chair)	Erica L. Mann Former Global President Consumer Health of Bayer AG –Independent Director •Nominating, Governance & Sustainability Committee	Larry J. Merlo Chair of the Board Former President and CEO of CVS Health –Independent Director •Compensation & Human Capital Committee •Nominating, Governance & Sustainability Committee	Kathleen M. Pawlus Retired Partner and Global Assurance CFO and COO of Ernst and Young, LLP –Independent Director •Audit Committee

Kirk L. Perry Chief Executive Officer of Kenvue	Vasant Prabhu Former Vice Chairman and Chief Financial Officer of Visa Inc. –Independent Director •Audit Committee (Chair)	Jeffrey C. Smith Managing Member, CEO and Chief Investment Officer of Starboard Value LP –Independent Director •Compensation & Human Capital Committee	Michael E. Sneed Former EVP, Corporate Affairs & Chief Communications Officer of Johnson & Johnson –Independent Director
Age

50-55	56-60

61-65	66-70
Independence

Independent
Gender Diversity

Women
Racial Ethnic Diversity

Racially/Ethnically Diverse

6	2026 Proxy Statement
Proxy Statement Summary

Board Composition & Independence

Corporate
Governance
Highlights
Our Board is deeply
committed to
strong corporate
governance and robust
independent oversight,
which it believes are
essential to driving
sustained shareholder
value. To that end, our
Board has adopted our
Principles of Corporate
Governance that,
together with our
Amended and Restated
Certificate of
Incorporation, Amended
and Restated Bylaws,
and Committee charters,
provide a holistic
framework for the
Board’s oversight
and corporate
governance practices.

•Independent Board Chair with significant responsibilities
•All independent directors, other than the CEO
•Five new independent directors joined the Board since the 2024 Annual Meeting of Shareholders
•Balanced Board with a large breadth of skills, experiences, and areas of expertise
•Independent Committees with only independent directors serving on our Audit, Compensation &
Human Capital, and Nominating, Governance & Sustainability Committees
•Independent Executive Sessions with only independent directors at every regularly scheduled
Board and Committee meeting

Robust Board & Committee Oversight

•Rigorous oversight of the development and execution of the Company’s strategic plans, including comprehensive review of strategic alternatives
•Robust Board and Committee process for overseeing key enterprise risks, including cybersecurity-related risks
•Strong Board and management succession planning process
•Robust Board and Committee oversight of our sustainability strategy, policies, programs, and commitments

Shareholder Rights & Engagement
•Annual elections of all directors (no staggered board) •Simple majority voting standard for all uncontested elections •Single voting class •Active, year-round shareholder engagement

Strong Governance Practices

•Annual Board & Committee evaluations
•Robust director and executive officer Code of Business Conduct & Ethics
•Restrictions on overboarding
•Mandatory retirement policy for directors
•Significant stock ownership guidelines for directors (5x annual cash retainer)
•Policy of no hedging, pledging, or short-selling Kenvue stock for executives and directors

2026 Proxy Statement	7
Proxy Statement Summary
Executive Compensation Highlights (page 40)
Kenvue’s executive compensation program is designed to align behaviors with short- and long-term financial and operational results that drive long-term shareholder value. Our programs are built on the following principles:
•Incentivize executives to achieve our strategic and financial objectives;
•Design incentive programs to hold executives accountable for impact and align our executives' financial interests with our shareholders' long-term interests; and
•Provide competitive compensation considering Kenvue's talent strategy, performance, and external talent landscape.
Our 2025 annual incentive plan for executive officers was based 70% on company performance and 30% on individual performance, with the following performance measures used to evaluate company performance:

Measure(1)	Weighting	How it aligns with our strategic priorities

Organic net sales		Incentivizes the delivery of top-line growth, which is a key driver of value creation in the consumer staples industry

Adjusted gross profit margin		Incentivizes margin-accretive top-line growth

Adjusted net income		Incentivizes profit generation in support of robust free cash flow generation

Free cash flow		Incentivizes robust free cash flow generation to enable execution of Kenvue's capital allocation strategy

(1)These are non-GAAP financial measures. For purposes of measuring incentive performance, these measures exclude certain items affecting comparability, including the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and other corporate adjustments. See the Appendix for definitions of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP measures.
The annual long-term incentive awards granted to our executive officers in 2025 consisted of 50% Performance Share Units
(“PSUs”), 30% options and 20% Restricted Share Units (“RSUs”). PSUs will vest following the end of the three-year performance period, subject to continued service and achievement with respect to the following performance measures:

PSU Performance Measure(1)	Weighting	How it aligns with our strategic priorities

Organic net sales(2)
Incentivizes the delivery of top-line growth; given Net sales is a key driver of value creation in the consumer staples industry, we include it in both our 2025 annual incentive plan and 2025
PSU design

Adjusted diluted EPS(2)		Incentivizes profit generation in support of robust free cash flow generation

Relative Total Shareholder Return	Modifier	Incentivizes market-leading long-term value creation, above that of our performance peers

(1)Organic net sales and Adjusted diluted EPS are non-GAAP financial measures. For purposes of measuring incentive performance, these measures exclude certain items affecting comparability, including the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and other corporate adjustments. See the Appendix for definitions of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP measures.
(2)Measured as a compound annual growth rate (“CAGR”).

8	2026 Proxy Statement

Proposal 1	Election of Directors

The Board has nominated the 12 individuals listed below for election as directors at this Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.
All director nominees are currently serving as Kenvue directors and were each elected to their present term at Kenvue’s
2025 Annual Meeting of Shareholders.
Each director nominee has agreed to be named as a nominee in this proxy statement and to serve as a director if elected.
We have no reason to believe that any nominee will be unable to serve as a director. However, if any nominee should become unable to serve, proxies may be voted for another person nominated as a substitute by the Board, unless the Board reduces the number of directors.
To be elected, a director nominee must receive the affirmative vote of the majority of the votes cast. This means that a director nominee will be elected if the number of votes cast “FOR” the director nominee exceeds the number of votes cast
“AGAINST” the director nominee. Abstentions and broker non-votes are not treated as votes either cast “FOR” or “AGAINST”
a director nominee.
Our directors are elected annually by a majority of the votes cast to enhance their accountability to shareholders. Under our
Director Resignation Policy for Incumbent Directors in Uncontested Elections, if an incumbent director is not re-elected in an uncontested election, the director must promptly offer their resignation to the Board. In such a scenario, the Nominating,
Governance & Sustainability Committee of our Board will recommend to the Board whether to accept or reject the resignation, and the Board will decide whether to accept or reject the resignation within 90 days following the certification of the shareholder vote. The Board’s decision will be disclosed in a Form 8-K filing within four business days of such decision.

The Board of Directors unanimously recommends that shareholders vote FOR each director nominee.

2026 Proxy Statement	9
Proposal 1 - Election of Directors
Director Nomination Process
The Nominating, Governance & Sustainability Committee is responsible for recommending qualified candidates for nomination by the full Board, consistent with the criteria approved by the Board and set forth in our Principles of Corporate Governance. The
Nominating, Governance & Sustainability Committee regularly, and at least annually, evaluates the composition of our Board to determine the current and future skills and experiences needed to effectively oversee the Company and its strategic direction.
The Board and Nominating, Governance & Sustainability Committee believe that all directors should display the attributes necessary to be effective directors: the highest ethical character, executive leadership experience, sound judgment, the time necessary to discharge their duties, and a commitment to enhancing long-term shareholder value. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Nominating, Governance & Sustainability
Committee considers each nominee’s independence and professional accomplishments, striving to ensure the Board reflects differences in experiences, backgrounds, skills, and other characteristics relevant to the Company’s strategic priorities and the scope of the Company’s business. These criteria are articulated in the Principles of Corporate Governance available at
investors.kenvue.com/governance. For incumbent directors, the Nominating Governance & Sustainability Committee also considers each director’s historic overall contributions to the Board, including level of attendance, level of participation, and contributions to the Board’s responsibilities. See below under the sections titled “Board Skills & Matrix” and “Director Nominees”
for more details regarding how each of the current nominees contributes to the mix of experience and qualifications on our Board.
In identifying prospective director candidates to serve on the Board, the Nominating, Governance & Sustainability Committee
considers suggestions from many sources, including shareholders. All recommendations, together with appropriate biographical information, should be submitted to the Office of the Corporate Secretary at our principal office address as set forth in the section
“Communications with our Board” below. Candidates suggested by shareholders are evaluated by the Nominating, Governance &
Sustainability Committee in the same manner as other potential candidates.

Source candidate pool from
1
	•Board members	•Management	•Shareholders	•Third-party search firm

In-depth review by the Nominating, Governance & Sustainability Committee guided by criteria in Principles of Corporate Governance
2

	•Consider skills matrix	•Screen qualifications	•Review independence and potential conflicts	•Meet with director candidates, as appropriate

Nominating, Governance & Sustainability Committee recommends candidates to the Board
3

4	Board reviews candidates and selects director nominees

10	2026 Proxy Statement
Proposal 1 - Election of Directors
Board Skills Matrix
Our Board believes that a well-rounded Board with a variety of skills, experiences, backgrounds, and other unique characteristics, is essential for effective Board oversight and for driving long-term value for our shareholders. Collectively, our Board has deep knowledge of the consumer and retail industries, executive leadership and public company board experience, and a broad range of skills, including global operations, finance, and brand marketing. The following chart, along with our director biographies, highlight the key backgrounds, experiences and skills represented by our Board, collectively, and by each director nominee, individually.
These attributes have been specifically identified by the Nominating, Governance & Sustainability Committee as being important in creating a well-rounded Board. The absence of a reference to a specific skill for an individual director nominee does not mean that the director nominee does not possess that skill.

Director Nominees for the 2026 Annual Meeting
	Allison	Godbole	Healey	Hofstetter	Holden	Mann	Merlo	Pawlus	Perry	Prabhu	Smith	Sneed
STRATEGIC SKILLS
Executive Leadership & Strategy
Brand Marketing & Sales
Consumer/Retail Industry
Corporate Governance
Digital Technology
Finance
Global & International
Gov’t, Regulatory & Public Policy
Human Capital Man. & Sustainability
Risk Management & Cybersecurity

2026 Proxy Statement	11
Proposal 1 - Election of Directors
Skills & Experiences Definitions

Skills & Experiences	Definition

Executive Leadership & Strategy
Directors with proven track records of success in senior executive roles, including as chief executive officers, possess an understanding of how large, complex organizations operate, and can provide impactful insights into our business growth strategies and business operating plans

Brand Marketing & Sales
Marketing and sales experience – particularly in retail markets – is critical to evaluating our strategy to drive growth. Directors with marketing experience help the Board provide valuable insights on expanding into new markets, building brand awareness, and growing current markets for our existing products

Consumer/Retail Industry
Directors with experience in the consumer goods and retail industry can provide valuable market and consumer insights and recognize potential changes in consumer trends and buying habits. These directors have an understanding of consumer needs and customer engagement, allowing them to provide critical perspectives to our growth initiatives

Corporate Governance
A deep understanding of corporate governance enhances independent Board oversight and ensures that the Board thoroughly understands its roles and duties.
Excellence in corporate governance supports our goals of accountability, transparency, and protection of shareholder interests

Digital Technology
Directors with digital and technology experience provide critical insights into emerging technologies, innovation, and the e-commerce industry that help enhance our business operations and deliver on growth initiatives

Finance	A strong understanding of accounting and finance facilitates robust oversight of our financial measures and processes, including our financial reporting and effective evaluation of our performance

Global & International
With approximately half of our Net sales generated outside of North America, international experience in global markets and exposure to different cultural practices and perspectives allows our Board to provide critical insights for our global growth strategy

Government, Regulatory & Public Policy	Government, regulatory and public policy experience enhances our Board’s oversight of our product portfolio in an ever-evolving regulatory landscape

Human Capital Management & Sustainability
Directors with experience relating to human capital management and sustainability support our culture, business, and growth strategy, and strengthen the Board’s oversight of these critical matters and related risks

Risk Management & Cybersecurity
Deep experience in enterprise risk management empowers our Board to fulfill its critical risk oversight responsibilities, including with respect to supply-chain resiliency.
Additionally, experience in information technology allows our Board to assess and respond to potential cybersecurity challenges and risks

12	2026 Proxy Statement
Proposal 1 - Election of Directors
Director Nominees

Richard E.
Allison, Jr.
Age: 59
Independent
Director since:
May 2023
Committees:
•Audit Committee
•Compensation &
Human Capital
Committee
Other Public
Company Boards:
•Starbucks
Corporation
(2019-Present)
•Domino’s Pizza, Inc.
(2018-2022)

Core Competencies Aligned to Kenvue’s Strategy
•Mr. Allison brings over 25 years of experience in serving in executive leadership roles or as an advisor to consumer-facing companies, including more than a decade at Domino’s Pizza, Inc.
He has a deep understanding of international operations, business strategy, and market development for growing global brands.
Career Highlights
•While Mr. Allison led the international division and served as CEO of Domino’s, the largest pizza company in the world based on global retail sales, the company expanded to more than
20 additional countries and grew by more than 8,000 stores.
•Prior to joining Domino’s, Mr. Allison worked at Bain & Company for more than 13 years, including as a partner and co-leader of Bain’s restaurant practice, working with some of the world’s most well-known restaurant brands.
•Mr. Allison continues to advise companies in the consumer sector through his board service, including currently serving as a board member for Starbucks Corporation, the world’s largest coffee chain.
•Mr. Allison currently serves on the Board of Trustees of the University of North Carolina at
Chapel Hill from which he holds a B.S. in Business Administration, and he previously served as
Chair of the University of North Carolina’s Kenan-Flagler Business School, where he earned an MBA.
Employment Experience:
•Domino’s Pizza, Inc.
–Chief Executive Officer (2018-2022)
–President, Domino’s International (2014-2018)
–Executive Vice President, Domino’s International (2011-2014)
•Bain & Company, Inc. (1999-2010; 1995-1997)

Strategic Skills and Experience

Executive Leadership & Strategy	Brand Marketing & Sales	Corporate Governance	Digital Technology

Finance	Global & International	Risk Management & Cybersecurity

2026 Proxy Statement	13
Proposal 1 - Election of Directors

Seemantini Godbole Age: 56 Independent Director since: May 2023 Committees: •Audit Committee •Nominating, Governance & Sustainability Committee
Core Competencies Aligned to Kenvue’s Strategy
•Ms. Godbole has decades of global technology experience with Fortune 50 companies across strategic and operational roles in the omni-channel retail, consumer, and travel and hospitality industries, with expertise in global e-commerce, digital transformation, cybersecurity and technology strategies. She has a proven track record of growing digital businesses through technology-enabled innovations.
Career Highlights
•As Executive Vice President, Chief Digital and Information Officer at Lowe’s Companies, Inc.,
Ms. Godbole is responsible for technology strategy, product roadmaps and development, and technology operations across all channels, including digital, while also overseeing the overall business and customer experience on Lowes.com. She has led a ground-up rebuild of company technology and helped build a fully integrated omnichannel experience, delivering growth in online sales.
•As Senior Vice President, Digital and Marketing Technology at Target Corp., she oversaw the company’s global e-commerce, enterprise marketing and loyalty technology strategy and operations. She introduced mobile applications for online and in-store shopping, ship from store programs, guest order fulfillment, digital wallet, localized pricing, and customer loyalty and engagement offerings.
•Prior to Target, Ms. Godbole held multiple senior technology leadership roles at Sabre
Holdings and Travelocity.
•She serves on Apparo’s CXO Tech Council, a nonprofit focused on transforming communities by connecting them to technology expertise and resources.
Employment Experience:
•Lowe's Companies, Inc.
–Chief Digital and Information Officer, Executive Vice President (2022-Present)
–Chief Information Officer, Executive Vice President (2018-2022)
•Target Corporation
–Senior Vice President, Digital and Marketing Technology (2017-2018)
–Other executive positions (2010-2016)
•Travelocity (2006-2010)
•Sabre Holdings (1995-2006)

Strategic Skills and Experience

Executive Leadership & Strategy	Brand Marketing & Sales	Consumer/ Retail Industry	Digital Technology

Finance	Global & International	Risk Management & Cybersecurity

14	2026 Proxy Statement
Proposal 1 - Election of Directors

Melanie L. Healey
Age: 65
Independent
Director since:
May 2023
Committees:
•Nominating,
Governance &
Sustainability
Committee (Chair)
Other Public
Company Boards:
•Hilton Worldwide
Holdings, Inc.
(2017-Present)
•PPG Industries, Inc.
(2016-Present)
•Verizon
Communications, Inc.
(2011-2024)
•Target Corporation
(2015-2023)

Core Competencies Aligned to Kenvue’s Strategy
•Ms. Healey brings valuable strategic insights regarding brand building, marketing, distribution and international operations with more than 40 years of executive leadership and board experience in the consumer goods industry – including more than three decades leading businesses at The Procter & Gamble Company, Johnson & Johnson and S.C. Johnson &
Son, Inc. and nearly two decades of experience outside the United States.
Career Highlights
•Over her highly successful career at Procter & Gamble, Johnson & Johnson and S.C. Johnson
& Son, Ms. Healey had a strong track record of growth, product and commercial innovation, and operational improvements. As Group President, North America during her 25 years at
Procter & Gamble, she oversaw and was responsible for multi-year strategic planning for the company’s largest and most profitable division, achieving over $32 billion in annual sales and a sales turnaround.
•Ms. Healey has continued to focus on the consumer sector through board service at several large public companies. She currently serves as a board member for Hilton Worldwide
Holdings Inc. and PPG Industries, Inc., after previously serving as a board member for
Verizon Communications, Inc. and Target Corporation.
Employment Experience:
•The Procter & Gamble Company
–Group President (2007-2015)
–Global President (2005-2007)
–Other executive positions (1990-2005)
•Johnson & Johnson (1986-1990)
•S.C. Johnson & Son, Inc. (1983-1986)

Strategic Skills and Experience

Executive Leadership & Strategy	Brand Marketing & Sales	Consumer/ Retail Industry	Corporate Governance

Global & International	Human Capital Management & Sustainability	Risk Management & Cybersecurity

2026 Proxy Statement	15
Proposal 1 - Election of Directors

Sarah Hofstetter Age: 51 Independent Director since: March 2025 Committees: •Audit Committee Other Public Company Boards: •The Campbell’s Company (2018-Present)
Core Competencies Aligned to Kenvue’s Strategy
•Ms. Hofstetter is a CPG expert who has worked with global consumer brands, helping them adapt to changes in technology and marketing. She is an innovative marketing and brand strategy expert, bringing more than two decades of leadership experience in brand building,
e-Commerce and digital marketing. She is a has a proven track record of driving growth in multiple disruptive environments during the past 25 years, including the sale of two companies.
Career Highlights
•Ms. Hofstetter served as President and later Chairwoman of Profitero, Ltd., a global
e-commerce SaaS analytics company, whose business more than doubled over a five-year period and was successfully sold to Publicis Groupe S.A., with significant return to shareholders, under Sarah’s leadership. Previously, as President of
ComScore, Inc., Ms. Hofstetter rebranded the company, redesigned the sales strategy and accelerated product innovation as part of a multi-year turnaround.
•During her more than 12 years at 360i, Ms. Hofstetter held several senior executive roles, most recently serving as Chairwoman and Chief Executive Officer. Under her leadership, the agency grew from 30 people to 1,000 people by continuously pivoting company offerings to be aligned with changes in consumer behavior across search, social and commerce. She was part of the leadership team that sold the business to Dentsu Group, Inc., a Japanese advertising and public relations company.
•She also founded and served as President of Kayak Communications and earlier in her career held a series of senior leadership positions over the span of 10 years at Net2Phone, Inc.
•She currently serves on the Board of Directors of The Campbell’s Company.
Employment Experience
•Profitero, Ltd.
–Chairwoman (2025-2026)
–Special Advisor to the Board (2020)
–President (2020-2025)
•Comscore, Inc.
–President (2018-2019)
•360i
–Chairwoman (2018)
–Chief Executive Officer (2013-2018)
–President (2011-2013)
–Senior Vice President, Brand Strategy & Emerging Media (2006-2010)
•Kayak Communications
–President and Founder (2004-2005)
•Net2Phone, Inc. (1996-2005)

Strategic Skills and Experience

Executive Leadership & Strategy	Brand Marketing & Sales	Consumer/ Retail Industry	Corporate Governance

Digital Technology	Finance	Global & International

16	2026 Proxy Statement
Proposal 1 - Election of Directors

Betsy D. Holden
Age: 70
Independent
Director since:
May 2023
Committees:
•Compensation &
Human Capital
Committee (Chair)
Other Public
Company Boards:
•NNN REIT, Inc.
(2019-Present)
•Dentsply Sirona Inc.
(2018-Present)
•Western Union
Company
(2006-Present)

Core Competencies Aligned to Kenvue’s Strategy
•Ms. Holden has more than 40 years of experience leading growth and innovation in consumer-driven companies, including more than a decade as a Senior Advisor to McKinsey &
Company and nearly 25 years in marketing and line positions at Kraft Foods Inc. Ms. Holden has extensive knowledge of international business and strategy with respect to brand marketing, sales and digital development. In addition, Ms. Holden’s brings a deep understanding of human capital management, executive compensation and corporate governance from her experience serving on public company boards.
Career Highlights
•Ms. Holden served as a Senior Advisor to McKinsey & Company for 13 years, leading strategy, marketing, and board effectiveness initiatives for consumer goods, healthcare and financial services clients.
•Ms. Holden held several executive roles at Kraft Food, including Co-Chief Executive Officer,
President and Chief Executive Officer of Kraft Foods North America and President of Global
Marketing and Category Development. At the time, Kraft Foods was the largest food company in North America and second largest in the world. Under Ms. Holden’s leadership, Kraft maintained a position as a food industry leader in sales force excellence, new product successes, marketing, and digital innovation. She also led the successful acquisition and integration of Nabisco Group Holdings and Kraft’s subsequent initial public offering.
•Ms. Holden has served on 10 public boards over the last 25 years and currently serves as a board member for Dentsply Sirona Inc., NNN REIT, Inc., and Western Union Company. She
also serves on the Global Advisory Board of Northwestern University’s Kellogg School of
Management and previously served on Duke University’s Board of Trustees and
Executive Committee.
Employment Experience:
•McKinsey & Company
–Senior Advisor (2007-2020)
•Kraft Foods Inc.
–Co-Chief Executive Officer of Kraft Foods North America (2001-2003)
–Chief Executive Officer of Kraft Foods North America (2000-2003)
–President of Global Marketing and Category Development (2004-2005)
–General Management and Functional Leadership positions (1982-2005)
•President of Kraft Cheese Division
•President of Pizza Division
•Executive Vice President for Operations, IT, Procurement, R&D, and Consumer Insights
and Communications

Strategic Skills and Experience

Executive Leadership & Strategy	Brand Marketing & Sales	Consumer/ Retail Industry	Corporate Governance

Digital Technology	Global & International	Human Capital Management & Sustainability

2026 Proxy Statement	17
Proposal 1 - Election of Directors

Erica L. Mann
Age: 67
Independent
Director since:
March 2025
Committees:
•Nominating,
Governance &
Sustainability
Committee
Other Public
Company Boards:
•ALS Limited
(2024-Present)
•DSM-Firmenich AG
(2019-Present)
•Kellanova
(2019-2025)
•Perrigo Company plc
(2019-2024)
•Blackmores Limited
(2021-2023)

Core Competencies Aligned to Kenvue’s Strategy
•Ms. Mann has more than three decades of executive leadership and board experience across consumer health, emerging markets, strategic trend analysis, culture and risk management, including a nearly 25-year career at Bayer AG, Pfizer, Inc. and Wyeth Pharmaceuticals, Inc.
She has a strong track record of driving growth in complex, multi-channel and multi-product environments across four continents.
Career Highlights
•As Global President of Bayer’s Consumer Health Division, Ms. Mann championed the launch of innovative over-the-counter healthcare products, driving growth in the division across the globe. During her time at Bayer, she oversaw three major acquisitions and was the first woman in Bayer’s more than 150-year history to hold a seat on the company’s management board.
•As President and General Manager of Pfizer Nutrition and as Senior Vice President of
Global Nutrition at Wyeth prior to the company’s sale to Pfizer, her leadership facilitated the introduction of groundbreaking therapies, vaccines and infant nutritionals into many global markets.
•Earlier in her career, Ms. Mann held roles of increasing responsibility at other Fortune 500 companies, including Eli Lilly & Company Ltd. and Johnson & Johnson, with leadership positions in South Africa, Australia, New Zealand, Switzerland and the U.S.
•Ms. Mann has extensive public company board experience and currently serves on the boards of ALS Limited and DSM-Firmenich AG. She previously served on the boards of Perrigo
Company plc, Blackmores Limited and Kellanova.
Employment Experience
•Bayer AG (2011-2018)
–Global President, Consumer Health Division (2011-2018)
•Pfizer, Inc. (2009-2011)
–President and General Manager, Pfizer Nutrition (2009-2011)
•Wyeth Pharmaceuticals, Inc. (2003-2009)
–Senior Vice President, Global Nutrition (2009)
–Managing Director, Australia and New Zealand (2003-2009)
•Wyeth SA & Sub-Equatorial Africa (1994-2002)
–Chief Executive Officer (1996-2002)
–Managing Director/General Manager (1994-1996)
•Lederle Laboratories (1987-1994)
•Johnson & Johnson (1985-1987)
•Eli Lilly & Company Ltd (1982-1985)

Strategic Skills and Experience

Executive Leadership & Strategy	Consumer/ Retail Industry	Corporate Governance	Digital Technology

Global & International	Human Capital Management & Sustainability	Risk Management & Cybersecurity

18	2026 Proxy Statement
Proposal 1 - Election of Directors

Larry J. Merlo
Independent Board Chair
Age: 70
Director since:
May 2023
Committees:
•Compensation &
Human Capital
Committee
•Nominating,
Governance &
Sustainability
Committee
Other Public
Company Boards:
•CVS Health
(2010-2021)

Core Competencies Aligned to Kenvue’s Strategy
•As the former President and CEO of CVS Health, Mr. Merlo has a proven track record of driving strategic growth and operational excellence in the consumer sector. He brings in-depth knowledge of health and consumer trends, including in the areas of digital development, marketing, retail sales, science and technology, from more than 40 years at CVS Health and its subsidiaries.
Career Highlights
•During Mr. Merlo’s tenure as President and CEO at CVS Health, the company transformed from a regional retail pharmacy into the leading diversified health services company in the
U.S., with more than $250 billion in revenues. He also led CVS Health’s industry-disrupting acquisition of Aetna in 2018 and created new ways to deliver health care through its suite of assets, including a national health insurance plan provider, a pharmacy benefits manager, community-based retail pharmacies and a long-term care pharmacy services business.
•Mr. Merlo has previously served as board member for CVS Health, America’s Health
Insurance Plans, National Association of Chain Drug Stores, the Partnership for Rhode Island
and Business Roundtable. He currently serves as an Emeritus Trustee of the University of
Pittsburgh, and he serves as an advisor to Charlesbank Capital Partners.
Employment Experience
•CVS Health
–Chief Executive Officer (2011-2021)
–Chief Operating Officer (2010-2011)
–President of CVS Pharmacy (2007-2010)
–Executive Vice President of CVS Caremark (2007-2010)
–Executive Vice President- Stores (1998-2007)
–Senior Vice President (1995-1998)

Strategic Skills and Experience

Executive Leadership & Strategy	Brand Marketing & Sales	Consumer/ Retail Industry	Corporate Governance

Finance	Gov’t, Regulatory & Public Policy	Human Capital Management & Sustainability

2026 Proxy Statement	19
Proposal 1 - Election of Directors

Kathleen M. Pawlus Age: 66 Independent Director since: August 2024 Committees: •Audit Committee Other Public Company Boards: •AMC Entertainment Holdings, Inc. (2014-2025)
Core Competencies Aligned to Kenvue’s Strategy
•Ms. Pawlus offers extensive expertise in audit, finance, strategy, mergers and acquisitions, quality, and information technology matters with over 40 years of experience through her senior leadership positions at Ernst and Young, LLP (“EY”), one of the largest global accounting and professional service firms. Ms. Pawlus also brings a strong understanding of cost discipline and effective organizational structures from her role as Chief Financial Officer and Chief Operating
Officer of EY’s Global Assurance Group.
Career Highlights
•During her more than three decades at EY, Ms. Pawlus served as Chief Financial Officer and
Chief Operating Officer of its Global Assurance group, one of the largest of EY’s four service lines that includes its Audit Practice, Fraud, Investigation and Dispute Services Practice, Climate
Change and Sustainability Services Practice and its Financial Accounting Advisory Services
Practice. Prior to this, she served as EY’s Americas Chief Financial Officer, Global PBFA
Function Leader and U.S. Firm Chief Financial Officer responsible for finance, IT operations, treasury, purchasing and facilities and all administrative support functions, and also served on
EY’s U.S. Executive Board.
•Ms. Pawlus served as a board member of AMC Entertainment Holdings, Inc., the largest movie theater chain both in the United States and globally, for more than a decade, from 2014 through
2025. She was Chair of the AMC audit committee from 2016 through 2024 and a member of the compensation committee from 2022 through 2025.
Employment Experience:
•Ernst and Young, LLP
–Global Assurance, Chief Financial Officer and Chief Operating Officer (2012-2014)
–U.S. and Americas Vice Chair and Chief Financial Officer, Member of U.S. Executive
Board (2006-2012)

Strategic Skills and Experience

Executive Leadership & Strategy	Corporate Governance	Digital Technology	Finance

Gov’t, Regulatory & Public Policy	Human Capital Management & Sustainability	Risk Management & Cybersecurity

20	2026 Proxy Statement
Proposal 1 - Election of Directors

Kirk L. Perry Chief Executive Officer Age: 59 Director since: December 2024 Other Public Company Boards: •The J.M. Smucker Company (2017-Present) •e.l.f. Beauty, Inc. (2016-2022)
Core Competencies Aligned to Kenvue’s Strategy
•As Kenvue’s CEO and the former President and Chief Executive Officer of Circana, Inc.,
Mr. Perry brings to Kenvue’s Board of Directors a deep understanding of the global consumer marketplace from both the manufacturer and technology-based service provider perspective, and is a seasoned consumer products and brand strategist with more than 30 years of global consumer-packaged goods and technology experience at The Procter & Gamble Company and Google Inc.
Career Highlights
•As President and Chief Executive Officer of Circana, Inc., a global provider of technology, data, and predictive analytics for the consumer, retail and media sectors, Mr. Perry led the successful merger of IRI and NPD. Prior to that, he was the CEO of IRI.
•As President, Global Client and Agency Solutions at Google, Mr. Perry was responsible for driving Google’s global revenue and growing its relationships with the world’s largest advertisers and advertising agencies.
•Before Google, Mr. Perry spent 23 years with Procter & Gamble, where he held several positions of increasing responsibility in general management and marketing roles, culminating as President of Global Family Care, in which he led growth and innovation at the company’s multibillion-dollar global paper business.
•Mr. Perry currently serves as a director of The J.M. Smucker Company and Chick-Fil-A, Inc., a
privately owned restaurant company. Previously, he served as a director of e.l.f. Beauty, Inc. for
6 years.
Employment Experience:
•Kenvue Inc.
–Chief Executive Officer (2025-Present)
•Circana, Inc.
–President and Chief Executive Officer (2023-2024)
•IRI
–President and Chief Executive Officer (2021-2023)
•Google Inc.
–President, Global Client and Agency Solutions (2013-2021)
•The Procter & Gamble Company
–President, Global Family Care (2011-2013)
–Vice President, U.S. Operations and North America Marketing (2008-2011)
–Vice President, North America Baby Care (2003-2008)
–General Manager, Northeast Asia Baby & Family (2000-2003)
–Marketing Director, Northeast Asia (1997-2001)
–Various Brand Management Roles (Crest, Metamucil, Nyquil/Dayquil, Pepto Bismol)
(1990-1997)

Strategic Skills and Experience

Executive Leadership & Strategy	Brand Marketing & Sales	Consumer/ Retail Industry	Corporate Governance

Digital Technology	Global & International	Human Capital Management & Sustainability

2026 Proxy Statement	21
Proposal 1 - Election of Directors

Vasant Prabhu
Age: 66
Independent
Director since:
May 2023
Committees:
•Audit Committee
(Chair)
Other Public
Company Boards:
•Intuit, Inc.
(2024-Present)
•Delta Air Lines, Inc.
(2023-Present)
•Mattel, Inc.
(2007-2020)

Core Competencies Aligned to Kenvue’s Strategy
•Mr. Prabhu has nearly 25 years of experience as a public company CFO spanning multiple industries, including consumer retail and consumer goods, travel, media and financial technology, along with significant public company board experience. He possesses a sophisticated understanding of complex accounting principles and judgments, financial results, internal controls and financial reporting rules, regulations, processes and investor relations.
Career Highlights
•Mr. Prabhu most recently served as Vice Chairman and Chief Financial Officer of Visa Inc.,
one of the world’s largest financial services brands, where he was credited with shaping Visa’s strategic transformation during a period of fundamental change in the payments ecosystem, evolving the business to a network of networks, as well as introducing new revenue growth drivers and executing strategic acquisitions. During his tenure, the company’s annual operating revenues more than doubled to more than $32 billion.
•Prior to joining Visa, Mr. Prabhu served as Chief Financial Officer for NBCUniversal Media, LLC,
Chief Financial Officer and Vice Chairman of Starwood Hotels and Resorts Worldwide, Inc.,
and Executive Vice President and Chief Financial Officer of Safeway, Inc. While at Starwood,
Mr. Prabhu helped the company navigate the global financial crisis, grow its brands globally and evolve its business toward a fee-driven model.
•Mr. Prabhu has also held senior leadership roles at The McGraw-Hill Companies, Inc.,
PepsiCo, Inc. and Booz Allen Hamilton, Inc.
•Mr. Prabhu currently serves as a board member for Intuit Inc., one of the top global financial software providers, and Delta Air Lines, Inc., the world’s largest airline by revenue and as a
Trustee of the Brookings Institution. He previously served as a board member for Mattel, Inc., where he was Chair of the Audit Committee.
Employment Experience:
•Visa, Inc.
–Vice Chairman & CFO (2015-2023)
•NBCUniversal, LLC
–EVP & CFO (2014-2015)
•Starwood Hotels and Resorts Worldwide, Inc.
–Vice Chairman & CFO (2004-2014)
•Safeway, Inc.
–EVP & CFO, President, E-commerce (2000-2004)
•The McGraw-Hill Companies, Inc.
–President, Information & Media Group (1998-2000)
•PepsiCo, Inc.
–CFO (various divisions) (1992-1998)

Strategic Skills and Experience

Executive Leadership & Strategy	Corporate Governance	Digital Technology	Finance

Global & International	Gov’t, Regulatory & Public Policy	Risk Management & Cybersecurity

22	2026 Proxy Statement
Proposal 1 - Election of Directors

Jeffrey C. Smith
Age: 53
Independent
Director since:
March 2025
Committees:
•Compensation &
Human Capital
Committee
Other Public
Company Boards:
•RB Global, Inc.
(2023-2024)
•Papa John’s
International, Inc.
(2019-2023)
•Cyxtera Technologies,
Inc. (2019-2023)

Core Competencies Aligned to Kenvue’s Strategy
•Mr. Smith brings broad experience investing in companies with consumer-facing brands and possesses a deep understanding of capital markets, corporate finance, executive leadership, operational management, and business and brand strategy. Through his prior public company board experience, Mr. Smith maintains an understanding of effective risk management and corporate governance.
Career Highlights
•Mr. Smith is Managing Member, Chief Executive Officer and Chief Investment Officer of
Starboard Value LP, an investment adviser with a focused and fundamental approach to investing. He actively engages with management teams and boards of directors of the companies in which they invest and provides strategic guidance and advice.
•Mr. Smith has served as a director and chair of numerous public companies across different industries, playing a key role in helping companies navigate periods of major transformation and deliver on their long-term strategies. He was instrumental in the close of RB Global’s acquisition of IAA and subsequent integration, the successful turnaround and strategic transformation at
Papa John’s International and Darden Restaurants, Inc., Yahoo’s successful transformation to Altaba, and Office Depot’s successful integration following the merger with OfficeMax.
Employment Experience:
•Starboard Value LP
–Managing Member, Chief Executive Officer and Chief Investment Officer (2011-Present)
•Ramius LLC
–Chief Investment Officer for the funds that comprised the Value and Opportunity investment platform (1998-2011)
•The Fresh Juice Company, Inc.
–VP of Strategic Development and Member of the Board of Directors (1996-1998)
•Société Générale
–Financial Analyst, Mergers & Acquisitions (1994-1996)

Strategic Skills and Experience

Executive Leadership & Strategy	Brand Marketing & Sales	Corporate Governance	Digital Technology

Finance	Human Capital Management & Sustainability	Risk Management & Cybersecurity

2026 Proxy Statement	23
Proposal 1 - Election of Directors

Michael E. Sneed Age: 67 Independent Director since: May 2023 Other Public Company Boards: •Wayfair, Inc. (2020-Present)
Core Competencies Aligned to Kenvue’s Strategy
•Mr. Sneed has a deep understanding of the consumer health industry from nearly two decades of senior leadership positions across multiple consumer health businesses of Johnson &
Johnson. He has extensive strategic and operational expertise leading global marketing, communication, design, and philanthropy functions, as well as nearly 40 years of experience in the healthcare, consumer, and e-commerce industries.
Career Highlights
•As Executive Vice President, Global Corporate Affairs and Chief Communication Officer of
Johnson & Johnson, Mr. Sneed led the company’s global marketing, communication, design and philanthropy functions, and also served as a member of Johnson & Johnson’s
Executive Committee.
•Mr. Sneed previously held a variety of senior leadership roles at Johnson & Johnson, including
Vice President, Global Corporate Affairs and Chief Communications Officer, Company Group
Chairman, Vision Care Franchise Company Group Chairman, Consumer North America and
several consumer business leadership roles.
•Mr. Sneed currently serves as a board member for Wayfair, Inc., a leading e-commerce furniture and home goods brand in the United States and Canada. He also serves on the board of
Thomas Jefferson University.
Employment Experience:
•Johnson & Johnson (1983-2022)
–Executive Vice President, Global Corporate Affairs & Chief Communications
Officer (2018-2022)
–Vice President, Global Corporate Affairs & Chief Communications Officer (2012-2018)
–Group Chairman, Vision Care Franchise (2007-2011)
–Group Chairman, Consumer North America (2004-2007)
–Global President, Personal Products Company (2002-2004)
–President, McNeil Nutritionals Worldwide (2000-2002)
–Managing Director, McNeil Consumer Nutritionals Europe (1998-2000)
–Vice President, Worldwide Consumer Pharmaceuticals (1995-1998)
–Group Product Director, McNeil Consumer Products (1991-1995)
–Marketing Assistant, Personal Products Company (1983-1991)

Strategic Skills and Experience

Executive Leadership & Strategy	Brand Marketing & Sales	Consumer/ Retail Industry	Corporate Governance

Global & International	Gov’t, Regulatory & Public Policy	Human Capital Management & Sustainability

24	2026 Proxy Statement
Corporate Governance
Board Culture & Governance Practices
As the Board was formed in May 2023 in connection with our initial public offering, our directors, guided by Kenvue’s Purpose and Values, aligned on our Board’s core purpose — to unleash short- and long-term value creation for Kenvue and all its stakeholders — and adopted a Board Culture Charter to define the role of our directors, the strategic priorities of the Board, operating norms for the Board and management, and general rules of engagement, in each case thoughtfully designed to further that core purpose. The Board Culture Charter was developed in collaboration with management, with input gathered from each individual director and from the Board as a whole. The Board Culture Charter helped our Board quickly establish a culture of open dialogue, enable effective information flow, and facilitate communication and constructive feedback among the members of the
Board and management.
Additionally, our Board has adopted our Principles of Corporate Governance that, together with our Amended and Restated
Certificate of Incorporation, Amended and Restated Bylaws, and Committee charters, provide a framework for the
Board’s corporate governance practices. These governance documents are available on our website at
investors.kenvue.com/governance. The Principles of Corporate Governance cover a wide range of topics, including the duties and responsibilities of the Board; director qualifications; resignation and mandatory retirement policies; director compensation; share ownership guidelines; succession planning; evaluation of the CEO; director orientation and continuing education; Board and Committee performance evaluations; and Chair succession planning. The Principles of Corporate
Governance are reviewed annually by the Nominating Governance & Sustainability Committee to ensure that our governance practices remain appropriate and continue to meet the needs of Kenvue and our shareholders.
Our Board is steadfast in its belief that the ethical character, integrity, and values of our directors and senior management remain the most important safeguards to corporate governance. The Board has adopted a robust Code of Business Conduct & Ethics for
Board members and executive officers, which is available on our website at investors.kenvue.com/governance. This commitment to ethics and integrity is also reflected in Kenvue’s Purpose and Values.
Our Kenvue Purpose

Realize the extraordinary power of everyday care

Our Kenvue Values

We put people first, standing for what’s right, even when it’s hard.	We care fiercely, delivering the best possible care for those we serve.	We earn trust with science, bringing real solutions into communities, homes and hands.	We solve with courage, unearthing extraordinary breakthroughs in everyday care.

2026 Proxy Statement	25
Corporate Governance

Board Leadership Structure	Independent Board Leadership Structure

Our Board has determined that having an independent director serve as
Chair of the Board is in the best interests of our shareholders at this time and supports effective risk oversight. Larry J. Merlo has served as our independent Board Chair since the establishment of our public company
Board in May 2023.
Our Board believes that its leadership structure creates an appropriate balance between strong and consistent leadership and effective independent oversight of the Company. The Board feels it is appropriate to separate the roles of Chair and CEO to give Mr. Perry an opportunity to focus on the day-to-day management of the business and on executing our strategic priorities, while allowing Mr. Merlo to focus on leading the
Board and facilitating the Board’s independent oversight. In his role as
Chair, Mr. Merlo:
•Monitors and provides feedback to management on the quality and quantity of information provided by management to the Board;
•Participates in setting, and approves, the agenda for each Board meeting;
•Calls meetings of the Board and independent directors and presides at all
Board meetings and executive sessions of independent directors;
•Presides at all shareholder meetings;
•Communicates with the CEO after each executive session of
independent directors to provide feedback and effectuate the decisions and recommendations of the independent directors;
•Acts as liaison between the independent directors and the CEO and management on a regular basis and on sensitive/critical issues;
•Leads the annual performance evaluation of the CEO;
•Oversees the annual evaluation of the Board;
•Oversees CEO succession planning, in consultation with the
Compensation & Human Capital Committee; and
•Represents the Board in communications with shareholders or other stakeholders, including meeting with shareholders, as needed.

Larry J. Merlo Independent Chair of the Board

Independent Committee Chairs

Melanie L. Healey Chair of the Nominating, Governance & Sustainability Committee

Betsy D. Holden Chair of the Compensation & Human Capital Committee

Vasant Prabhu Chair of the Audit Committee

Considering the extensive duties of our Board Chair, under our Principles of Corporate Governance, our Chair may not serve as chair, lead director, or CEO at another public company, unless approved by the full Board upon recommendation from the
Nominating, Governance & Sustainability Committee.
Our Amended and Restated Bylaws and Principles of Corporate Governance provide our Board with flexibility to separate or combine the roles of the CEO and Chair when and if it believes it is advisable and in the best interest of Kenvue shareholders to do so. Our fully independent Nominating, Governance & Sustainability Committee evaluates our leadership structure on an annual basis, including whether the roles of the CEO and Chair should be held by one individual or should be separated and whether the Chair of the Board should be an independent director. The annual review includes a discussion of the effectiveness of the current board leadership structure, the qualifications and experience of the Chair, and any Board and shareholder feedback on the structure. The Nominating, Governance & Sustainability Committee and Board believe that our current leadership structure is in the best interest of the Company and its shareholders at this time.

26	2026 Proxy Statement
Corporate Governance
Director Independence
Our Board assesses the independence of each director at least annually and has determined that all directors, with the exception of Mr. Perry, qualify as “independent” in accordance with the listing standards of the New York Stock Exchange (“NYSE”) and the heightened requirements under our “Standards of Independence” in our Principles of Corporate Governance. In addition, Tamara
S. Franklin, whose term ended effective May 22, 2025, was determined to be independent through May 22, 2025. To be considered independent, the Board must determine that a director meets the independence requirements of the NYSE, does not have any appearance of a conflict, and does not have any direct or indirect material relationship with Kenvue.
Highlights of our Board’s independence include:

•Independent Board: all directors are independent, other
than the CEO
•Independent Committees: each member of the Board’s
Audit Committee, Compensation & Human Capital
Committee, and Nominating, Governance & Sustainability
Committee is independent
•Heightened Committee Independence: Audit Committee
and Compensation & Human Capital Committee members
meet the NYSE heightened independence requirements

•Independent Board and Committee Chairs: the
Chair of the Board and the chair of each of our Board’s
standing Committees are independent
•Independent Executive Sessions: the Board and
each Committee hold executive sessions with only
independent directors present at each regularly
scheduled quarterly meeting
•Agenda Preparation: Board and Committee agendas
are prepared by the independent chairs, in consultation
with management

Mr. Perry is not independent due to his service as our Chief Executive Officer.
In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and with our former parent company, Johnson & Johnson (“J&J”), and all other facts and circumstances our Board deemed relevant, including those relationships described under the section titled “Certain Relationships and Related
Person Transactions”.
Board Meeting Attendance
The Board held twenty meetings in 2025. Each director attended at least 75% of the aggregate number of 2025 meetings of the
Board and of each Committee on which he or she served. All directors attended our 2025 Annual Meeting of Shareholders. All director nominees are required to attend our Annual Meeting, absent extenuating circumstances.

2026 Proxy Statement	27
Corporate Governance
Committees of the Board
The Board has a standing Audit Committee, Compensation & Human Capital Committee, and Nominating, Governance &
Sustainability Committee. The Board has adopted a written charter for each Committee and these charters are available on
Kenvue’s website at investors.kenvue.com/governance.
In addition to its standing committees, in 2025 the Board established an ad hoc Strategic Review Committee to facilitate the
Board’s comprehensive review of strategic alternatives available to the Company. The members of the Strategic Review Committee were Richard E. Allison, Jr., Melanie L. Healey (Chair), Kirk L. Perry, Vasant Prabhu, and Jeffrey C. Smith. Following the execution of the Merger Agreement and the receipt of shareholder approvals, the Strategic Review Committee was discontinued effective
February 18, 2026.

Audit Committee Vasant Prabhu (Chair) Richard E. Allison, Jr. Seemantini Godbole Sarah Hofstetter[1] Kathleen M. Pawlus Meetings Held in 2025: 10
Responsibilities:
•Overseeing financial management, accounting, and reporting processes and practices;
•Appointing, retaining, compensating, and evaluating our independent auditor;
•Overseeing Kenvue’s internal audit organization, reviewing its annual plan, and reviewing results of its audits;
•Overseeing the quality and adequacy of Kenvue’s internal accounting controls over financial reporting;
•Reviewing and monitoring Kenvue’s financial reporting compliance and practices, including
Kenvue’s disclosure controls and procedures; and
•Discussing with management the policies and processes used to assess and manage
Kenvue’s exposure to risk, including assisting the Board in overseeing Kenvue’s policies and risk management programs related to financial management and disclosure, accounting, financial reporting, tax and treasury.
The Board has determined that all Audit Committee members are considered independent under the heightened NYSE independence standards and that Mr. Prabhu is an “audit committee financial expert” as that term is defined under SEC rules.

(1)This director joined the Audit Committee in March 2025.

Compensation & Human Capital Committee Betsy D. Holden (Chair) Richard E. Allison, Jr. Larry J. Merlo Jeffrey C. Smith[1] Meetings Held in 2025: 9
Responsibilities:
•Establishing Kenvue’s executive compensation philosophy and principles;
•Reviewing and approving the compensation for the Chief Executive Officer and other executive officers;
•Setting the composition of the group of peer companies used for comparison of executive compensation;
•Overseeing Kenvue's long-term incentive plan;
•Overseeing the design and management of the various savings as well as health and benefit plans that cover Kenvue’s employees;
•Overseeing Kenvue’s human capital management practices;
•Reviewing succession plans and talent development relating to the positions of the CEO and other positions on the Kenvue Leadership Team; and
•Reviewing the compensation for Kenvue’s non-employee directors and recommending compensation for approval by the full Board.
The Board has determined that all Compensation & Human Capital Committee members are considered independent under the heightened NYSE independence standards.

(1)This director joined the Compensation & Human Capital Committee in March 2025.

28	2026 Proxy Statement
Corporate Governance

Nominating, Governance & Sustainability Committee Melanie L. Healey (Chair) Seemantini Godbole Erica L. Mann[1] Larry J. Merlo Meetings Held in 2025: 7
Responsibilities:
•Overseeing matters of corporate governance, including the evaluation of the policies and practices of the Board;
•Reviewing potential candidates for the Board and recommending director nominees to the
Board for approval;
•Overseeing compliance with applicable laws, regulations, and the Company’s policies and risk management programs related to product quality, product safety, supply chain resiliency, environmental matters, privacy, and cybersecurity;
•Supporting and assisting the Kenvue Board in overseeing Kenvue’s sustainability strategy, policies, programs and commitments, and receiving regular updates from management regarding such activities;
•Reviewing and recommending director orientation and continuing education programs for
Board members;
•Overseeing the process for performance evaluations of the Board and its Committees;
•Evaluating any questions of possible conflicts of interest for the Board members;
•Overseeing compliance with Kenvue’s Code of Business Conduct & Ethics for Board members and executive officers; and
•Evaluating the Board leadership structure on an annual basis.
The Board has determined that each of the members of the Nominating, Governance &
Sustainability Committee is independent under the rules of the NYSE.

(1)This director joined the Nominating, Governance & Sustainability Committee in March 2025.

2026 Proxy Statement	29
Corporate Governance
Board and Committee Evaluations
Our Board, Audit Committee, Compensation & Human Capital Committee, and Nominating, Governance & Sustainability
Committee conduct self-evaluations annually to help ensure effective performance and to identify opportunities for improvement.
As described in more detail above in “Board Culture & Governance Practices”, our Board has developed and adopted a framework for board operations, our Board Culture Charter, which helps inform our Board and Committee evaluations. The evaluations are intended to facilitate an examination and discussion by the entire Board and each Committee of its effectiveness as a group in fulfilling its requirements and other responsibilities and to assess if the Board and Committees are living into the values and principles of our Board Culture Charter. The Nominating, Governance & Sustainability Committee is responsible for developing and overseeing the process for conducting evaluations.
We conducted our 2025 annual Board and Committee evaluations, as follows:

1	Scope and format of evaluations
As a first step, the Nominating, Governance & Sustainability Committee developed our evaluation process, including the questionnaires used by the Board and each Committee. The Nominating, Governance & Sustainability Committee recommended to the Board, and the Board approved, the 2025 Board and Committee self-evaluation process.

2	Self-evaluation
Once the format and content of the evaluation was approved, the self-evaluations were conducted under the oversight of the
Nominating, Governance & Sustainability Committee, and for each Committee, led by the respective Committee Chair. As part of the evaluation, each director received questionnaires related to the full Board and their relevant Committees that asked them to consider various topics related to Board and Committee effectiveness and responsibilities, as well as satisfaction with the schedule, agendas, materials, and discussion topics. Each director prepared responses to the questionnaires for discussion.

3	Review sessions
The directors discussed their responses to the questionnaires in one-on-one private sessions with the Chair of the Nominating,
Governance & Sustainability Committee, in executive sessions of each Committee, as well as in an executive session of the full
Board. Directors discussed areas of strength and opportunities, with a view towards taking action to address any issues presented.

4	Ongoing Board feedback
In addition to the annual self-evaluations, the Board evaluates its oversight of our business on an ongoing basis, and, in accordance with our Board Culture Charter, regularly provides feedback to management. During executive sessions, the independent directors raise and consider agenda topics that they believe deserve additional focus and topics to be addressed in future meetings. The Chair provides feedback to the CEO after each executive session of independent directors to effectuate the decisions and recommendations of the independent directors.
The Nominating, Governance & Sustainability Committee will continue to refine and oversee our processes for Board and
Committee self-evaluations annually and as appropriate.

30	2026 Proxy Statement
Corporate Governance
Board Oversight Responsibilities
Oversight of Strategy
Overseeing the Company’s short- and long-term corporate strategy is one of the Board’s primary areas of focus. Our directors’
expertise in strategy development and significant experience in the consumer packaged goods and retail industries are critical to the effective evaluation and oversight of our company strategy. The Board has developed robust practices to execute its oversight responsibilities:
•At the beginning of each fiscal year, the Board conducts an extensive review of the Company's annual and long-term strategic plans, financial targets, and plans for achieving those targets. Over the course of the year, the Board receives regular updates on the Company’s financial performance against the financial targets and its progress towards its strategic objectives.
•Board meeting agendas throughout the year include significant time allocated to review and discuss our long-term strategy, including risks, market trends, and key areas of opportunity. These discussions help the Board ensure that we are making progress toward our long-term strategic goals and gives the Board the opportunity to provide thoughtful and candid feedback about our strategic direction.
•The Board reviews and provides thoughtful insights on our capital allocation strategy, including any capital returns to shareholders through dividends or share repurchase plans and any significant capital investments.
•Independent directors hold regularly scheduled executive sessions without management present to discuss Company performance and review long-term strategy. These meetings are led by the independent Chair of the Board.
•The Board considers feedback from our shareholders to ensure that our short- and long-term strategies are appropriately designed to promote sustainable, profitable growth.
•The Board consults with external advisors to understand outside perspectives on the risks and opportunities facing our Company.
Oversight of Risk Management
The Board recognizes that sound risk management is integral to the achievement of our strategic objectives. The Board is responsible for the oversight of enterprise-level risk management and for ensuring that management has processes in place to appropriately identify and manage risk. The Board exercises its risk oversight throughout the year, both at the full-Board level and through its Committees, which are comprised solely of independent directors. While the Board and its Committees oversee key risk areas, management is charged with the day-to-day management of risk.
We have developed internal processes that facilitate the identification and management of risks and regular communication with the Board. These processes include a robust enterprise risk management (“ERM”) framework that is designed to identify, assess and monitor risks that may have a significant impact on our business. The ERM framework informs our strategic planning activities through a collaborative risk management environment that proactively identifies and prioritizes our strategic, preventable, and external risks (including new or changing regulations). The ERM framework enables a clear understanding of the top risks and the exposure they have to our performance and strategic decisions. The ERM framework is reviewed annually as part of a risk assessment that is presented to our Board. The ERM framework is available on our website at
investors.kenvue.com/governance.

2026 Proxy Statement	31
Corporate Governance
Our ERM framework establishes the roles and responsibilities of the Integrated Risk Management Council, a cross-functional group of senior enterprise risk leaders, which meets regularly to review and discuss significant risk facing our business. Our Integrated
Risk Management Council proactively identifies, assesses and prioritizes key or emerging risks, which are then escalated to senior management as needed and reported to the relevant Committee or our Board. Our approach to risk management is integrated across all levels of the organization as follows:

Full Board of Directors

•Oversees enterprise-level risk management including, strategic, operational, compliance, financial, litigation and regulatory, environmental, social, privacy, and cybersecurity risks, and CEO succession planning on an ongoing basis.
•Delegates certain oversight duties to each Board Committee based on that Committee’s expertise. The Board’s
Committees, after each regularly scheduled Committee meeting, report to the full Board with updates on their areas of designated risk oversight responsibilities.
•Reviews feedback from shareholders to ensure it understands shareholder perspective and concerns.

Committee’s Risk Oversight Responsibilities

Audit Committee •Financial management and disclosure •Accounting •Financial reporting •Tax and treasury •Litigation and regulatory matters •Global Audit & Assurance	Compensation & Human Capital Committee •Executive compensation programs •Incentive compensation programs •Human capital management •Kenvue Leadership Team succession planning •Recoupment policies
Nominating, Governance &
Sustainability Committee
•Corporate governance structures
•Product quality & safety
•Privacy & cybersecurity
•Sustainability
•Supply chain resiliency and
environmental matters
•Board performance &
succession planning

Management

•The responsibility for day-to-day management of risk lies with Kenvue management. The Kenvue Leadership Team sets the strategic vision and priorities of the Company, promotes risk governance and drives accountability at all levels.
Members of the Kenvue Leadership Team responsible for the management of key risk areas present directly to the Board and its Committees regularly throughout the year.
•Our Integrated Risk Management Council is a cross-functional group of senior enterprise risk leaders, which meets regularly to review and discuss the significant risks facing our business. The Integrated Risk Management Council proactively identifies, assesses, and prioritizes key or emerging risks, which are then escalated to the Kenvue Leadership
Team and reported to the Board or relevant Committee.
•Management also has processes in place to notify the full Board when material risks develop that could have an immediate impact on the Company and its reputation, such as material developments in significant litigation, significant governmental or regulatory inquiries, or significant cybersecurity matters.

32	2026 Proxy Statement
Corporate Governance
Oversight of Cybersecurity
Given the importance of cybersecurity to our business and our stakeholders, our Board and Nominating, Governance &
Sustainability Committee are actively engaged in the oversight of our cybersecurity program. Our process for assessing, identifying, and managing material risks from cybersecurity threats is integrated into our broader ERM framework. The ERM framework is reviewed annually as part of a risk assessment that is presented to our Board. Our cybersecurity organization continually evaluates and addresses cybersecurity risk in alignment with our business objectives to address the evolving regulatory landscape and emerging risks, including those resulting from geopolitical shifts and technological innovations, such as the growth of cloud technologies and artificial intelligence. Our cybersecurity organization employs automation, and engages our internal audit function and a range of external consultants, and other expert third parties in connection with the evaluation and management of cybersecurity risk and the maturation of our cybersecurity program.
The Nominating, Governance & Sustainability Committee is responsible for assisting the Board with respect to oversight of privacy and cybersecurity risks. The Nominating, Governance & Sustainability Committee receives reports from, and meets at least twice a year and as needed with, the Chief Information Security Officer (“CISO”) and the Chief Privacy Officer. The CISO and Chief Privacy
Officer inform the Nominating, Governance & Sustainability Committee, which in turn informs our Board, of risks from cybersecurity threats during such meetings. The Nominating, Governance & Sustainability Committee reports to our full Board following each of its regularly scheduled meetings at a minimum and reviews with our Board significant issues or concerns that arise at Nominating,
Governance & Sustainability Committee meetings.
Oversight of Human Capital and Succession Planning
The Board considers effective employee recruitment, development, engagement, and succession planning to be critical to executing our strategy and ensuring our competitive success over the long-term. The Board reviews the Company’s human capital strategy, in support of its business strategy, at least annually and frequently discusses talent issues at its meetings.
The Compensation & Human Capital Committee provides oversight on a variety of human capital management topics.
Management regularly updates the Compensation & Human Capital Committee on key talent indicators for the overall workforce, including recruiting, talent development, and employee engagement metrics to ensure that Kenvue is appropriately mitigating the risk of loss or disengagement of critical talent. The Compensation & Human Capital Committee also regularly reviews employee surveys to assess our success in developing and fostering a culture that is aligned with our Purpose and Values and focused on driving performance, impact, and accountability. The Compensation & Human Capital Committee reports to our full Board following each of its regularly scheduled meetings and reviews with our Board significant issues or concerns that arise at Compensation &
Human Capital Committee meetings.
Additionally, the Board oversees CEO succession planning. Annually, the Board reviews succession plans for the CEO, including an assessment of senior executives, their potential as successors to the CEO and any development plans for such executives. The
Board also considers succession plans for other critical senior executive roles, such as members of the Kenvue Leadership Team.
In support of our commitment to talent development, throughout the year, high-potential leaders are given exposure and visibility to
Board members through formal presentations and at informal events. This engagement gives the Board insight into the Company’s talent pool and our leaders’ succession plans.
Oversight of Our Sustainability Strategy
Our full Board is ultimately responsible for oversight of our sustainability impacts, risks and opportunities, and ensuring our sustainability priorities and commitments are integrated into the Company’s long-term strategy. On an annual basis, the full
Board receives an in-depth update on the Company’s sustainability strategy, which we call our “Healthy Lives Mission”. After each regularly scheduled Committee meeting, the Committees report to the full Board with updates on their areas of designated sustainability oversight responsibilities. For example, the Nominating, Governance and Sustainability Committee oversees and provides updates to the Board on governance, climate, nature and human rights-related strategies and risks, and the
Compensation & Human Capital Committee oversees and provides updates to the Board on human capital management strategies and risks.
Twice a year, our Global Head of Sustainability shares our progress with the Nominating, Governance & Sustainability Committee.
The Nominating, Governance & Sustainability Committee also discusses with management any significant reports or public statements relating to sustainability matters.

2026 Proxy Statement	33
Corporate Governance
Additionally, we have functional governance bodies throughout the business to drive implementation and with oversight on sustainability topics. These include our Integrated Risk Management Council; Human Rights Advisory Council; Kenvue Scientific
Committee; and our Operations Performance Management Committee.
Shareholder Engagement
We are committed to fostering ongoing, open, and constructive communication with our shareholders. We maintain a year-round shareholder engagement program under the Board’s oversight to further enhance and deepen our relationship with our shareholders. Members of our Board and senior company leaders participated in meetings with our shareholders. In these discussions, we received valuable insights and feedback, which were relayed to the Board and relevant Committees and helped inform their discussions.
Key themes discussed with our shareholders included:

•Board leadership, independence and composition •Board review of strategic alternatives •Board oversight of strategy and risk •Board refreshment and board and management succession planning	•Sustainability strategy and reporting •Litigation •Product quality & safety •Executive compensation & performance metrics

Other Governance Policies
Director Onboarding and Continuing Director Education
The Board considers it important that all directors be well informed about the Company and the Company’s industry, as well as about relevant legal, regulatory and governance matters. Following appointment to the Board, we provide multiple new director orientation sessions to facilitate a seamless onboarding experience and to educate the new director about our business, strategy, risks, and key policies, as well as legal, compliance, and regulatory matters. The onboarding process includes a combination of written materials, presentations, and meetings with members of the Board and management, resulting in a highly interactive process.
Additionally, the Company reimburses directors for reasonable amounts incurred to join professional organizations for public company directors, to attend director or governance conferences or programs, or to pursue other opportunities for director education. The Nominating, Governance & Sustainability Committee also reviews and recommends, as appropriate, director orientation and continuing education programs for members of the Board.
Overboarding Policy
Our overboarding policy establishes that a director who serves as a chief executive officer (or other executive officer) should not serve on more than one outside public company board (other than their home board), including Kenvue, without prior approval of the Board. Other directors should not serve on more than four public company boards (including the Kenvue Board) without the prior approval of the Board.
Term Limits and Mandatory Retirement
We do not believe that our directors should be subject to term limits. Due to the complexity of the business of the Company, we value the increasing insight which a director is able to develop over a period of time. However, renomination to the Board is based on an assessment of each director’s performance and contribution and is not automatic.
The Board has set a mandatory retirement age of 75 for directors. The Board may approve a waiver to this mandatory retirement age if it deems such waiver to be in the best interests of the Company.

34	2026 Proxy Statement
Corporate Governance
Communications with Our Board
Shareholders or other interested parties may contact our Board or one or more of our directors with issues or questions about
Kenvue by mailing correspondence to our Corporate Secretary at our Summit headquarters at 1 Kenvue Way, Summit, New Jersey
07901, or by sending an email to chair@kenvue.com. The Corporate Secretary will review incoming communications directed to our Board and, if appropriate, will forward such communications to the appropriate member(s) of our Board or, if none is specified, to our Board Chair. We will generally not forward a communication that is primarily commercial in nature, is improper, profane or offensive, or is a request for general information about Kenvue.

2026 Proxy Statement	35
Director Compensation
We provide competitive compensation to our non-employee directors that enables us to attract and retain high quality directors and fosters their ownership of Kenvue equity, which further aligns their interests with those of our shareholders. Our Compensation &
Human Capital Committee annually reviews compensation levels for non-employee directors, informed by a summary of director compensation trends and a competitive analysis of peer company director compensation levels and practices, prepared by its independent compensation consultant. The Compensation & Human Capital Committee makes recommendations to the Board on the compensation of non-employee directors.
Our 2025 non-employee director compensation program consisted of the following:
•an annual cash retainer for each non-employee director of $100,000;
•an annual grant of deferred stock units (“DSUs”) for each non-employee director with a grant value of $180,000 (rounded down to the nearest whole DSU);
•an additional annual cash retainer for the chairs of the Audit, Compensation & Human Capital and Nominating, Governance &
Sustainability Committees of $30,000, $25,000 and $25,000, respectively; and
•an additional annual retainer for the non-executive Chair of the Kenvue Board of $200,000, paid 50% in cash and 50% in additional DSUs.
Cash retainers are paid in equal quarterly installments and DSUs are generally granted on the date of our annual shareholder meeting. Non-employee directors are also permitted to elect to convert their cash retainers into additional DSUs.
DSUs immediately vest upon grant and will generally be payable in Kenvue shares following the time the non-employee director departs the Board. Non-employee directors who join the Board between annual meetings will have their annual cash retainers and
DSU grant for the term prorated.
Directors who are also employees of Kenvue or any of Kenvue’s subsidiaries or affiliates do not receive any additional compensation for their service as directors.
DSUs are administered under the Kenvue Inc. Amended and Restated Deferred Fee Plan for Directors (the “Deferred Fee Plan”),
which generally provides that dividend equivalents are credited to DSUs in the form of additional DSUs and that directors may elect to receive payment in respect of DSUs in a lump sum or in five or ten annual installments following their departure from the Board.
In 2025, the Board also approved a one-time additional cash retainer for Mr. Merlo with an aggregate value of $1,000,000, with
50% of the retainer paid in 2025, and the remaining 50% to be paid upon the closing of the Pending Transaction. In approving this additional retainer, the Board took into account that, following our initial public offering, Mr. Merlo has consistently expended additional time and effort, in excess of the typical expectations for his role, to assist Kenvue through its first years as a public company and that these additional contributions continued through our recent strategic review, and in the process and negotiations that led to the entry into the Merger Agreement, in which Mr. Merlo played a key role. The additional retainer is also intended to compensate Mr. Merlo for the additional contributions expected of him in connection with closing the Pending Transaction. The
Board also approved a one-time additional cash retainer in the amount of $20,000 to each of Mr. Allison, Ms. Healey, Mr. Prabhu,
Mr. Smith and Ms. Holden in light of their contributions either as members of the Strategic Review Committee or with respect to
CEO succession matters.

36	2026 Proxy Statement
Director Compensation
2025 Director Compensation Table

Name(1)	Fees Earned or Paid in			All Other Compensation ($)	Total ($)
	Cash ($)(2)		Stock Award ($)(3)
Larry J. Merlo	700,000	(4)	279,979	—	979,979
Richard E. Allison, Jr.(5)	20,000		277,147	—	297,147
Tamara S. Franklin(6)	254,954		—	—	254,954
Seemantini Godbole	100,000		179,986	—	279,986
Melanie L. Healey	145,000		179,986	—	324,986
Sarah Hofstetter(5)	—		259,290	—	259,290
Betsy D. Holden	145,000		179,986	—	324,986
Erica L. Mann	82,142		179,986	—	262,128
Kathleen M. Pawlus	100,000		179,986	—	279,986
Vasant Prabhu	150,000		179,986	—	329,986
Jeffrey C. Smith(5)	20,000		259,290	—	279,290
Michael E. Sneed	100,000		179,986	—	279,986
(1)Since Mr. Perry served as CEO during fiscal year 2025, his compensation is required to be reported in the Summary Compensation Table and related tables and narrative disclosures, including his compensation during the period he served as a non-employee director. Accordingly,
Mr. Perry is not included in this table.
(2)Includes an annual retainer for each director, and additional retainers for directors who serve as the independent Chair or as the chair of a Committee. For Ms. Mann and Mr. Smith, includes compensation prorated from March 5, 2025, the day they started their service on the Board of Directors. For Ms. Franklin, includes prorated compensation through May 22, 2025, her last day serving on the Board of Directors.
(3)Includes the grant date fair value of 7,659 DSUs granted to each director as their annual award. For Mr. Merlo, includes the grant date fair value of an additional 4,255 DSUs, granted for his service as independent Chair. Grant date fair value was calculated in accordance with
Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The number of DSUs granted was calculated based on Kenvue’s closing stock price on the date of grant. For Ms. Hofstetter and Mr. Smith, includes annual retainer received as DSUs in lieu of cash prorated from March 5, 2025, the day they started their service on the Board of Directors.
(4)Amount includes the portion (50%) of Mr. Merlo’s one-time additional retainer described above that was payable in 2025.
(5)This director elected to receive additional DSUs in lieu of cash.
(6)Ms. Franklin’s term on the Board (and as a member of the Audit Committee) ended effective May 22, 2025.
2025 Deferred Compensation Balances
As of December 28, 2025, the aggregate number of DSUs held in each non-employee Director’s Deferred Fee Account, including mandatory deferrals, any elective fee deferrals, and accrued dividend equivalents, was as follows:

Name(1)	Deferred Share Units (#)
Larry J. Merlo	40,491
Richard E. Allison, Jr.	35,906
Tamara S. Franklin	8,832
Seemantini Godbole	26,029
Melanie L. Healey	26,029
Sarah Hofstetter	13,641
Betsy D. Holden	26,029
Erica L. Mann	9,571
Kathleen M. Pawlus	14,567
Vasant Prabhu	26,029
Jeffrey C. Smith	13,641
Michael E. Sneed	26,029
(1)Excludes Mr. Perry, since he no longer served as a non-employee director following his appointment as interim CEO. Information about
Mr. Perry’s DSUs can be found in the “Non-Qualified Deferred Compensation Table” below.

2026 Proxy Statement	37
Director Compensation
Stock Ownership Guidelines
The Board has implemented stock ownership guidelines pursuant to which each non-employee director must hold shares of
Kenvue common stock or its economic equivalent (including DSUs) with a market value of at least five times the annual cash retainer (or $500,000). In accordance with Kenvue’s Deferred Fee Plan, all DSUs must be retained until the individual’s departure from the Board. With respect to any shares acquired by a non-employee director outside of the Deferred Fee Plan, the non-employee director must hold such shares until the stock ownership requirement is met. As of December 28, 2025, all directors were in compliance with our stock ownership guidelines.
The Compensation & Human Capital Committee reviews Kenvue’s non-employee director compensation program and stock ownership guidelines annually.
Policy Against Hedging, Pledging and Short-Selling
In accordance with our Insider Trading Policy (as defined below), directors of Kenvue are prohibited from pledging, entering into hedging arrangements, short-selling or transacting in derivative instruments linked to the performance of Kenvue securities.
Insider Trading Policy
We have adopted a Stock Trading Policy for Directors, Executive Officers and Insiders (the “Insider Trading Policy”) governing the purchase, sale, and other dispositions of our securities by directors, officers, and employees, or Kenvue itself, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards.
The foregoing summary of our Insider Trading Policy does not purport to be complete and is qualified by reference to the full text of such policy, a copy of which is filed with the Company’s Annual Report on Form 10-K for the year ended December 28, 2025 as Exhibit 19.

38	2026 Proxy Statement
Executive Officers
The following table sets forth the name, age and position of the individuals who serve as our executive officers, followed by a biography of each executive officer.

Name	Age	Position
Kirk L. Perry	59	Chief Executive Officer and Director
Luani Alvarado	60	Chief People Officer
Amit Banati	57	Chief Financial Officer
Leonardo (Leo) Curado	50	Group President Latin America
Anindya (Andy) Dasgupta	53	Group President Asia Pacific
Carlos De Jesus	54	Group President North America
Russell Dyer	45	Chief Corporate Affairs Officer
Jonathan Halvorson	43	Chief Digital & Marketing Officer
Carlton Lawson	57	Group President, EMEA
Matthew Orlando	50	General Counsel
Meredith (Meri) Stevens	63	Chief Operations Officer
Caroline Tillett	54	Chief Scientific Officer
Michael P. Wondrasch	57	Chief Technology & Data Officer
Kirk L. Perry. The biography of Mr. Perry is set forth under the section “Director Nominees”.
Luani Alvarado has served as Chief People Officer of Kenvue and as a member of the Kenvue Leadership Team since May 2023.
Ms. Alvarado previously served as Global Leader, Human Resources, Consumer Health at Johnson & Johnson, where she was a member of the Consumer Health Leadership Team and the Human Resources Executive Committee. Ms. Alvarado joined Johnson
& Johnson in 2005 and held various human resources leadership positions during her tenure. Prior to joining the Consumer Health sector, she served as Global Head of HR for Johnson & Johnson External Innovation, Global Head of HR for Medical Devices,
Global Head of HR for Orthopaedics, Johnson & Johnson Chief Talent Officer and Global Head of HR for Ethicon. Prior to joining
Johnson & Johnson, Ms. Alvarado worked in human resources at Bristol-Myers Squibb and Dow Chemical.
Amit Banati has served as Chief Financial Officer of Kenvue and as a member of the Kenvue Leadership Team since May 2025.
Mr. Banati previously served as Vice Chairman and Chief Financial Officer of Kellanova (formerly Kellogg Company), a leading company in global snacking, international cereal, noodles and frozen foods. He began serving in this role in 2022. Prior to that position, he was Senior Vice President and Chief Financial Officer of Kellogg Company from 2019 to 2022. Mr. Banati joined
Kellogg Company in 2012 as President, Asia Pacific, and his responsibilities were expanded to President, Asia Pacific, Middle East and Africa in 2018. Before joining Kellogg Company, Mr. Banati served in a variety of finance, general management and board roles at Kraft Foods, Cadbury Schweppes and Procter & Gamble. Mr. Banati announced his voluntary departure from Kenvue in
February 2026, with an expected final date of May 12, 2026.
Leonardo (Leo) Curado has served as Group President, Latin America of Kenvue and as a member of the Kenvue Leadership
Team since January 2026. Mr. Curado rejoined Kenvue in 2025 as Area Managing Director for Latin America, after serving as
Managing Director Mexico of Diageo from 2024 to 2025. Mr. Curado joined Johnson & Johnson in 2009 and held roles of increasing responsibility in sales and marketing, including Area Managing Director for Latin America North, Managing Director for
Latin America South and Commercial Vice President for Latin America. Prior to joining Johnson & Johnson, he held roles in sales and marketing at Souza Cruz and Shell Gas Brazil.
Anindya (Andy) Dasgupta has served as Group President, Asia Pacific of Kenvue and as a member of the Kenvue Leadership team since July 2025. Mr. Dasgupta founded Growth Officers Inc. Pvt. Ltd, a consulting firm helping private equity portfolio companies across South East Asia, Africa and Europe identify acquisition targets and execute plans against key business growth levers, and he served as its chief executive officer from 2023 to 2025. Prior to that role, he served as Chief Consumer Officer of
Imperial Brands PLC from 2021 to 2023. Mr. Dasgupta has held senior-level regional and global roles across Europe, the United
States, and Asia Pacific at consumer products companies, including GSK, PepsiCo and Fonterra.

2026 Proxy Statement	39
Executive Officers
Carlos De Jesus has served as Group President, North America of Kenvue and as a member of the Kenvue Leadership Team since November 2025. Mr. De Jesus held progressive leadership positions spanning 25 years at Procter & Gamble, most recently serving as Senior Vice President, North America Digital Commerce. Prior roles included Senior Vice President, Oral-B and Senior Vice President, North America Oral Care. He has a proven track record of driving growth for billion-dollar brands and leading large-scale turnarounds across global markets, and he has overseen well-known brands such as Pampers, Gillette,
Duracell and Crest.
Russell Dyer has served as Chief Corporate Affairs Officer of Kenvue and as a member of the Kenvue Leadership team since
May 2024. Prior to this position, Mr. Dyer held progressive leadership positions at Mondelēz International since October 2015, most recently serving as Senior Vice President, Chief Communications Officer and Head of Public & Government Affairs. Before
Mondelēz International, Mr. Dyer served as Vice President, Corporate Affairs at Kraft Foods Group in 2015, prior to the company’s merger with The H.J. Heinz Company, and as Director in the consumer practice at Weber Shandwick from 2006 until 2012, where he was responsible for developing strategic public relations, social media, and integrated marketing programming for a wide range of consumer brands and several top-tier CPG companies.
Jonathan Halvorson has served as Chief Digital and Marketing Officer of Kenvue and as a member of the Kenvue Leadership
Team since November 2025. Mr. Halvorson previously served as Senior Vice President of Consumer Experience and Digital
Commerce at Mondelēz International, where, beginning in 2017, he led global teams driving the future of digital marketing, AI adoption, and data-driven consumer engagement across iconic brands such as Cadbury, Oreo, Ritz, and Chips Ahoy. He is a seasoned and strategic marketing leader with deep expertise in digital transformation, consumer experience, and commerce strategy. Mr. Halvorson is an advisor to Anthrologic, Inc. and Sundogs.IO.
Carlton Lawson has served as Group President, Europe, Middle East and Africa of Kenvue and as a member of the Kenvue
Leadership Team since May 2023. He was also the Group President for Latin America from 2024 through 2025. Prior to this position, he was Group President, Europe, Middle East and Africa at Kenvue from May 2023. Mr. Lawson previously served as
Company Group Chairman, Europe, Middle East and Africa, Consumer Health at Johnson & Johnson, where he was a member of the Consumer Health Leadership Team. Mr. Lawson rejoined Johnson & Johnson in 2019 as the Area Managing Director, Northern
Europe, Consumer Health, after having worked in the Consumer Health sector at Johnson & Johnson earlier in his career. Prior to rejoining Johnson & Johnson, Mr. Lawson served as Head of Global Categories and as Area Managing Director, Northern Europe,
both at GSK Consumer Health, and as Marketing Director for Pfizer’s Consumer Healthcare business in the United Kingdom and
Ireland. Mr. Lawson started his career in Warner Lambert’s Consumer Healthcare division.
Matthew Orlando has served as General Counsel of Kenvue and as a member of the Kenvue Leadership Team since May 2023.
Mr. Orlando previously served as General Counsel, Consumer Health at Johnson & Johnson, where he was a member of the
Consumer Health Leadership Team, the Law Department Executive Committee and the General Counsel Global Functions
Leadership Team. Mr. Orlando joined Johnson & Johnson in 2007 and previously served as Corporate Secretary and Worldwide
Vice President, Corporate Governance and has held a variety of legal leadership positions, including serving as General Counsel,
Global Consumer Medical Devices and as a member of the Law Department Management Committee. Prior to joining Johnson &
Johnson in 2007, Mr. Orlando worked for UCB in Brussels as well as law firms in Australia.
Meredith (Meri) Stevens has served as Chief Operations Officer of Kenvue and as a member of the Kenvue Leadership Team since May 2023. Ms. Stevens joined Johnson & Johnson in 2015 and previously served as Worldwide Vice President, Consumer
Health Supply Chain and Delivery and as a member of the Consumer Health Leadership Team. Ms. Stevens previously led Supply
Chain Strategy and Deployment at Johnson & Johnson. Prior to joining Johnson & Johnson in 2015, Ms. Stevens served as Chief
Supply Chain Officer at Newell Rubbermaid and held operations and procurement leadership positions at Tyco, Bertelsmann, Knoll and General Electric. Ms. Stevens currently serves on the Advisory Board of the Smithsonian Science Education Center.
Caroline Tillett has served as Chief Scientific Officer of Kenvue and as a member of the Kenvue Leadership Team since
May 2023. Dr. Tillett joined Johnson & Johnson in 2019 and previously served as Global Head, R&D, Consumer Health. Prior to joining Johnson & Johnson in 2019, Dr. Tillett served as Vice President of Consumer R&D at GSK and held leading roles in the formation of consumer health joint ventures between GSK and Novartis, and GSK and Pfizer.
Michael P. Wondrasch has served as Chief Technology & Data Officer of Kenvue and as a member of the Kenvue Leadership
Team since August 2025. Mr. Wondrasch previously served as Executive Vice President, Chief Information Officer and Enterprise
Head of Shared Services for Avantor, a chemical and lab equipment manufacturer, from 2018 to 2025. He was responsible for all aspects of the company’s global information technology and digital strategies, inclusive of eCommerce, digital marketing and cybersecurity, along with leading the company’s global shared service delivery centers. He previously served as Global Chief
Technology Officer at Bunge, an agribusiness and food company; Senior Vice President, Chief Technology Officer at PepsiCo
and in leadership roles spanning applications and data at AmerisourceBergen.

40	2026 Proxy Statement
Executive Compensation

Proposal 2	Approve, on a Non-Binding Advisory Basis, Named Executive Officer Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our shareholders with the opportunity to approve, by non-binding advisory vote, the compensation of our named executive officers, as described in this proxy statement.
This proposal, commonly referred to as the “say-on-pay” vote, provides our shareholders the opportunity to express their views on the compensation of our named executive officers. This non-binding vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all our named executive officers and our executive compensation philosophy, objectives, and program, as described in this proxy statement. Kenvue currently holds a say-on-pay vote annually, and we are scheduled to next offer our shareholders a say-on-pay vote in 2027.
We ask our shareholders to approve the compensation of our named executive officers, as disclosed in the section titled,
“Compensation Discussion & Analysis”, the compensation tables, and the related narrative disclosure, by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the shareholders of Kenvue Inc. approve, on a non-binding advisory basis, the compensation paid to the named executive officers, including as disclosed in the Compensation Discussion & Analysis, compensation tables, and related narrative discussion.”
The affirmative vote of the majority of voting power of capital stock present in person or represented by proxy at the
Annual Meeting and entitled to vote on the subject matter is required to approve this proposal on an advisory basis. Broker non-votes are not treated as votes either cast “FOR” or “AGAINST” this proposal. Abstentions will have the effect of votes
“AGAINST” this proposal.
As an advisory vote, the result will not be binding on our Board or our Compensation & Human Capital Committee. The
say-on-pay vote will, however, provide us with important feedback from our shareholders about our executive compensation philosophy, objectives, and program. Our Board and our Compensation & Human Capital Committee value the opinions of our shareholders and will thoughtfully consider the outcome of the vote when evaluating our executive compensation program and making future executive compensation decisions.

The Board of Directors unanimously recommends that shareholders vote FOR the advisory vote to approve named executive officer compensation

2026 Proxy Statement	41
Executive Compensation
Compensation Discussion & Analysis
Introduction
This Compensation Discussion & Analysis is intended to provide our shareholders with an understanding of our compensation philosophy and design and the decisions made with respect to the 2025 compensation of our named executive officers (our
“NEOs”), as well as our other executive compensation policies and practices.
2025 Named Executive Officers

Kirk Perry[1]	Amit Banati[2]	Michael Wondrasch[3]	Carlton Lawson	Matthew Orlando
Chief Executive Officer	Chief Financial Officer	Chief Technology & Data Officer	Group President, Europe, Middle East & Africa	General Counsel

Thibaut Mongon[4]	Paul Ruh[5]
Former Chief Executive Officer	Former Chief Financial Officer
(1)Mr. Perry was appointed interim Chief Executive Officer as of July 14, 2025 and Chief Executive Officer as of November 2, 2025.
(2)Mr. Banati was appointed Chief Financial Officer as of May 12, 2025. Mr. Banati announced his voluntary departure from Kenvue in February
2026, with an expected final date of May 12, 2026. See the footnotes to the Summary Compensation Table for a summary of compensation that will be forfeited or recouped in conjunction with his expected departure, in accordance with the terms of his offer letter.
(3)Mr. Wondrasch was appointed Chief Technology & Data Officer as of August 25, 2025.
(4)Mr. Mongon ceased serving as Chief Executive Officer as of July 14, 2025.
(5)Mr. Ruh ceased serving as Chief Financial Officer as of May 12, 2025.
This Compensation Discussion & Analysis is organized into five sections:

1.	2.	3.	4.	5.
Fiscal Year 2025 Performance Highlights	Compensation Philosophy and Design	2025 Named Executive Officer Compensation	Executive Compensation Decision-Making	Additional Compensation Policies & Practices

42	2026 Proxy Statement
Executive Compensation
Fiscal Year 2025 Performance Highlights
In 2025, Net sales declined 2.1% year-over-year (2.2% on an organic basis), reflecting retailer inventory reductions in the United
States, reduced shipments in China, lower seasonal incidence in several key categories in Self Care, and strategic price investments primarily in Skin Health and Beauty. These factors were partially offset by new pricing actions.
Gross profit margin and Operating income margin increased 10 basis points and 410 basis points year-over-year, respectively
(decreased 20 basis points and 50 basis points on a non-GAAP basis, respectively). Profitability was impacted by benefits from lower non-cash charges related to asset impairments, savings generated through the Our Vue Forward program, and benefits from supply chain productivity initiatives, partially offset by headwinds from inflation, transactional currency, tariffs, and volume deleverage, as well as higher brand support.
The Company delivered strong cash generation, with Net cash flows from operating activities and Free Cash Flow each increasing $0.4 billion year-over-year, primarily reflecting improvements in working capital.
Key highlights of our 2025 financial performance include:

Net sales decreased -2.1% to $15.1B Organic sales[1] decline -2.2%	Gross profit margin of 58.1% Adjusted gross profit margin[1] of 60.2%	Operating income margin of 16.0% Adjusted operating income margin[1] of 21.0%

Net income of $1.5B Adjusted net income[1] of $2.1B	Diluted EPS of $0.76 Adjusted diluted EPS[1] of $1.08	Net cash flows from operating activities of $2.2B Free cash flow[1] of $1.7B

(1)Organic sales, Adjusted gross profit margin, Adjusted operating income margin, Adjusted net income, Adjusted diluted EPS, and Free cash flow are non-GAAP financial measures. See the Appendix for definitions of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP measures.
Compensation Philosophy and Design
Executive Compensation Guiding Principles
Kenvue’s executive compensation programs are designed to deliver short- and long-term financial, strategic, and operational results that drive long-term shareholder value. Our programs are built on the following guiding principles:
•Incentivize executives to achieve our strategic and financial objectives;
•Hold executives accountable for impact and align our executives’ financial interests with our shareholders' long-term interests; and
•Provide competitive compensation considering Kenvue’s talent strategy, performance, and external talent landscape.

2026 Proxy Statement	43
Executive Compensation
Executive Compensation Elements
There are three core elements to the Kenvue executive compensation program:

Element	Base Salary	Annual Incentive	Long-Term Incentives

Purpose	Provide market- competitive fixed pay that recognizes job responsibilities	Motivate executives to attain near-term priorities that are consistent with our long-term strategic goals	Motivate executives to attain long-term goals and directly align executive and shareholder interests by rewarding executives for delivering value to shareholders

Vehicle	Cash	Cash	Mix of performance share units (“PSUs”), stock options and restricted share units (“RSUs”)

In addition to these core elements of compensation, executives participate in limited perquisites and standard employee benefits as discussed in more detail below.
Peer Groups
Kenvue Compensation Peer Group
The CHCC developed and approved a Compensation Peer Group to help inform compensation levels for our executive officers, with input from the CHCC’s independent compensation consultant. The CHCC used the following selection criteria to determine our
Compensation Peer Group, among other factors:
•Industry: branded consumer products;
•Size: generally within a range of 0.3x to 3.0x of our revenue; and
•Geography: U.S. publicly traded companies with global operations.
In 2025, the CHCC used the following 17-company Compensation Peer Group to evaluate our pay levels and pay mix to ensure that our compensation programs remain competitive:

Compensation Peer Group

The Campbell’s Company Church & Dwight Co., Inc. The Clorox Company The Coca-Cola Company Colgate-Palmolive Company	Conagra Brands, Inc. The Estée Lauder Companies Inc. General Mills, Inc. The Hershey Company	Hormel Foods Corporation The J. M. Smucker Company Kellanova Keurig Dr Pepper Inc. Kimberly-Clark Corporation	The Kraft Heinz Company Mondelēz International, Inc. Perrigo Company plc

The CHCC also considers data from WTW's Executive Compensation Survey that is utilized by Semler Brossy in its competitive assessment of executive officer pay levels.
For purposes of evaluating executive compensation levels for 2025, the CHCC did not make any changes to the Compensation
Peer Group used in 2024. The Compensation Peer Group will be updated in 2026 to remove Kellanova, as it was acquired in
December 2025.

44	2026 Proxy Statement
Executive Compensation
Kenvue Performance Peer Group
The CHCC uses a second peer group, referred to as the Performance Peer Group, to assess Kenvue’s relative Total Shareholder
Return (“TSR”), a measure applicable to PSUs, to compare Kenvue's relative performance against a broader array of consumer companies. The Performance Peer Group is also used to compare Kenvue’s incentive metrics and goals relative to market.
In addition to the 17 companies in the Compensation Peer Group, the Performance Peer Group includes 13 additional consumer companies that have been excluded from the Compensation Peer Group for reasons of revenue, product mix, or their headquarters being located outside the United States. Therefore, the Performance Peer Group includes a total of 30 companies.

Performance Peer Group (30 companies) 17 companies in the Compensation Peer Group, plus the following 13 companies

Beiersdorf AG Brown-Forman Corporation Constellation Brands, Inc. Haleon plc	L’Oreal S.A. McCormick & Company, Incorporated Molson Coors Beverage Company	Monster Beverage Corporation PepsiCo, Inc. The Procter & Gamble Company	Reckitt Benckiser Group plc Tyson Foods, Inc. Unilever PLC

Compensation Peer Group (17 companies)

The Campbell’s Company Church & Dwight Co., Inc. The Clorox Company The Coca-Cola Company Colgate-Palmolive Company	Conagra Brands, Inc. The Estée Lauder Companies Inc. General Mills, Inc. The Hershey Company Hormel Foods Corporation	The J. M. Smucker Company Kellanova Keurig Dr Pepper Inc. Kimberly-Clark Corporation The Kraft Heinz Company	Mondelēz International, Inc. Perrigo Company plc

Key Executive Compensation Practices
Kenvue’s executive compensation programs include features that reinforce our guiding principles and reflect our commitment to robust corporate governance.

We Do	We Do Not

   Benchmark compensation levels using an established
peer group and survey data, both of which are size-
and industry-relevant
   Maintain robust clawback policies with protections
beyond those required by the NYSE
   Cap incentive award levels and payout opportunities
   Require meaningful share ownership
   Engage an independent compensation consultant
that reports directly to the independent CHCC

   No guaranteed pay increases or incentive awards
   No repricing of options
   No hedging, pledging or short-selling of
Kenvue securities
   No automatic single-trigger acceleration of equity in
connection with a change in control
   No individual employment or severance agreements,
other than as required by law

2026 Proxy Statement	45
Executive Compensation
2025 Named Executive Officer Compensation
2025 Pay Mix
The CHCC approved a 2025 executive compensation program for our NEOs that is heavily performance-oriented and aligned with company performance and shareholders' interests. The target pay mixes for 2025 for the CEO and other NEOs were as follows:
CEO Pay Mix (Reflects Mr. Perry’s Target Pay as Interim CEO)
Other NEO Average Pay Mix (Reflects Target Pay for Current Named Executive Officers, Excluding CEO)
2025 Target Total Direct Compensation
When determining 2025 target total pay for our NEOs, the CHCC took into account market data as well as each NEO’s prior performance, as applicable, responsibilities and experience. The following table shows 2025 target total direct compensation for our NEOs.

Officer	Salary ($)	Target Annual Incentive (% Salary)	Target Annual Incentive ($)	Target Long-Term Incentive ($)	Target Total Direct Compensation ($)
K. Perry(1)	1,250,000	120%	1,500,000	5,000,000	7,750,000
A. Banati(2)	900,000	110%	990,000	3,200,000	5,090,000
M. Wondrasch(3)	575,000	80%	460,000	1,500,000	2,535,000
C. Lawson(4)	784,234	110%	862,657	1,766,000	3,412,891
M. Orlando	660,000	95%	627,000	1,775,000	3,062,000
T. Mongon	1,250,000	170%	2,125,000	9,062,500	12,437,500
P. Ruh	750,000	100%	750,000	2,040,000	3,540,000
(1)Mr. Perry's target compensation was established pursuant to the terms of his offer letters. The base salary shown of $1,250,000 reflects the annualized rate in effect for the majority of 2025 under his interim CEO offer letter; his base salary increased to $1,350,000 upon his appointment as permanent CEO effective November 2, 2025 under the terms of his permanent CEO offer letter. His 2025 annual incentive award was not subject to the standard AIP structure (see “2025 Annual Incentive — CEO” below).
(2)Mr. Banati's target compensation reflects the terms of his offer letter upon his appointment as Chief Financial Officer, effective May 12, 2025.
(3)Mr. Wondrasch's target compensation reflects the terms of his offer letter upon his appointment as Chief Technology & Data Officer as of
August 25, 2025.
(4)Mr. Lawson’s salary is denominated in Swiss Francs and is CHF 650,000 in local currency. For the purpose of establishing his variable incentive compensation, his salary was converted into USD at the fiscal year-end exchange rate of 1.00 CHF = 1.2065 USD, which was also the exchange rate used to reflect his salary in the above table.

46	2026 Proxy Statement
Executive Compensation
Base Salary
Based on a review of NEO target pay, taking into account market data as well as each NEO’s performance, responsibilities and experience, the CHCC approved base salaries for our NEOs in 2025. As Mr. Perry's base salary changed upon his appointment as permanent Chief Executive Officer, his base salary is described separately below.
2025 Base Salary — CEO

Role	Period	Annualized Rate
Interim Chief Executive Officer	July 14 – November 1, 2025	$1,250,000
Chief Executive Officer	November 2, 2025 – Present	$1,350,000
The $100,000 increase in annualized base salary upon Mr. Perry's appointment as permanent CEO reflected the CHCC's assessment of competitive market data for a permanent CEO role, taking into account Mr. Perry's experience and the scope of the role, as well as his performance in the interim CEO role.
2025 Base Salary — Other NEOs
The following table summarizes the 2025 annualized base salary for each of our other NEOs.

Officer(1)	2025 Salary ($)	% Change from 2024
A. Banati	900,000	N/A
M. Wondrasch	575,000	N/A
C. Lawson(2)	784,234	8%
M. Orlando	660,000	11%
T. Mongon	1,250,000	0%
P. Ruh	750,000	0%
(1)Messrs. Lawson and Orlando received base salary increases in light of market data as well as each NEO’s performance, responsibilities and experience.
(2)2025 salary for Mr. Lawson has been converted from CHF to USD based on the fiscal year-end exchange rate of 1 CHF to 1.2065 USD.
“% Change from 2024” reflects an increase from 600,000 CHF in 2024 to 650,000 CHF in 2025.
Annual Incentive
2025 Annual Incentive — CEO
Pursuant to the Interim CEO Offer Letter, Mr. Perry did not participate in the Annual Incentive Plan applicable to other NEOs, but was instead eligible for a performance-based cash bonus of up to $1,500,000, with the actual amount determined based on the
Board’s evaluation of his performance against pre-established goals as well as other relevant performance considerations.
The Board concluded that Mr. Perry achieved his pre-established performance goals, demonstrating strong leadership across a number of key areas during 2025. This included his work in refreshing Kenvue's strategy and operating model, implementing an organizational redesign to reduce complexity and drive end-to-end accountability across the business, strengthening critical leadership roles during a period of significant transition, and enhancing executional rigor across the organization. In addition to
Mr. Perry’s achievement of his pre-established goals, the Board also recognized Mr. Perry's leadership in advancing the
Pending Transaction.
Reflecting Mr. Perry's strong performance and significant contributions during a pivotal year for the Company, the Board determined that Mr. Perry earned a 2025 cash incentive award of $1,500,000 (100% of his targeted opportunity).

2026 Proxy Statement	47
Executive Compensation
2025 Annual Incentive Plan Design — Other NEOs
The CHCC approved the below 2025 annual incentive plan design for our NEOs, other than Mr. Perry, informed by our business priorities and market practices. Each NEO’s target annual incentive opportunity was based on a percentage of their base salary.
Payouts under the 2025 annual incentive plan were based on actual achievement of corporate financial goals, referred to as the
“Kenvue Performance Factor” (70% weighting), and individual performance goals, referred to as the “Individual Compensation
Factor” (30% weighting), each of which are described below. Payouts under the annual incentive plan could range from 0-200%
of target.

Annual Incentive	=	Target Bonus Amount	X	[(70% x Kenvue Performance Factor)	+	(30% x Individual Compensation Factor)]
Kenvue Performance Factor
The Kenvue Performance Factor is based on corporate financial performance and accounts for 70% of the 2025 annual incentive for our NEOs, other than Mr. Perry. The corporate performance measures and goals used to determine the Kenvue Performance
Factor are aligned with our strategic priorities and long-term shareholder value creation. Specifically, the 2025 performance measures and goals encourage and reward profitable growth and efficient cash generation, as described below:

Measure(1)	How it aligns with our strategic priorities
Organic net sales	Incentivizes the delivery of top-line growth, which is a key driver of value creation in the consumer staples industry
Adjusted gross profit margin	Incentivizes margin-accretive top-line growth
Adjusted net income	Incentivizes profit generation in support of robust free cash flow generation
Free cash flow	Incentivizes robust free cash flow generation to enable execution of Kenvue’s capital allocation strategy
(1)These are non-GAAP financial measures. For purposes of measuring incentive performance, these measures exclude certain items affecting comparability, including the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and other corporate adjustments. See the Appendix for definitions of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP measures.
In setting the goals for these financial measures, the CHCC considered various factors, such as the guidance we provide to the investment community, our internal business plan, and Kenvue and peer historical performance.

48	2026 Proxy Statement
Executive Compensation
2025 Financial Results
Our 2025 financial results were impacted by trade inventory reduction, driven by retailer inventory management in the United
States, reduced shipments in China and lower seasonal incidences impacting Allergy Care, pediatric Pain Care, and Cough and
Cold. These headwinds negatively impacted our 2025 Organic net sales and Adjusted Net Income results, which fell short of our annual incentive plan thresholds. Adjusted Gross Profit margin was below our annual incentive plan target largely due to the impact of the sales shortfall and tariffs. However, we drove meaningful productivity improvements in working capital, which contributed to deliver above-target Free Cash Flow performance vs. our annual incentive plan.
The table below sets out the 2025 annual incentive plan measures, weightings and goals, and the corresponding achievements.

Measure(1)	Weighting (% of Financial)	Threshold (50% of Target Payout)	Target (100% of Target Payout)	Maximum (200% of Target Payout)	Payout %	Weighted Payout %

Organic net sales					0%	0%

Adjusted gross profit margin					79.8%	16.0%

Adjusted net income					0%	0%

Free cash flow					170.5%	34.1%

Kenvue Performance Factor						50.1%

(1)These are non-GAAP financial measures. For purposes of measuring incentive performance, these measures exclude certain items affecting comparability, including the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and other corporate adjustments. See the Appendix for definitions of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP measures.

2026 Proxy Statement	49
Executive Compensation
Individual Compensation Factor
Individual performance accounted for 30% of the 2025 annual incentive plan for our NEOs, other than Mr. Perry. Individual goals reflected each executive’s immediate areas of accountability and impact in the context of the Company’s strategic priorities, including operational, people-related, and, as applicable, regional financial performance goals.
The CHCC approved Individual Compensation Factors for Messrs. Banati, Wondrasch, Lawson, and Orlando, considering each NEO's contribution to Kenvue’s overall performance as compared to their goals and their achievements in 2025, as summarized below.

Officer	Key Results	Individual Compensation Factor

Amit Banati Chief Financial Officer	•Partnered with CEO and Board on a comprehensive review of strategic alternatives and entering into the Merger Agreement •Strengthened financial discipline •Strengthened critical leadership roles in the Finance function	100%

Michael Wondrasch Chief Technology & Data Officer	•Ensured effective delivery of global enterprise programs and digital programs across Operations and Finance •Delivered critical commercial technology and AI-enabled products and solutions to unlock commercial effectiveness •Began execution of plan to streamline costs within Technology & Data organization	100%

Carlton Lawson Group President, Europe, Middle East & Africa	•Delivered regional financial performance close to or at plan for gross profit margin and EBIT •Strengthened Kenvue's competitive position in the Skin Health & Beauty business •Strengthened commercial leadership to drive competitive performance via talent acquisition and capability development	100%

Matthew Orlando General Counsel	•Led negotiation of Merger Agreement with Kimberly-Clark •Advised the Board on certain Board and key executive leadership changes, as well as the strategic review process •Achieved successful legal outcomes	120%

In addition, all NEOs delivered strong results in key people pillars, including engagement, people leadership, and critical talent retention.

(1)Organic sales and Free cash flow are non-GAAP financial measures. See the Appendix for definitions of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP measures.

50	2026 Proxy Statement
Executive Compensation
Earned Annual Incentives
Based on the performance achievements described above, the following annual incentives were earned by our NEOs for
2025 performance. Mr. Perry's annual incentive was determined pursuant to his offer letter and is described separately above under “2025 Annual Incentive — CEO”. Pursuant to the terms of their offer letters, Messrs. Banati and Wondrasch were eligible for a full-year 2025 annual incentive. Messrs. Mongon and Ruh did not receive 2025 annual incentive awards.

Officer	Target Annual Incentive		Performance Factor (% of Target)			2025 Annual Incentive Award as a % of Target
	Percentage of Salary	Value (a)	Kenvue Performance Factor (b)	Individual Compensation Factor (c)	2025 Annual Incentive Award Value (d = a x b x 70% + a x c x 30%)
A. Banati	110%	$990,000	50.1%	100.0%	$644,193	65.1%
M. Wondrasch(1)	80%	$460,000	50.1%	100.0%	$299,322	65.1%
C. Lawson(2)	110%	$862,657	50.1%	100.0%	$561,331	65.1%
M. Orlando(1)	95%	$627,000	50.1%	120.0%	$445,609	71.1%
(1)A portion of the annual incentives for Messrs. Wondrasch and Orlando was paid in December 2025, based on the then-anticipated earned annual incentive award each would receive. This early payment was made to mitigate or eliminate certain potential adverse tax consequences for the Company and the executive under Section 280G. As a condition to such pre-payment, each of Messrs. Wondrasch and Orlando had to agree to repay any portion of the pre-paid annual incentive that ultimately was not earned, whether as a result of failure to achieve the performance criteria or the executive’s termination of employment. No such repayment was necessary.
(2)To determine Mr. Lawson’s target annual incentive, his salary has been converted from CHF to USD based on the fiscal year-end exchange rate of 1 CHF to $1.2065 USD.
Long-Term Incentive Grants
Our long-term incentive plan is intended to motivate the attainment of our long-term goals and provide direct alignment to the experience of shareholders through the link to stock price performance. In 2025, awards were granted as a combination of PSUs, stock options, and RSUs, which we believe balances our complementary priorities of driving financial performance, creating shareholder value, and motivating and retaining executive officers.
As a result of our separation from Johnson & Johnson, the performance-based awards that were granted by Johnson & Johnson, which were subject to Johnson & Johnson performance conditions, were converted into solely time-based awards. As a result, our first grant of performance-based awards, other than the Founder Shares awards, occurred in 2024 and has a performance period of 2024 – 2026. Therefore, other than the Founder Shares awards, which have a performance period scheduled to end in
October 2026, our first determination of performance achievement for annual equity awards is expected to occur in early 2027.
2025 Long-Term Incentive Award — CEO
Mr. Perry's 2025 long-term incentive award was granted pursuant to his Interim CEO Offer Letter and was separate from the
Company's regular annual LTI grant program. On July 31, 2025, Mr. Perry received an equity grant with a value of $5,000,000, consisting of $2,500,000 in RSUs and $2,500,000 in stock options, each vesting on the one-year anniversary of his Start Date, subject to his continued service as interim Chief Executive Officer or as a member of the Board of Directors through such date.
PSUs were not included in Mr. Perry's grant given the anticipated interim nature of his role at the time of grant.
2025 Annual Long-Term Incentive Awards — Other NEOs
The CHCC considers individual performance for the prior year when determining actual long-term incentive grants and whether they should differ from target long-term incentive grants. For annual equity grants received in 2025, Messrs. Lawson and Orlando received above-target grants based on their 2024 performance, Mr. Banati received a grant at target consistent with the terms of the CFO Offer Letter, and, prior to their departures, Messrs. Mongon and Ruh received below-target grants based on their
2024 performance. The table below shows the target and actual 2025 annual long-term incentive award values for these NEOs.

2026 Proxy Statement	51
Executive Compensation
Mr. Wondrasch joined Kenvue in August 2025 and did not receive an annual LTI grant. His sign-on LTI grant is described under
“Offer Letter with Mr. Wondrasch” below.

Officer	2025 Target Value ($)	2025 Actual Value ($)
A. Banati(1)	3,200,000	3,200,000
C. Lawson	1,766,000	2,119,200
M. Orlando	1,775,000	1,952,500
T. Mongon	9,062,500	8,156,250
P. Ruh	2,040,000	1,836,000
(1)Reflects Mr. Banati’s annual long-term incentive award granted pursuant to his offer letter. Mr. Banati also received a sign-on LTI grant in 2025, which is described in more detail below under “Offer Letter with Mr. Banati”. These awards will be forfeited upon Mr. Banati’s expected departure on May 12, 2026.
2025 annual LTI awards consisted of 50% PSUs, 30% stock options, and 20% RSUs. Annual stock options and RSUs granted in 2025 vest in equal annual installments on the first, second, and third anniversaries of the grant date, subject to each NEO’s continued service through each vesting date. PSUs vest following the end of the three-year performance period on December 31, 2027, subject to continued service through the third anniversary of the grant date, and achievement with respect to the following performance measures:

PSU Performance Measure	Weighting	How it aligns with our strategic priorities

Organic net sales(1)
Incentivizes the delivery of top-line growth; given Organic net sales is a key driver of value creation in the consumer staples industry, we included this measure in both our 2025 annual incentive plan and 2025 PSU design

Adjusted diluted earnings per share(2)		Incentivizes profit generation in support of robust free cash flows

Relative TSR	Modifier	Incentivizes market-leading long-term value creation, above that of our performance peers

(1)Organic net sales and Adjusted diluted earnings per share are non-GAAP financial measures. For purposes of measuring incentive performance, these measures exclude certain items affecting comparability, including the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and other corporate adjustments. See the Appendix for definitions of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP measures.
(2)Measured as a CAGR.
The initial payout range of the PSUs is 0% to 200% depending on the achievement of Organic net sales CAGR and Adjusted diluted earnings per share CAGR. The payout is then subject to a modifier based on relative TSR, as shown below.

Relative TSR Ranking	Applied Modifier

<25th percentile against Performance Peer Group	0.75
25th - 75th percentiles against Performance Peer Group	1
>75th percentile against Performance Peer Group	1.25

The maximum payout is capped at 200% of target. Dividend equivalents accrue for PSUs and RSUs and will be reinvested in additional PSUs and RSUs, respectively.

52	2026 Proxy Statement
Executive Compensation
2026 Annual Long-Term Incentive Awards
As a result of the Pending Transaction, we agreed with Kimberly-Clark that all equity awards granted following the entry into the
Merger Agreement would be in the form of RSUs, as Kimberly-Clark no longer grants stock options and the closing of the Pending
Transaction is expected to occur well before any performance period relevant to PSUs would have been completed. As a result, the
2026 annual long-term incentive awards, which were otherwise granted in the ordinary course of business, were granted solely in the form of RSUs.
2025 Offer Letters with Named Executive Officers
Three of our 2025 NEOs (Messrs. Perry, Banati, and Wondrasch) joined Kenvue mid-year in 2025 pursuant to individually negotiated offer letters. The material terms of each offer letter are summarized below. Consistent with our historical practice, none of the offer letters provide for any expected term of employment or right to continued employment with Kenvue and, other than
Mr. Perry’s permanent CEO offer letter, none of the offer letters provide for any severance rights other than for participation in
Kenvue’s Executive Severance Pay Plan in accordance with its terms. Mr. Perry’s permanent CEO offer letter provides for limited severance rights in lieu of his participation in the Executive Severance Pay Plan, with a value that is significantly lower than the severance he would have been eligible for under such plan.
Interim and Permanent CEO Offer Letters with Mr. Perry
Mr. Perry was appointed as interim Chief Executive Officer as of July 14, 2025, pursuant to an offer letter between Mr. Perry and the Company. The terms of the interim CEO offer letter provided for (i) salary at an annualized rate of $1,250,000; (ii) eligibility for a cash incentive for the interim period of up to $1,500,000, dependent on the Board’s evaluation of his performance; and (iii) an equity grant of $5,000,000, granted as 50% stock options and 50% RSUs, with both awards vesting on the one-year anniversary of his appointment date. He was not granted PSUs, and the stock options and RSUs were subject to one-year vesting, given the anticipated interim nature of the interim role. In addition, the offer letter provided for perquisites consistent with those historically provided to Kenvue’s Chief Executive Officer, including use of private aircraft for business travel, car service in New Jersey, and security services. Given the anticipated interim nature of his role, he was also provided a furnished apartment within reasonable commuting distance of Summit, New Jersey. In addition, Mr. Perry was eligible to be reimbursed for up to $25,000 in reasonable attorneys’ fees incurred in connection with his negotiation of the interim CEO offer letter and any related documents. Mr. Perry was not eligible for the Company’s standard Executive Severance Pay Plan.
In November 2025, Mr. Perry was appointed as permanent Chief Executive Officer and entered into a new offer letter reflecting the revised terms associated with such role. Reflecting the permanent nature of the role, his base salary was increased to $1,350,000 and he was made a participant in our standard annual incentive and long-term incentive programs for executive officers, beginning in 2026. Mr. Perry’s target bonus is set at 175% of his base salary and his 2026 long-term incentive grant had a grant-date value of
$9,287,500 (made as 100% RSUs, consistent with all other employees, including executive officers). Mr. Perry continued to receive the perquisites that he had received in his service as Interim CEO, including use of private aircraft for all reasonable business travel, car service in New Jersey, security services, and the use of a furnished apartment within reasonable commuting distance of
Summit, New Jersey. In addition, due to credible documented security threats to Mr. Perry as a result of his assumption to the CEO role, the Board may require Mr. Perry to use Company-provided transportation, although Mr. Perry will be solely responsible for all taxes imposed on any “imputed income” that results from such arrangements. Consistent with his interim CEO offer letter, Mr. Perry was eligible to be reimbursed for up to $25,000 in reasonable attorneys' fees incurred in connection with his negotiation of the permanent CEO offer letter and any related documents.
Other elements of the permanent CEO offer letter reflect pay actions in connection with the Pending Transaction, including a potential transaction bonus of up to $4,000,000, based on the Board’s evaluation of Mr. Perry’s performance as permanent CEO through the closing of the Pending Transaction. This transaction bonus was granted in lieu of Mr. Perry’s participation in Kenvue’s
Executive Severance Pay Plan, which the Board determined was a more appropriate incentive for Mr. Perry to align his incentives with those of Kenvue’s shareholders and ultimately with those of the combined company resulting from the Pending Transaction.
The permanent CEO offer letter also provides that if Mr. Perry’s employment is terminated without “cause” or for “good reason”
prior to December 31, 2026, he will receive the salary he would have received through the remainder of 2026 and his 2026 annual bonus based on actual performance. In approving these arrangements, the Board took into consideration the fact that the combined value of the transaction bonus and the potential severance Mr. Perry would receive was significantly less than what he would have been entitled to if he had been made a participant in the Executive Severance Pay Plan.
Offer Letter with Mr. Banati
Mr. Banati was appointed Chief Financial Officer effective May 12, 2025, pursuant to an offer letter between Mr. Banati and the
Company. The offer letter provides for an annualized base salary of $900,000 and an annual incentive target of 110% of base salary. Pursuant to his offer letter, Mr. Banati was entitled to a full-year annual bonus for 2025, not subject to proration, based on Kenvue and individual performance, and an annual LTI award of $3,200,000. Mr. Banati also received sign-on awards of

2026 Proxy Statement	53
Executive Compensation
$2,500,000 in cash, paid shortly after his start date, and $4,000,000 in RSUs, granted shortly after his appointment and in accordance with our equity grant guidelines. Mr. Banati’s offer letter also provided for additional awards of $4,000,000 in cash and
$2,500,000 in RSUs contingent upon the acquisition of Kellanova (his prior employer) by Mars, Inc. closing by August 2026. As a result of the acquisition of Kellanova by Mars in December 2025, the contingent awards became payable, with the RSUs granted in January 2026, in accordance with our equity grant guidelines. The sign-on and contingent awards were designed to replace compensation forfeited by Mr. Banati from Kellanova and to induce him to join Kenvue. The decision was made to provide half of the value, and more than half of the sign-on portion, in the form of RSUs to align his interests with shareholders. The sign-on and contingent RSU awards vest in equal annual installments on the first, second, and third anniversaries of the respective grant dates, subject to Mr. Banati’s continued service through each vesting date. The sign-on and contingent cash awards are subject to full repayment in the event Mr. Banati resigns without “good reason” or is terminated for “cause” prior to the first anniversary of his start date with Kenvue, and partial (50%) repayment if such termination is after the first anniversary and prior to the second anniversary of his start date.
Mr. Banati announced his voluntary departure from Kenvue in February 2026, with an expected final date of May 12, 2026. See the footnotes to the Summary Compensation Table for a summary of compensation that will be forfeited or recouped in conjunction with his expected departure, in accordance with the terms of his offer letter.
Offer Letter with Mr. Wondrasch
Mr. Wondrasch was appointed Chief Technology & Data Officer effective August 25, 2025, pursuant to an offer letter between
Mr. Wondrasch and the Company. The offer letter provides for an annualized base salary of $575,000 and an annual incentive target of 80% of base salary. Pursuant to his offer letter, Mr. Wondrasch was entitled to a full-year annual bonus for 2025, not subject to proration, based on Kenvue and individual performance, but did not receive an annual LTI award. Mr. Wondrasch received a sign-on RSU award of $3,000,000, granted shortly after his appointment and in accordance with our equity grant guidelines, and a sign-on cash award of $500,000, due to be paid in February 2026. These sign-on awards were designed to replace compensation forfeited from his prior employer and to provide an immediate stake in Kenvue stock, aligning his interests with shareholders. The sign-on RSUs vest in equal annual installments on the first, second, and third anniversaries of the grant date, subject to his continued service through each vesting date. The sign-on cash award is subject to full repayment in the event he resigns without “good reason” or is terminated for “cause” prior to the first anniversary of the originally scheduled payment date of February 2026.
In order to mitigate or eliminate certain adverse tax consequences to Kenvue and Mr. Wondrasch under Section 280G of the Code, we accelerated the payment of Mr. Wondrasch’s sign-on cash award by two months to December 2025, but subject to repayment in the event Mr. Wondrasch would not have subsequently earned such amount.
Retention Bonuses
Following the entry into the Merger Agreement, in order to recognize the additional effort that would be required of certain Kenvue executives in connection with the transactions contemplated by the Merger Agreement, and to help ensure that Kenvue and, after the first effective time, the combined company would have the benefit of the continued services of such executives, Kenvue, with the consent of Kimberly-Clark, provided certain executive officers with a cash retention bonus, including Mr. Orlando, who received an award of $1,750,000. The retention bonuses are generally payable in two equal installments, with the first installment payable upon the closing of the anticipated Merger and the second installment payable on the date that is six months following such closing. Payment of either installment is subject to the applicable executive’s continued employment through the applicable retention date; provided that if the executive’s employment is earlier terminated under circumstances that would entitle him or her to severance, he or she will receive any then-unpaid portion of the retention bonus. If the Merger Agreement is terminated, each of the executives will receive 50% of their retention bonus and will forfeit the remainder.
280G Mitigation Actions
In December 2025, Kenvue conducted an analysis of the potential impact of Section 280G of the Internal Revenue Code
(“Section 280G”) in connection with the Pending Transaction. Although the ultimate impact of Section 280G is contingent on numerous factors, including Kimberly-Clark’s stock price at the closing and the date on which the closing occurs, as a result of recent changes in Kenvue’s executive officers and other senior positions resulting in individuals with lower-than-normal compensation history (which lowers the threshold to trigger Section 280G), Kenvue identified three current Named Executive
Officers (plus selected other executives) who it expected at the time could trigger the adverse tax consequences imposed by
Section 280G. These consequences consist of a 20% excise tax on any impacted payments, payable by the individual, and the inability of the combined company to claim the benefit of a tax deduction with respect to such payments. As a result, it was deemed to be in the interests of Kenvue’s executive officers, Kenvue, the combined company and their respective stockholders to minimize the impact of Section 280G in connection with the Pending Transaction.

54	2026 Proxy Statement
Executive Compensation
Therefore, in order to preserve the retentive value of the impacted individuals’ equity awards and other compensation, as well as the ability of the combined company to potentially claim a tax deduction in respect of such payments, Kenvue, in consultation with
Kimberly-Clark, approved certain customary actions to mitigate the impact of Section 280G for the impacted Named Executive
Officers. These actions consist of: (i) for Mr. Perry, the acceleration of time-vesting RSUs scheduled to vest in July 2026; (ii) for each of Messrs. Wondrasch and Orlando, the payment of 75% of his expected 2025 bonus in December 2025, subject to a true-up at the time bonuses are normally paid; (iii) for Mr. Orlando, the acceleration of time-vesting RSUs scheduled to vest through
March 31, 2026; and (iv) for Mr. Wondrasch, the payment in December 2025 of a sign-on cash award in the amount of $500,000 scheduled to be paid in February 2026. All of the foregoing amounts are subject to repayment by the applicable executive if it is determined that the executive would not have subsequently earned the applicable amount, whether as a result of a failure to achieve a required level of performance or to remain continuously employed. In addition, the above actions were made contingent on the applicable executive agreeing to an 18-month, post-termination non-compete covenant.
If, even after taking certain prescribed steps (which include the actions described above), to mitigate the impact of Section 280G, it is ultimately determined that certain individuals (including the NEOs and other selected executives) would still be subject to the adverse tax consequences of Section 280G, Kenvue may, after consultation with Kimberly-Clark, provide such individuals with additional compensation to offset the impact of Section 280G. This additional compensation is contingent on Kenvue taking certain steps to mitigate the impact of Section 280G and is capped at $25 million in the aggregate for all employees. At this time, no such amounts have been allocated, any such permitted allocations would be subject to the approval of the CHCC, and the intent is that such amounts would only be allocated if all other reasonable mitigation strategies, including those described above, prove to be insufficient and the CHCC determines that the individual is unfairly impacted by Section 280G and providing such additional compensation is important for their proper retention and incentivization.
Executive Compensation Decision-Making
Role of the Compensation & Human Capital Committee
The CHCC assists our Board in discharging its responsibilities relating to the compensation of our executive officers and directors.
Specifically, the CHCC:
•Sets Kenvue’s executive compensation philosophy;
•Reviews and approves the amount of compensation, goals and objectives for our CEO, and in consultation with our CEO, for our other executive officers;
•Reviews succession plans and talent development relating to the positions of the CEO and other positions on the
Leadership Team;
•Sets the composition of the Compensation Peer Group and Performance Peer Group;
•Approves long-term incentive grants to executive officers;
•Oversees risk management of our compensation programs, policies, and practices, including an annual review of our programs; and
•Oversees and periodically reviews the Company’s human capital management practices.
Role of the Independent Compensation Consultant
In 2025, the CHCC reappointed Semler Brossy to continue to serve as its independent compensation consultant. Semler Brossy provides services related to our executive compensation program, including reviewing and advising on:
•Our Compensation Peer Group and our Performance Peer Group;
•Compensation setting for our executive officers, including market benchmarking of pay levels;
•Market competitive practices among peers and their relevance for Kenvue as they relate to incentive design and incentive goals;
•Governance-related items, including stock ownership guidelines, compensation clawback policies, and treatment of equity upon termination; and
•Compensation setting for our Board, including market benchmarking of pay levels.

2026 Proxy Statement	55
Executive Compensation
Semler Brossy reports directly to the CHCC. As part of the reappointment process, the CHCC reviewed the independence of
Semler Brossy under NYSE and SEC rules and concluded that Semler Brossy remains independent, and their work does not present any conflict of interest. In reaching this conclusion, the CHCC considered factors relevant to Semler Brossy’s independence, including the six factors set forth in the NYSE listing standards.
Role of Management
Management assists the CHCC in discharging its duties by providing information on corporate and individual performance as well as management’s perspective on certain compensation and human capital management matters. The CHCC solicits and reviews our CEO’s recommendations with respect to the compensation of our executive officers (other than the CEO). Additionally, the
CHCC considers relevant market data, roles and responsibilities, and individual performance. Our CEO recuses himself from all discussions and recommendations regarding his own compensation and is not present when his compensation is determined by the independent CHCC.
Role of Shareholders
We view shareholder feedback as an important part of the compensation-setting process. At our 2025 Annual Meeting of
Shareholders, our shareholders expressed strong support for our executive compensation program, with approximately 97% of votes cast in favor of the advisory vote on the compensation of our NEOs. Due to the strong support for our compensation program shown at the 2025 Annual Meeting of Shareholders, no significant changes were made to our compensation program on the basis of such vote, although, as noted above, we made certain changes to align with the interim operating restrictions applicable to us under the Merger Agreement.
We maintain a robust year-round shareholder engagement program because we believe that it is important to proactively engage with our shareholders throughout the year to learn their perspectives on significant issues, including executive compensation.
The CHCC values the views of our shareholders as expressed through our shareholder outreach program as well as the say-on-pay advisory vote and takes into account such feedback when setting our executive compensation program, policies and practices. The CHCC will continue to consider shareholder feedback and the results of the say-on-pay vote when making future compensation decisions.
Additional Compensation Policies & Practices
Benefits and Perquisites
Our NEOs participate in the same employee benefits plans provided to all other non-union employees of Kenvue located in the same country, including medical, life insurance, and retirement benefits.
We provide senior U.S. employees with the opportunity to participate in the Kenvue Excess Savings Plan, a non-qualified deferred compensation plan designed to restore company contributions that otherwise would be lost because of limits in the 401(k) Plan. For additional details see below under the section titled “—Non-Qualified Deferred Compensation”.
In order to provide a competitive compensation program, ensure the health and safety of our executives and the protection of our confidential information, and consistent with market practice, we provide certain perquisites to our executive officers related to financial and/or tax planning, home security and/or cybersecurity, and executive physicals and other healthcare-related items.
In addition to the standard perquisite program available to senior US employees, pursuant to Mr. Perry’s interim and permanent
CEO offer letters, during his service as Chief Executive Officer, Mr. Perry is also entitled to the use of corporate aircraft for business travel, car service in New Jersey, security services, a furnished corporate apartment near the Company’s Summit, New Jersey, headquarters, and reimbursement of up certain attorneys’ fees incurred in connection with the execution of each of the offer letters.
These perquisites were provided to facilitate Mr. Perry's transition from his role as a non-executive director since the Board determined that it was essential, given the operational needs of the role, that Mr. Perry spend a significant portion of his time at the Company’s headquarters and our other business facilities. However, the Board also considered that it would be impractical for
Mr. Perry to fully relocate for what was initially an interim position and, in light of the Pending Transaction, was not expected to be a long-term role. The Board therefore determined that the foregoing benefits would be in the best interests of the Company to facilitate Mr. Perry’s presence at the Company’s headquarters during this critical period.
Mr. Lawson is entitled to a company car in accordance with policies for employees located in Switzerland.

56	2026 Proxy Statement
Executive Compensation
Stock Ownership Guidelines
Kenvue has adopted stock ownership guidelines applicable to executive officers, as follows:

Individual Subject to Guidelines	Minimum Required Level of Ownership
Chief Executive Officer	Six times base salary
Other Executive Officers	Three times base salary
Shares that count towards satisfying the minimum required level of ownership are:
•shares of Kenvue common stock directly owned;
•shares of Kenvue common stock indirectly owned, e.g., jointly or pursuant to a trust arrangement; and
•unvested RSUs.
Shares that do not count towards satisfying the minimum required level of ownership are shares underlying stock options and unvested PSUs. An executive officer who has not yet met the minimum required level of ownership must retain 75% of the after-tax shares received from the vesting of long-term incentives until the minimum required level of ownership is met. As of
December 28, 2025, all NEOs were in compliance with our stock ownership guidelines.
Compensation Clawback Policies
Kenvue maintains two compensation recoupment policies intended to encourage robust risk management and provide protections for shareholders. The “Incentive Compensation Recovery Policy” complies with the NYSE requirements applicable to Kenvue, while the “Compensation Recoupment Policy for Significant Misconduct” affords broader recoupment in the event of misconduct.
High-level summaries of both policies are provided below.

	Incentive Compensation Recovery Policy	Compensation Recoupment Policy for Significant Misconduct

Covered Employees	•Section 16 officers	•Section 16 officers •The top approximately 1,300 employees of Kenvue and its subsidiaries, who have been determined to be in a position where significant misconduct would harm Kenvue

Covered Compensation	•Incentive compensation in excess of what would have been paid based on the restated financials	•All incentive compensation, which includes annual- and long-term incentives awarded (both time-based and performance based), granted or paid, over a defined three-year period

Triggering Events	•Financial restatements
•Significant misconduct, regardless of whether a
restatement is involved
•This includes commission of an act of fraud,
embezzlement, gross negligence, self-dealing, or
intentional misconduct; violations of law or a
commission of an act involving moral turpitude; or
violation of a material company policy

Kenvue CHCC Authority	•Administering the policy •Determining the method of recoupment	•Administering the policy •Determining whether to pursue a recoupment •In the event of a recoupment, determining both the amount to recoup and the method of recoupment

In addition, our equity award agreements provide for forfeiture and/or recoupment of all or a portion of the equity award if the employee fails to comply with any non-competition and/or non-solicitation agreements with Kenvue.

2026 Proxy Statement	57
Executive Compensation
Limited Employment Agreements
As is customary for all employees in Switzerland, Mr. Lawson is subject to an employment agreement that sets forth his position, working conditions, compensation and benefits, and certain continued salary payments if Mr. Lawson is prevented from working through no fault of his own, e.g., accident or illness. None of our other executive officers is subject to an employment agreement.
Severance Arrangements
We provide an executive severance program to promote orderly succession for key roles. We also believe that the executive severance program serves as an incentive for our executive officers to remain employed and focused on their responsibilities during the threat or negotiation of a transaction that may involve a change of control of the Company. This helps preserve our value and the potential benefit to be received by our shareholders in such a transaction. See additional details regarding the executive severance program below under the section titled “Executive Compensation Tables — Potential Payments upon Termination or
Change of Control”.
Compensation Risk Management
Kenvue is committed to effective risk management, which includes the operation of compensation programs that appropriately balance risk and reward. This commitment is underpinned by a number of policies and practices that are intended to encourage our executives to act like long-term shareholders. These policies and practices include robust ownership requirements, compensation recoupment policies, robust trading prohibitions to mitigate conflicts of interest, and protection of Company interests during and following separation of employment.
The CHCC, with the assistance of its independent consultant and management, has reviewed a risk assessment of Kenvue’s employee compensation programs, including executive compensation programs. Based on this assessment, the CHCC believes that Kenvue’s compensation programs are not reasonably likely to have a material adverse effect on Kenvue.
Anti-Hedging and Anti-Pledging Policies
In accordance with our Stock Trading Policy for Directors, Executive Officers and Insiders, our executive officers are prohibited from pledging, entering into hedging arrangements, short-selling or transacting in derivative instruments linked to the performance of Kenvue securities.
Equity Grant Process
The CHCC has adopted equity grant guidelines which outline the process and procedure for granting long-term incentive awards, including stock options. Unless otherwise approved by the CHCC, annual long-term incentive awards are granted at a predetermined time each year, following a regularly scheduled CHCC meeting in the first quarter. Long-term incentive awards for new hires or special awards for recognition or retention purposes are generally made on the first trading day of the applicable month. Additionally, stock options to executive officers will not be made within four business days before or one business day after the release of material non-public information. The grant date of any award is no earlier than the date on which such award is approved.
Compensation & Human Capital Committee Report
The Compensation & Human Capital Committee of the Board has reviewed and discussed the Compensation Discussion &
Analysis with Company management and its independent compensation consultant. Accordingly, the Committee recommended to the Board that this Compensation Discussion & Analysis be included in this proxy statement and incorporated by reference into the
Company’s Annual Report on Form 10-K for the year ended December 28, 2025.
Betsy D. Holden (Chair)
Richard E. Allison, Jr.
Larry J. Merlo
Jeffrey C. Smith

58	2026 Proxy Statement
Executive Compensation
Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the compensation of our NEOs for fiscal years 2025, 2024 and 2023. Such compensation was paid or granted by J&J prior to the completion of the Separation in August 2023, and by Kenvue after the Separation.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Kirk Perry Chief Executive Officer	2025	566,346	1,500,000	2,691,683	2,509,607	—	—	226,445	7,494,081
Amit Banati(8) Chief Financial Officer	2025	553,846	6,500,000	6,355,660	960,135	644,193	—	179,569	15,193,403
Michael Wondrasch Chief Technology & Data Officer	2025	187,981	500,000	2,999,993	—	299,321	—	31,897	4,019,192
Carlton Lawson(9) Group President, Europe, Middle East & Africa	2025	774,180	—	1,560,057	635,758	561,331	395,000	70,112	3,996,438
	2024	664,260	750,000	1,405,976	611,997	516,346	177,000	369,651	4,495,230
	2023	665,120	750,000	2,140,379	1,228,660	644,501	279,000	215,441	5,923,101
Matthew Orlando General Counsel	2025	647,500	—	1,437,347	585,746	445,609	—	159,786	3,275,988
Thibaut Mongon Former Chief Executive Officer	2025	747,145	—	6,004,317	2,446,872	—	—	1,718,514	10,916,848
	2024	1,250,000	1,500,000	6,246,004	2,718,747	1,136,875	—	316,343	13,167,969
	2023	1,243,750	1,500,000	9,298,884	5,633,435	2,018,750	—	27,774	19,722,593
Paul Ruh Former Chief Financial Officer	2025	324,007	—	1,351,566	550,800	—	—	987,647	3,214,020
	2024	750,000	1,000,000	1,405,976	611,996	393,375	—	142,235	4,303,582
	2023	666,923	1,000,000	2,450,206	1,376,729	646,000	—	14,619	6,154,477
(1)Reflects base salaries paid during the applicable year.
(2)Bonus amounts for 2025 reflect the following payments: for Mr. Perry, a performance-based cash bonus earned pursuant to the terms of the Interim CEO Offer Letter; for Mr. Banati, a sign-on cash award paid in two tranches pursuant to the terms of his offer letter; and for
Mr. Wondrasch, a sign-on cash award pursuant to the terms of his offer letter (as described in the “280G Mitigation Actions” section above,
Mr. Wondrasch’s sign-on cash award was originally scheduled to be paid in February 2026, but payment was accelerated to December 2025 to reduce or eliminate potential adverse tax consequences for Mr. Wondrasch and the Company).
(3)Amounts reported for 2025 represent the aggregate grant date fair value of PSU grants and RSU grants awarded to our NEOs in fiscal year
2025. Grant date fair value is calculated in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values can be found in Note 11 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended
December 28, 2025.
The values reported in the table for PSUs assume a future payout at the target level. If performance is achieved at the maximum level resulting in maximum payout, the aggregate value of the PSU awards would be: Mr. Banati $3,431,354, Mr. Lawson $2,272,436, Mr. Orlando
$2,093,707, Mr. Mongon $8,746,137, and Mr. Ruh $1,968,740. If performance is achieved below the threshold level, the aggregate value of the PSU awards for each of our NEOs would be zero.
This column also includes, for Mr. Perry, the grant date value of the annual grant of DSUs he received as a non-employee director prior to his appointment as interim CEO. For additional information on the DSUs, please see the “Director Compensation” section above.
(4)Amounts reported for 2025 represent the aggregate grant date fair value of stock option grants awarded to our NEOs in fiscal year 2025 and do not reflect the value of shares actually received or which may be received in the future with respect to such stock options. Grant date fair value is calculated in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values can be found in
Note 11 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 28, 2025.
(5)Amounts reported represent the annual cash incentive paid to our NEOs. For more information on the determination of these amounts based on achievement of 2025 corporate and individual performance, please see the Compensation Discussion & Analysis.

2026 Proxy Statement	59
Executive Compensation
(6)Amounts reported reflect the annual increase in the present value of accrued pension benefits.
(7)All Other Compensation includes severance paid in 2025 to Messrs. Mongon and Ruh; Mr. Perry’s cash retainer received for his non-employee director service prior to July 14, 2025; perquisites and other personal benefits; and employer contributions to our 401(k) Savings Plan and
Excess Savings Plan, each as applicable.

Name	Severance ($)	Other Benefits ($)	Life Insurance Premiums ($)	Registrant Contributions to Defined Contribution Plans ($)	Non-Employee Director Cash Retainers ($)	Total ($)
Kirk Perry	—	122,181	2,263	50,971	51,030	226,445
Amit Banati	—	127,024	2,699	49,846	—	179,569
Michael Wondrasch	—	—	938	30,959	—	31,897
Carlton Lawson	—	70,112	—	—	—	70,112
Matthew Orlando	—	24,968	1,076	133,742	—	159,786
Thibaut Mongon	1,492,788	57,694	2,829	165,203	—	1,718,514
Paul Ruh	894,231	14,598	1,528	77,290	—	987,647
Details for the amounts in the Other Benefits and Non-Employee Director Cash Retainers columns are as follows:
•Kirk Perry: $77,865 related to expenses incurred for Mr. Perry to travel from his home to the Company’s headquarters and other facilities, as further described above; $51,030 related to cash retainer Mr. Perry was eligible to receive in exchange for his service as a non-employee director prior to his appointment as interim CEO, which cash retainer Mr. Perry elected to receive 100% in the form of DSUs in accordance with our non-employee director compensation program; $26,540 related to limited reimbursement of legal fees in conjunction with negotiating and entering into his two offer letters; remainder is for provision of furnished apartment and security services.
•Amit Banati: $68,016 related to domestic relocation expenses; $44,129 to offset taxes on imputed income Mr. Banati incurred on these relocation expenses; remainder is for financial, tax, and healthcare-related services.
•Carlton Lawson: $32,576 for a car allowance; remainder is for financial, tax, and healthcare-related services, and localization-related expenses related to his prior relocation to Switzerland at the Company’s request.
•Matthew Orlando: $24,968 related to financial and tax services; security services; and healthcare-related services.
•Thibaut Mongon: $57,694 related to personal use of company car, executive protection and other security services; financial and tax services; and limited reimbursement of legal fees in conjunction with his departure from the Company.
•Paul Ruh: $14,598 related to financial and tax services; and security services.
(8)Mr. Banati announced his voluntary departure from Kenvue in February 2026, with an expected final date of May 12, 2026. Per the terms of his offer letter and the relevant equity award agreements, Kenvue will recoup or Mr. Banati will forfeit the following amounts described in the
Summary Compensation Table: $3,250,000 from the Bonus column (reflecting 50% of his cash sign-on awards); all amounts in the Stock
Awards and Option Awards columns: $6,355,660 and $960,135, respectively; and $112,146 from the All Other Compensation column, reflecting reimbursement of relocation expenses plus the amount that was necessary to provide such relocation on a tax-neutral basis to Mr. Banati. The total of these recoupments and forfeitures is $10,677,941. When subtracting this amount from his Summary Compensation Table total of
$15,193,403, the adjusted 2025 total (net of recoupments and forfeitures) is $4,515,462. Mr. Banati will not receive any payments or benefits in connection with his expected departure.
(9)Cash amounts for Mr. Lawson have been converted from CHF to USD based on the fiscal year-end exchange rate of 1 CHF to 1.2065 USD.

60	2026 Proxy Statement
Executive Compensation
Grants of Plan-Based Awards
The following table provides information regarding grants of plan-based awards to our NEOs during the fiscal year ended
December 28, 2025.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kirk Perry	RSUs	7/31/2025	7/13/2025	—	—	—	—	—	—	117,150	—	—	2,511,696
	Stock Options	7/31/2025	7/13/2025	—	—	—	—	—	—	—	614,250	21.44	2,509,608
	Deferred Stock Units	5/22/2025	5/22/2025	—	—	—	—	—	—	7,659	—	—	179,987
Amit Banati(3)	Annual Incentive			495,000	990,000	1,980,000	—	—	—	—	—	—	—
	2025 - 2027 PSUs	6/2/2025	5/5/2025	—	—	—	33,798	67,596	135,192	—	—	—	1,715,677
	RSUs	6/2/2025	5/5/2025	—	—	—	—	—	—	196,028	—	—	4,639,983
	Stock Options	6/2/2025	5/5/2025	—	—	—	—	—	—	—	225,352	23.67	960,135
Michael Wondrasch	Annual Incentive			230,000	460,000	920,000	—	—	—	—	—	—	—
	RSUs	10/1/2025	6/17/2025	—	—	—	—	—	—	189,274	—	—	2,999,993
Carlton Lawson	Annual Incentive			431,329	862,657	1,725,314	—	—	—	—	—	—	—
	2025 - 2027 PSUs	3/10/2025	2/11/2025	—	—	—	22,149	44,297	88,594	—	—	—	1,136,218
	RSUs	3/10/2025	2/11/2025	—	—	—	—	—	—	17,719	—	—	423,838
	Stock Options	3/10/2025	2/11/2025	—	—	—	—	—	—	—	147,851	23.92	635,759
Matthew Orlando	Annual Incentive			313,500	627,000	1,254,000	—	—	—	—	—	—	—
	2025 - 2027 PSUs	3/10/2025	2/11/2025	—	—	—	20,407	40,813	81,626	—	—	—	1,046,853
	RSUs	3/10/2025	2/11/2025	—	—	—	—	—	—	16,325	—	—	390,494
	Stock Options	3/10/2025	2/11/2025	—	—	—	—	—	—	—	136,220	23.92	585,746
Thibaut Mongon	Annual Incentive			1,062,500	2,125,000	4,250,000	—	—	—	—	—	—	—
	2025 - 2027 PSUs	3/10/2025	2/11/2025	—	—	—	85,245	170,490	340,980	—	—	—	4,373,069
	RSUs	3/10/2025	2/11/2025	—	—	—	—	—	—	68,196	—	—	1,631,248
	Stock Options	3/10/2025	2/11/2025	—	—	—	—	—	—	—	569,040	23.92	2,446,872
Paul Ruh	Annual Incentive			375,000	750,000	1,500,000	—	—	—	—	—	—	—
	2025 - 2027 PSUs	3/10/2025	2/11/2025	—	—	—	19,189	38,377	76,754	—	—	—	984,370
	RSUs	3/10/2025	2/11/2025	—	—	—	—	—	—	15,351	—	—	367,196
	Stock Options	3/10/2025	2/11/2025	—	—	—	—	—	—	—	128,093	23.92	550,800
(1)Amounts represent the potential range of annual cash incentive amounts for 2025 performance. Actual amount earned for fiscal year 2025 performance is reported under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. Cash amounts for
Mr. Lawson have been converted from CHF to USD based on the fiscal year-end exchange rate of 1 CHF to 1.2065 USD.
(2)Grant date fair value computed in accordance with FASB ASC Topic 718.
(3)Mr. Banati’s stock awards and option awards will be forfeited upon his expected departure.

2026 Proxy Statement	61
Executive Compensation
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding equity awards as of December 28, 2025, for each of our NEOs. Amounts for RSUs and PSUs granted after the Separation from J&J reflect additional RSUs and PSUs, as applicable, that reflect the reinvestment of dividends credited during the vesting period. Such additional RSUs and PSUs are subject to the same vesting conditions as the awards to which they relate.

			Option Awards(1)				Stock Awards
Name	Award	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Kirk Perry	2025 Stock Options	7/31/2025	—	614,250	21.44	7/31/2035	—	—	—	—
Amit Banati(5)	2025 PSUs	6/2/2025	—	—	—	—	—	—	69,095	1,187,737
	2025 RSUs	6/2/2025	—	—	—	—	200,374	3,444,429	—	—
	2025 Stock Options	6/2/2025	—	225,352	23.67	6/2/2035	—	—	—	—
Michael Wondrasch	Sign-on RSUs	10/1/2025	—	—	—	—	191,555	3,292,826	—	—
Carlton Lawson	Stock Options	2/10/2020	31,173	—	20.44	2/10/2030	—	—	—	—
	Stock Options	2/8/2021	34,225	—	22.23	2/8/2031	—	—	—	—
	Stock Options	2/14/2022	117,012	—	22.40	2/14/2032	—	—	—	—
	RSUs	2/13/2023	—	—	—	—	4,519	77,682	—	—
	RSUs (converted PSUs)	2/13/2023	—	—	—	—	—	—	34,907	600,051
	Stock Options	2/13/2023	74,799	37,398	21.97	2/13/2033	—	—	—	—
	Founder Stock Options	10/2/2023	—	168,624	20.32	10/2/2033	—	—	—	—
	Founder PSUs	10/2/2023	—	—	—	—	—	—	34,964	601,025
	Dec 2023 PSUs	12/7/2023	—	—	—	—	—	—	13,502	232,093
	Dec 2023 RSUs	12/7/2023	—	—	—	—	1821	31302	—	—
	Dec 2023 Stock Options	12/7/2023	30,589	15,293	20.81	12/7/2033	—	—	—	—
	March 2024 PSUs	3/5/2024	—	—	—	—	—	—	57,387	986,488
	Mar 2024 RSUs	3/5/2024	—	—	—	—	15,302	263,045	—	—
	Mar 2024 Stock Options	3/5/2024	64,354	128,705	19.01	3/5/2034	—	—	—	—
	March 2025 PSUs	3/10/2025	—	—	—	—	—	—	45,673	785,123.00
	Mar 2025 RSUs	3/10/2025	—	—	—	—	18,269	314,053	—	—
	Mar 2025 Stock Options	3/10/2025	—	147,851	23.92	3/10/2035	—	—	—	—
Matthew Orlando	Stock Options	2/13/2017	42,782	—	15.62	2/13/2027	—	—	—	—
	Stock Options	2/12/2018	37,707	—	17.49	2/11/2028	—	—	—	—
	Stock Options	2/11/2019	20,913	—	17.82	2/11/2029	—	—	—	—
	Stock Options	2/10/2020	40,589	—	20.44	2/10/2030	—	—	—	—
	Stock Options	2/8/2021	36,426	—	22.23	2/8/2031	—	—	—	—
	Stock Options	2/14/2022	32,433	—	22.40	2/14/2032	—	—	—	—
	Stock Options	2/13/2023	22,668	11,328	21.97	2/13/2033	—	—	—	—
	Founder Stock Options	10/2/2023	—	164,742	20.32	10/2/2033	—	—	—	—
	Founder PSUs	10/2/2023	—	—	—	—	—	—	34,158	587,178
	Dec 2023 PSUs	12/7/2023	—	—	—	—	—	—	33,237	571,344
	Dec 2023 RSUs	12/7/2023	—	—	—	—	4,484	77,077	—	—
	Dec 2023 Stock Options	12/7/2023	75,295	37,646	20.81	12/7/2033	—	—	—	—
	March 2024 PSUs	3/5/2024	—	—	—	—	—	—	47,704	820,023
	Mar 2024 RSUs	3/5/2024	—	—	—	—	6,773	116,433	—	—
	Mar 2024 Stock Options	3/5/2024	53,494	106,987	19.01	3/5/2034	—	—	—	—
	March 2025 PSUs	3/10/2025	—	—	—	—	—	—	42,081	723,372
	Mar 2025 RSUs	3/10/2025	—	—	—	—	11,221	192,891	—	—
	Mar 2025 Stock Options	3/10/2025	—	136,220	23.92	3/10/2035	—	—	—	—

62	2026 Proxy Statement
Executive Compensation

			Option Awards(1)				Stock Awards
Name	Award	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Thibaut Mongon	Stock Options	2/10/2020	432,986	—	20.44	2/10/2030	—	—	—	—
	Stock Options	2/8/2021	514,646	—	22.23	2/8/2031	—	—	—	—
	Stock Options	2/14/2022	458,189	—	22.40	2/14/2032	—	—	—	—
	RSUs	2/13/2023	—	—	—	—	8,438	145,049	—	—
	RSUs (converted PSUs)	2/13/2023	—	—	—	—	—	—	156,417	2,688,808
	Stock Options	2/13/2023	279,318	139,652	21.97	2/13/2033	—	—	—	—
	Dec 2023 PSUs	12/7/2023	—	—	—	—	—	—	30,607	526,131
	Dec 2023 RSUs	12/7/2023	—	—	—	—	7,353	126,404	—	—
	Dec 2023 Stock Options	12/7/2023	129,412	64,705	20.81	12/7/2033	—	—	—	—
	March 2024 PSUs	3/5/2024	—	—	—	—	—	—	115,248	1,981,107
	Mar 2024 RSUs	3/5/2024	—	—	—	—	64,863	1,115,001	—	—
	Mar 2024 Stock Options	3/5/2024	285,884	571,765	19.01	3/5/2034	—	—	—	—
	March 2025 PSUs	3/10/2025	—	—	—	—	—	—	20,049	344,640
	Mar 2025 RSUs	3/10/2025	—	—	—	—	7,652	131,530	—	—
	Mar 2025 Stock Options	3/10/2025	—	64,900	23.92	3/10/2035	—	—	—	—
Paul Ruh	Stock Options	2/8/2021	95,899	—	22.23	5/16/2028	—	—	—	—
	Stock Options	2/14/2022	89,913	—	22.40	5/16/2028	—	—	—	—
	Stock Options	2/13/2023	43,048	—	21.97	5/16/2028	—	—	—	—
	Dec 2023 PSUs	12/7/2023	—	—	—	—	—	—	15,412	264,939
	Dec 2023 RSUs	12/7/2023	—	—	—	—	—	—	—	—
	Dec 2023 Stock Options	12/7/2023	16,196	—	20.81	6/1/2026	—	—	—	—
	March 2024 PSUs	3/5/2024	—	—	—	—	—	—	22,902	393,687
	Mar 2024 RSUs	3/5/2024	—	—	—	—	1,508	25,928	—	—
	Mar 2024 Stock Options	3/5/2024	—	12,693	19.01	9/5/2026	—	—	—	—
	March 2025 PSUs	3/10/2025	—	—	—	—	—	—	2,419	41,581
	Mar 2025 RSUs	3/10/2025	—	—	—	—	967	16,625	—	—
	Mar 2025 Stock Options	3/10/2025	—	7,830	23.92	9/10/2026	—	—	—	—
(1)Options granted in 2025 to Mr. Perry vest one year after his start date as interim CEO. Founder Shares option awards granted on
October 2, 2023 vest in full on the third anniversary of the grant date. Options granted on December 7, 2023 vest in equal annual installments on each December 1 of 2024, 2025, and 2026. All other options vest in equal annual installments on the first through third anniversaries of the grant date.
(2)RSUs granted on December 7, 2023 vest in equal annual installments on each December 1 of 2024, 2025, and 2026. All other RSUs vest in equal annual installments on the first through third anniversaries of the grant date.
(3)The awards are valued based on the closing price of Kenvue common stock on the NYSE ($17.19) on the last trading day of the fiscal year
(December 26, 2025).
(4)All PSUs vest in full on the third anniversary of the grant date. PSUs granted prior to the Separation were converted into RSUs upon the
Separation, and the table above reflects the as-converted number of RSUs. PSUs granted after the Separation (October 2023 and later)
only vest to the extent they are earned based on achievement of performance measure(s) over a three-year performance period. Assumes target-level payout of all PSUs granted after the Separation, in all cases based on interim performance through December 28, 2025. Maximum-
level payout is equal to 200% of target-level payout.
(5)All of Mr. Banati’s outstanding equity awards will be forfeited upon his expected departure.

2026 Proxy Statement	63
Executive Compensation
Options Exercised and Stock Vested
The following table shows common stock acquired and the value of such shares in connection with vesting of RSUs or PSUs or the exercise of options in 2025.

Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Kirk Perry	—	—	118,562	2,016,152
Amit Banati	—	—	—	—
Michael Wondrasch	—	—	—	—
Carlton Lawson	—	—	55,184	1,199,420
Matthew Orlando	—	—	47,329	911,472
Thibaut Mongon	—	—	215,090	4,653,280
Paul Ruh	100,531	439,485	43,787	951,982
Pension Benefits
The following table provides information regarding Mr. Lawson’s pension benefits under the UK Pension Plan and the Swiss
Pension Plan as of December 28, 2025. Because Mr. Lawson has worked in positions covered by both UK and Swiss pension plans, his pension benefit is split between these plans.

Name	Plan Name	Number of Years Credited Service	Normal Retirement Age	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Carlton Lawson	UK Pension Plan	1.92	65	105,000	—
	Swiss Pension Plan	4.42	65	1,007,000	—
Present values in the table for Mr. Lawson were calculated assuming: (1) for the Consumer UK Pension Plan (the “UK Pension
Plan”), a 5.66% discount rate and the mortality assumptions provided under the SAPS S3 with weighting adjustments using CMI2022 core projections with 1.25% per annum long-term improvement; and (2) for JNTL Consumer Health I&II
(Switzerland) – Personal (the “Swiss Pension Plan”), a 1.224% discount rate.
•UK Pension Plan Formula: This formula describes a monthly annuity amount payable for life once the employee is deemed to have “retired” from Kenvue (generally separation from Kenvue, or if later, attainment of a specified age).
•Retirement Age: At age 65, employees can begin receiving unreduced pension payments. If an employee begins receiving his or her pension before age 65, the pension is reduced for early commencement.
•Monthly Annuity Amount: The annualized annuity amount is calculated as 1/90th of plan earnings for each year of service.
This annual amount is then paid in monthly installments.
•Plan Earnings: Earnings include base salary only.
•Benefits Paid as an Annuity: Pension benefits must be taken in the form of an annuity. Payments are indexed by the Retail
Price Index, subject to a cap of 2.5% annually (assumed to result in an increase of 2% p.a. on average).
•Swiss Pension Plan Formula: This cash balance plan formula describes a lump sum payable at retirement.
•Retirement Age: The normal retirement age under the Swiss Pension Plan is age 65; however, employees can retire as early as age 58. If an employee begins receiving his or her pension before age 65, the pension is reduced for early commencement.
•Lump Sum Amount: Each year the employee’s account balance is increased with retirement credits that vary depending on the employee’s age and elected contribution amount. The cash balance account is accumulated with an interest rate that is defined yearly by the Board of Trustees of the pension fund, depending on the financial situation of the pension fund. The cash balance account at retirement is multiplied by a conversion rate to determine the annuity payable at retirement.
•Eligible Earnings: Earnings include base salary only.
•Form of Benefit Payment: The pension benefit can be payable as a lump sum or annuity under the Swiss Pension Plan.

64	2026 Proxy Statement
Executive Compensation
Non-Qualified Deferred Compensation

Name	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE(3)
Kirk Perry(4)	19,471	258	—	19,729
Amit Banati	18,346	318	—	18,664
Michael Wondrasch	1,449	8	—	1,457
Carlton Lawson	—	—	—	—
Matthew Orlando	101,098	26,891	—	218,610
Thibaut Mongon	133,599	97,626	—	680,337
Paul Ruh	34,361	26,728	239,724	—
(1)Includes Kenvue contributions to the Named Executive Officers’ Excess Savings Plan accounts. These amounts are included in the “All Other
Compensation” column of the 2025 Summary Compensation Table.
(2)Includes earnings on the Excess Savings Plan. The earnings or losses on the Excess Savings Plan balances are equal to the return that would have resulted if the NEO’s balance was invested in the default Target Date Fund, as determined by birth year, under Kenvue’s 401(k) Savings
Plan. There are no above-market earnings from this plan and, in accordance with SEC rules, no amounts are included in the “Change in
Pension Value and Non-qualified Deferred Compensation Earnings” column of the 2025 Summary Compensation Table.
(3)Includes the Excess Savings Plan balances. Kenvue’s 401(k) Savings Plan provides a matching contribution of 6% of eligible compensation to employees who contribute at least 6% of eligible compensation to the 401(k) Savings Plan and a 3% non-elective company contribution. The compensation covered under Kenvue’s 401(k) Savings Plan is limited by the IRS’ covered compensation limit, which was $350,000 in 2025.
The Excess Savings Plan credits an unfunded account for each participant with up to 9% of the amount of the participant’s eligible compensation over the IRS limit (up to 6% company matching contribution and 3% non-elective company contribution).
•Earnings: The Excess Savings Plan accounts were credited with earnings equal to the return on each NEO’s default Target Date Fund, as determined by birth year, under Kenvue’s 401(k) Savings Plan.
•Distribution: Account balances will be paid out in a lump sum six months after the NEO’s termination of employment.
(4)In 2025, Mr. Perry received $179,987 in DSUs as part of non-employee director compensation annual equity grant, and he deferred an additional $51,030 of cash retainers into DSUs. His DSU balance as of December 28, 2025 was 14,210 DSUs.
Potential Payments upon Termination or Change of Control
Payments and benefits received by our NEOs upon termination are governed by the arrangements described below and quantified at the end of this section. We have estimated the amounts involved assuming that the termination became effective as of
December 28, 2025. The actual amounts to be paid out can only be determined at the time of each NEO’s departure from the Company.

2026 Proxy Statement	65
Executive Compensation
Earned but Unpaid Compensation
Upon any termination of employment as of fiscal year-end 2025, employees would receive their 2025 annual incentive and vested non-qualified deferred compensation. If a named executive officer had terminated as of year-end 2025, he or she would have received:
•Earned but unpaid annual incentives for 2025. Individuals employed through December 31 are eligible for a full annual incentive payout. However, in case of involuntary termination for cause, these amounts would be forfeited. See non-equity incentive plan compensation in the “Summary Compensation Table” above for the annual incentive amounts actually paid for 2025.
•Vested non-qualified deferred compensation balances. See aggregate balance at last fiscal year-end in the “Non-Qualified
Deferred Compensation” table above.
•Pension benefits upon retirement. See “Pension Benefits” section above.
Executive Severance Pay Plan
The Executive Severance Pay Plan provides for the payment of severance and other benefits to certain eligible employees, including the Company’s executive officers other than Mr. Perry, who is not a participant in the plan. The Executive Severance Pay
Plan provides that in the event of an involuntary termination by the Company without “cause”, or termination by an executive officer
(other than the CEO) for “good reason” (each as defined in the Severance Plan) (each, a “Severance Event”), the Company will provide cash severance equal to one and a half times the sum of his or her annual base salary and target annual incentive, payable in equal installments over 18 months.
In addition, if an executive officer (other than the CEO) experiences a Severance Event in the 24-month period following a
“change of control” (as defined in the Kenvue Long-Term Incentive Plan), the Company will provide cash severance equal to two times the sum of his or her annual base salary and target annual incentive, payable in a lump sum.
The Executive Severance Pay Plan also provides for the continuation of health insurance coverage for eligible executive officers (at active employee rates) for 52 weeks and eligibility for outplacement assistance benefits. Additionally, the Executive
Severance Pay Plan provides for a “best-net cutback” if any eligible executive officer would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (or any similar state or local law). Pursuant to the “best-net cutback” provision, if an eligible executive officer would be subject to an excise tax, then the executive’s payments and benefits will be reduced as necessary to maximize such executive’s after-tax payout (after taking into account the excise tax).
As a condition to receiving the severance compensation and benefits described above, a participant will be required to sign, and not revoke, a customary release of claims in favor of the Company and its affiliates and remain in compliance with any restrictive covenant obligations.
In connection with their separations from employment, Messrs. Mongon and Ruh received the severance payments and benefits provided for under the Executive Severance Pay Plan in the absence of a change of control. In the case of Mr. Mongon, these payments and benefits consisted of two times the sum of his annual base salary and target annual incentive and the other benefits described above, while Mr. Ruh received the payments and benefits described above.
As described above, given the initial interim nature of his role and the Pending Transaction, Mr. Perry was not made a participant in the Executive Severance Pay Plan. In lieu of such participation, he received the opportunity to receive the transaction bonus in connection with the Pending Transaction, as described above, and if Mr. Perry experiences a Severance Event prior to
December 31, 2026, he will receive the base salary he would have received through December 31, 2026 and his 2026 annual incentive award, based on actual performance, an amount that, in the aggregate, would be significantly less than the amount
Mr. Perry would receive as a participant in the Executive Severance Pay Plan.
On November 2, 2025, the CHCC approved an amendment and restatement of the Executive Severance Pay Plan, effective as of the closing of the Pending Transaction, to provide that, among other changes, all participants in the plan will receive a pro-rata target bonus as part of any severance payments that would be received in connection with a Severance Event.

66	2026 Proxy Statement
Executive Compensation
Long-Term Incentive Awards
Unvested equity awards are generally treated as follows:

Nature of Termination	PSUs	Stock Options	RSUs
Retirement	Pro-rata payout (not accelerated) based on actual performance	•Within one year of grant date: pro-rata vesting at next vesting date •More than one year following grant date: full continued vesting	•Within one year of grant date: pro-rata vesting at next vesting date •More than one year following grant date: full continued vesting
Involuntary Not For Cause or For Good Reason	Pro-rata payout (not accelerated) based on actual performance	Pro-rata vesting at next vesting date	Pro-rata vesting at next vesting date
Involuntary For Cause	Forfeit	Forfeit	Forfeit
Resignation	Forfeit	Forfeit	Forfeit
Death/Disability	Accelerated full vesting at target	Accelerated full vesting	Accelerated full vesting
Change of Control (Double Trigger)(1)	Accelerated full vesting at greater of target or actual performance	Accelerated full vesting	Accelerated full vesting
(1)For double trigger vesting: (1) the change of control must be consummated, and (2) either the participant must be involuntarily terminated other than for cause (or resigns for “good reason”) within two years of the change of control, or awards are neither assumed nor substituted by the successor company in the change of control transaction.
J&J awards which converted to Kenvue equity in connection with the Separation are treated as follows (this table does not apply to
Messrs. Perry, Banati, or Wondrasch):

Nature of Termination	Stock Options	RSUs(1)
Retirement	Full continued vesting	Full continued vesting
Specified Divestiture or Reduction in Force	Pre-2023 awards - Pro-rata portion vests on termination date 2023 awards - Forfeit	Pre-2023 awards - Pro-rata portion vests on regular vesting schedule 2023 awards granted as RSUs - Forfeit
Involuntary Not For Cause	Forfeit	Forfeit
Involuntary For Cause	Forfeit	Forfeit
Resignation	Forfeit	Forfeit
Death/Disability	Accelerated full vesting	Accelerated full vesting
Change of Control (Double Trigger)(2)	Accelerated full vesting	Accelerated full vesting
(1)PSUs granted by J&J converted into Kenvue RSUs upon the Separation. The termination provisions of these awards are the same as the RSU awards, except that all converted PSU awards receive pro-rata vesting in the event of a specified divestiture or reduction in force, as those terms are defined in the award agreements.
(2)For double trigger vesting: (1) the change of control must be consummated, and (2) either the participant must be involuntarily terminated other than for cause (or resigns for “good reason”) within two years of the change of control, or awards are neither assumed nor substituted by the successor company in the change of control transaction.

2026 Proxy Statement	67
Executive Compensation
Founder Shares awards are treated as follows (this table does not apply to Messrs. Perry, Banati, or Wondrasch):

Nature of Termination	PSUs	Stock Options
Involuntary Due to Divestiture, Reduction in Force, or Mandatory Retirement or For Good Reason	Pro-rata payout (not accelerated) based on actual performance	Pro-rata vesting at vesting date
Involuntary For Cause	Forfeit	Forfeit
Death/Disability	Accelerated full vesting at target	Accelerated full vesting
Change of Control (Double Trigger)(1)	Accelerated full vesting at greater of target or actual performance	Accelerated full vesting
All other termination scenarios	Forfeit	Forfeit
(1)For double trigger vesting: (1) the change of control must be consummated, and (2) either the participant must be involuntarily terminated other than for cause (or resigns for “good reason”) within two years of the change of control, or awards are neither assumed nor substituted by the successor company in the change of control transaction.
The following table outlines the value of payments and benefits that our NEOs would receive under various termination scenarios as of December 28, 2025, excluding any earned but unpaid compensation. For Messrs. Mongon and Ruh, the amounts reflect actual payments in connection with their respective terminations of employment, which also reflects that Mr. Mongon was retirement-eligible at the time of his separation. No other former or current Named Executive Officers were retirement-eligible as of December 28, 2025. Termination due to resignation (for non-retirement-eligible executives) or involuntary termination with cause would result in no benefits or payments to the NEO, and thus these types of terminations are excluded from the table for all NEOs.
Key assumptions in the table follow:
•Cash Severance:
•Involuntary Termination Without Cause, or Termination for Good Reason: For Mr. Perry, this amount reflects the salary he would have received through December 31, 2026 and his 2026 annual bonus (valued at target). For Mr. Mongon, this amount reflects cash severance equal to two times his annual base salary and target annual incentive; his severance in this amount began shortly after his separation in July 2025. For other NEOs, these amounts reflect cash severance equal to one and a half times the sum of each NEO's annual base salary and target annual incentive. Mr. Ruh’s severance in this amount began shortly after his separation in May 2025.
•Change of Control (Double Trigger): For Mr. Perry, this amount is the same as it is without a change of control. For
Messrs. Banati, Wondrasch, Lawson, and Orlando, these amounts reflect cash severance equal to two times the sum of each NEO’s annual base salary and target annual incentive.
•Other Benefits: These amounts reflect health insurance coverage for each US-based NEO (at active employee rates) for
52 weeks. For the Death/Disability column, the figures shown reflect Death only; the figures are $0 for disability.
•Long-Term Incentives:
•For all types of termination, these values are based on the number of RSUs, PSUs and stock options that would have vested if termination occurred on the last day of fiscal year 2025 (December 28, 2025), multiplied by the closing price of Kenvue common stock on the NYSE ($17.19) on the last trading day of the fiscal year (December 26, 2025). The number of PSUs assumes vesting at target performance.
•Involuntary Termination Without Cause, or Termination for Good Reason: Mr. Mongon was retirement-eligible at the time of his separation from the Company in July 2025. Values for Mr. Mongon reflect (1) full continued vesting for all equity granted in February 2023; and RSUs and stock options granted in December 2023 and March 2024, and (2) pro-rata vesting for
PSUs granted in December 2023 and March 2024; and all equity granted in March 2025. All other equity awards held by
Mr. Mongon, including his Founder Shares, were forfeited upon his separation. For all other NEOs, these amounts reflect pro-rata vesting of equity granted from December 2023 through the end of 2025, as applicable. For Messrs. Lawson and
Orlando, values would be $2,366,325 and $1,708,615, respectively, if the termination were due to a reduction in force or specified divestiture.
•Death/Disability and Change of Control (Double Trigger): These amounts reflect full accelerated vesting of all outstanding equity awards, including Founder Shares for Messrs. Lawson and Orlando.

68	2026 Proxy Statement
Executive Compensation
•Pending Transaction: The amounts in the table below assume that a change of control does not necessarily include the Pending
Transaction for purposes of Mr. Perry’s transaction bonus and Mr. Orlando’s retention award. However, these amounts have been disclosed and described in footnotes to the table.

Name	Type of Payment	Involuntary Termination Without Cause, or Termination for Good Reason($)	Death/ Disability ($)	Change of Control (Double Trigger) ($)
Kirk Perry(1)	Cash Severance	3,712,500	—	3,712,500
	Other Benefits	—	15,718	—
	Long-Term Incentives	—	—	—
	Total	3,712,500	15,718	3,712,500
Amit Banati(2)	Cash Severance	2,835,000	—	3,780,000
	Other Benefits	31,436	15,718	31,436
	Long-Term Incentives	1,435,776	4,632,166	4,632,166
	Total	4,302,212	4,647,884	8,443,602
Michael Wondrasch	Cash Severance	1,552,500	—	2,070,000
	Other Benefits	31,436	15,718	31,436
	Long-Term Incentives	489,591	3,292,826	3,292,826
	Total	2,073,527	3,308,544	5,394,262
Carlton Lawson	Cash Severance	2,470,337	—	3,293,782
	Other Benefits	—	—	—
	Long-Term Incentives	1,343,268	3,890,861	3,890,861
	Total	3,813,605	3,890,861	7,184,643
Matthew Orlando(3)	Cash Severance	1,930,500	—	2,574,000
	Other Benefits	31,436	15,718	31,437
	Long-Term Incentives	1,270,239	3,081,207	3,081,207
	Total	3,232,175	3,096,925	5,686,644
Thibaut Mongon	Cash Severance	6,750,000	N/A	N/A
	Other Benefits	51,436	N/A	N/A
	Long-Term Incentives	7,058,671	N/A	N/A
	Total	13,860,107	N/A	N/A
Paul Ruh	Cash Severance	2,250,000	N/A	N/A
	Other Benefits	—	N/A	N/A
	Long-Term Incentives	742,760	N/A	N/A
	Total	2,992,760	N/A	N/A
(1)If the change of control event was the closing of the Pending Transaction, Mr. Perry would also be eligible to receive his transaction bonus of up to $4,000,000, with the amount determined by the Board based on Mr. Perry’s performance in the permanent CEO role through the closing of the Pending Transaction.
(2)Pursuant to SEC rules, we are required to disclose Mr. Banati’s potential termination payments and benefits under the various scenarios disclosed in the table assuming the event occurred on December 28, 2025.  As a result of Mr. Banati’s expected voluntary departure on
May 12, 2026, he will be ineligible to receive the payments and benefits disclosed above.
(3)If the change of control event was the closing of the Pending Transaction, Mr. Orlando would receive half of his retention bonus (50% of
$1,750,000, which is $875,000), with the second half payable six months after such closing or earlier upon a termination qualifying as a
Severance Event.

2026 Proxy Statement	69
Executive Compensation
Pay Versus Performance
Pay Versus Performance Disclosure
The table below shows compensation actually paid (as defined by the SEC in Item 402(v) of Regulation S-K) for our executives and our financial performance for 2025. For purposes of this discussion, our CEO is also referred to as our principal executive officer or
“PEO” and our other Named Executive Officers are referred to as our “Non-PEO NEOs”:

Fiscal Year	Summary Compensation Table Total for First PEO(1)(2)	Compensation Actually Paid to First PEO(1)(3)	Summary Compensation Table Total for Second PEO(1)(3)	Compensation Actually Paid to Second PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)(3)	Value of an initial $100 Investment:		Net Income ($ Millions)(6)	Organic Net Sales ($ Millions)(7)
							Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)
2025	$10,916,848	($14,971,122)	$7,494,081	$5,406,384	$5,939,808	$2,071,956	$70.42	$117.05	$1,470	$14,863
2024	$13,167,969	$16,087,516	$—	$—	$4,154,171	$4,782,844	$84.82	$113.13	$1,030	$15,460
2023	$19,722,593	$16,974,909	$—	$—	$5,837,043	$5,295,491	$81.56	$97.45	$1,664	$15,688
(1)NEOs included in these columns reflect the following individuals:

Year	PEO	Non-PEO NEOs
2025	Thibaut Mongon (First PEO) Kirk Perry (Second PEO)	Amit Banati, Michael Wondrasch, Carlton Lawson, Matthew Orlando, Paul Ruh
2024	Thibaut Mongon	Paul Ruh, Carlton Lawson, Ellie Bing Xie, Meredith Stevens
2023	Thibaut Mongon	Paul Ruh, Carlton Lawson, Ellie Bing Xie, Meredith Stevens
(2)Amounts reflect Summary Compensation Table Total Pay for our NEOs for each corresponding year.
(3)Compensation Actually Paid (CAP) has been calculated based on the requirements and methodology set forth in the applicable SEC rules
(Item 402(v) of Regulation S-K). The CAP calculation for 2025 includes the end-of-year value of awards granted during the fiscal year and the year-over-year change in fair value from the Separation through the end of the fiscal year for unvested awards granted in prior years (for 2023, measured from the Separation through year-end), regardless of if, when, or at which intrinsic value those awards will actually vest. To calculate
CAP the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table:

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid	First PEO Fiscal Year 2025 ($)	Second PEO Fiscal Year 2025 ($)	NEO Average Fiscal Year 2025 ($)
Summary Compensation Table Total	$10,916,848	$7,494,081	$5,939,808
(Minus): Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(8,451,189)	(5,201,290)	(3,287,413)
(Minus): Change in Pension Value	—	—	(79,000)
Plus: Pension Service Cost and Associated Prior Service Cost	—	—	—
Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	230,036	1,095,392	1,582,637
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(5,565,118)	—	(1,211,365)
Plus: Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	6,068	1,993,893	19,313
Plus/(Minus): Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	277,485	—	1,242
(Minus): Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(12,015,262)	—	(942,077)
Plus: Value of Dividends or Other Earnings Paid on Option and Stock Awards Not Otherwise Reflected in Total Compensation	(369,990)	24,308	48,811
Compensation Actually Paid	$(14,971,122)	$5,406,384	$2,071,956
For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC
Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes. The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fair value calculations of the options granted on or between February 14, 2022 and July 31, 2025 used an expected term between 0.5 years and 7.47 years in 2025, as compared to an expected term between 5.48 years and 7.0 years used to calculate the grant date fair value of these stock options.

70	2026 Proxy Statement
Executive Compensation
(4)Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on May 4, 2023, the date our common stock commenced regular-way trading on the New York Stock Exchange, through the end of the applicable fiscal year, assuming reinvestment of dividends.
(5)Peer Group Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the S&P 500 Consumer Staples Sector for the period beginning on May 4, 2023, through the end of the applicable fiscal year, assuming reinvestment of dividends.
(6)The dollar amounts reported represent the Net income reflected in the Company’s audited financial statements for the applicable fiscal year.
(7)Organic net sales is a non-GAAP financial measure used for purposes of the annual incentive plan. Organic net sales means our reported
GAAP net sales for the fiscal year ended December 28, 2025, excluding the impact of changes in foreign currency exchange rates and the impact of acquisitions and divestitures. Numbers expressed at each year’s constant-currency-plan foreign currency exchange rates, i.e.,
Business Plan rates.
Pay Versus Performance Relationship Description
We believe the compensation actually paid to our PEOs and Non-PEO NEOs in 2025 reflects our pay-for-performance philosophy.
As described in the section “Compensation Discussion & Analysis”, a significant portion of annual target compensation awarded to
NEOs is compensation at risk because it depends on the Company’s performance against pre-established performance goals under our annual and long-term incentive programs.
Compared to 2024, CAP to our PEOs and the average CAP for non-PEO NEOs declined in 2025, while our cumulative TSR and
Organic net sales also decreased over the same period. CAP declined year-over-year primarily because the value of equity awards issued to our PEOs and non-PEO NEOs decreased from the prior year. 2024 CAP included, for selected NEOs, one-time incentive awards related to the Separation from J&J.
Our cumulative TSR decreased between 2024 and 2025, compared to the increase in the cumulative TSR of the S&P
500 Consumer Staples Sector over the same period. The year-over-year decrease in CAP for the PEOs and the average CAP for non-PEO NEOs is directionally aligned with the decrease to the company’s net organic sales, which is one of the most important performance measures in our executive incentive program.
Most Important Performance Measures
The following is an unranked list of the financial performance measures we consider most important in linking company performance and CAP to our NEOs for the most recently completed fiscal year:
•Organic net sales1
•Adjusted net income1
•Adjusted diluted earnings per share1
•Adjusted gross profit margin1
•Free cash flow1
•Relative total shareholder return
Further information on our performance measures is described in our Compensation Discussion & Analysis above.
(1)This is a non-GAAP financial measure for purposes of measuring incentive performance. See the Appendix for definitions of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP measures.

2026 Proxy Statement	71
Executive Compensation
Pay Ratio
In accordance with SEC rules, we calculated the ratio of the total annual compensation of our CEO as compared to the total annual compensation of our median employee.
•The annual total compensation for our median employee was $70,244. The median employee was originally identified by including all employees as of October 5, 2024, except for:
•our CEO;
•1,032 non-U.S. employees excluded under the de minimis exception (fewer than 5% of our ~22,000 employees)1; and
•independent contractors
•Mr. Perry’s annual compensation, as reported in the Summary Compensation Table, was $7,494,081. When using his annualized salary as interim CEO ($1,250,000), his total pay for pay ratio purposes is $8,177,735. We used his annualized interim CEO salary (rather than his annualized permanent CEO salary of $1,350,000) since his interim salary was in place when determinations regarding his 2025 incentive pay (and thus his 2025 pay package in totality) were made.
•The ratio of Mr. Perry’s annual total compensation compared to the median employee’s annual total compensation was 116 to 1.
As permitted by SEC rules, we determined that for 2025 we could refer to the same median employee that was identified for 2024.
There has been no change in either our employee population or our employee compensation arrangements in 2025 that we believe would significantly impact our pay ratio disclosure. However, we used a different median employee for 2025 because the median employee identified for 2024 was in a new role, with a change in compensation. The median employee used for 2025 is an employee whose compensation was substantially similar to the compensation of the original median employee used for 2024, based on the methodology used to identify the original median employee for 2024. For purposes of identifying the Company’s median employee, the Company calculated the consistently applied compensation measure using 2024 base salaries and target bonuses.
The Company’s median employee’s total compensation for 2025 was calculated in accordance with item 402(c)(2)(x) of Regulation
S-K, as required pursuant to the SEC executive compensation disclosure rules. SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions. As such, the methodologies, assumptions, adjustments, and estimates we used may differ materially from that which other companies may apply, which may limit the comparability between our pay ratio and the reported pay ratio of other companies.
(1)We excluded employees from the following countries: Belgium (106), United Arab Emirates (95), Egypt (75), Ukraine (73), Portugal (70),
Turkey (67), Taiwan (48), Ireland (47), Saudi Arabia (46), Ecuador (38), Vietnam (38), Peru (36), Chile (31), Hong Kong (30), New Zealand (30),
Hungary (29), Romania (28), Finland (19), Panama (18), the Netherlands (17), Austria (16), Denmark (16), Norway (15), Guatemala (11),
Paraguay (10), Slovakia (9), Costa Rica (8), Dominican Republic (3) and Latvia (3).

72	2026 Proxy Statement
Audit Matters

Proposal 3	Ratify the Appointment of the Company’s Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2026 and recommends that shareholders vote to ratify the appointment. Although we are not required by law or our
Amended and Restated Bylaws to obtain such ratification from our shareholders, we believe it is good practice to do so. If our shareholders do not ratify the appointment of PwC, our Audit Committee may reconsider its appointment. Our Audit
Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change would be in the best interests of Kenvue and our shareholders.
PwC has served as our independent registered public accounting firm since 2021. A representative of PwC is expected to be present at our Annual Meeting and available to respond to appropriate questions and will have the opportunity to make a statement if they so desire.
The affirmative vote of the majority of voting power of capital stock present in person or represented by proxy at the Annual
Meeting and entitled to vote on the subject matter is required to approve this proposal. Abstentions will have the effect of votes “AGAINST” this proposal. Because this proposal is a routine matter pursuant to the NYSE’s Rule 452, brokers have discretion to vote uninstructed shares on this matter and as such we do not expect broker non-votes on this proposal.

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the Audit
Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026.

2026 Proxy Statement	73
Audit Matters
Fees & Services
Fees for professional services provided by our independent registered public accounting firm for the 2024 and 2025 fiscal years were as follows:

	Fiscal 2024	Fiscal 2025
Service Description	(in thousands)
Audit Fees	$17,884	$16,075
Audit-Related Fees	2,042	300
Tax Fees	1,422	4,832
All Other Fees	2	2
Total Fees	$21,350	$21,209
Audit Fees. These amounts consist of fees and expenses for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of
Kenvue’s annual financial statements and review of quarterly financial statements. These amounts also include fees for services that are normally incurred in connection with regulatory filings, such as statutory audits, comfort letters, consents, and review of documents filed with the SEC, as well as service fees related to specific transactions and events that occurred in each period.
Audit-Related Fees. These amounts consist of system pre-implementation reviews and other audit-related costs.
Tax Fees. These amounts consist of fees for tax compliance, tax planning, and tax advice. Corporate tax services include a variety of permissible services, including technical tax advice related to U.S. and international matters.
Other Fees. These amounts consist of the aggregate fees for other services performed or provided by PwC not included in the categories above.
Pre-Approval Policies and Procedures
The Audit Committee has established pre-approval policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee in order to assure that the provision of such services does not impair the independence of the independent registered public accounting firm.
The Audit Committee approved all audit and non-audit services provided in 2025 in accordance with the Audit Committee’s policy and procedures. Additional information may be found in the Audit Committee Report that follows and the Audit Committee charter available on the Company’s website at investors.kenvue.com/governance.

74	2026 Proxy Statement
Audit Matters
Audit Committee Report
Our Audit Committee is comprised entirely of independent directors who meet the independence requirements of the NYSE and the SEC. Our Audit Committee operates pursuant to a charter that is available on the investor relations section of our website at
investors.kenvue.com/governance.
The principal purpose of our Audit Committee is to assist our Board in its oversight of our accounting practices, system of internal controls, audit processes, and financial reporting processes. Our Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. Our Audit
Committee’s function is more fully described in its charter.
Management is responsible for preparing our financial statements and ensuring they are complete, accurate and prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our Consolidated Financial Statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.
In performing its responsibilities, our Audit Committee has:
•reviewed and discussed with management our audited financial statements for the fiscal year ended December 28, 2025;
•discussed with our independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”); and
•received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable PCAOB requirements for the independent accountant communications with audit committees concerning auditor independence, and has discussed with PricewaterhouseCoopers LLP its independence.
Based on the reviews and discussions referred to above, our Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2025.
Vasant Prabhu (Chair)
Richard E. Allison, Jr.
Seemantini Godbole
Sarah Hofstetter
Kathleen M. Pawlus

2026 Proxy Statement	75
Security Ownership of Certain
Beneficial Owners, Directors
& Management
The following tables set forth, as of March 23, 2026, the number of shares and percentage of Kenvue common stock beneficially owned by:
•each person or group known by Kenvue to beneficially own more than 5% of Kenvue common stock;
•each of Kenvue’s directors and named executive officers; and
•all directors and executive officers of Kenvue as a group.

Name of Beneficial Owner	Current Shares Beneficially Owned(1)(2)	Rights to Acquire Beneficial Ownership of Shares(3)	Total Number of Shares Beneficially Owned		Percent of Shares Beneficially Owned
Kirk L. Perry	76,922	—	76,922		*
Amit Banati	113	—	113		*
Carlton Lawson	111,415	503,107	614,522		*
Thibaut Mongon	216,469	2,590,870	2,807,339		*
Matthew Orlando	38,491	472,536	511,027		*
Paul Ruh	56,198	265,579	321,777		*
Meredith (Meri) Stevens	93,621	481,574	575,195		*
Michael Wondrasch	—	—	—		*
Larry J. Merlo	40,939	—	40,939		*
Richard E. Allison, Jr.	61,901	—	61,901		*
Seemantini Godbole	26,317	—	26,317		*
Melanie L. Healey	26,468	—	26,468		*
Sarah Hofstetter	13,792	—	13,792		*
Betsy D. Holden	26,317	—	26,317		*
Erica L. Mann	9,677	—	9,677		*
Kathleen M. Pawlus	14,728	—	14,728		*
Vasant Prabhu	26,317	—	26,317		*
Jeffrey C. Smith	27,321,273	—	27,321,273	(4)	1.42%
Michael E. Sneed	37,104	—	37,104		*
All Directors and Current Executive Officers as a Group (24 persons)	28,052,359	2,418,991	30,471,350		1.59%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355			233,245,730	(5)	12.15%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001			129,017,456	(6)	6.72%
State Street Corporation State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114			127,221,948	(7)	6.63%

76	2026 Proxy Statement
Security Ownership of Certain Beneficial Owners, Directors & Management
*Denotes less than 1%
(1)The shares described as owned are shares of Kenvue common stock directly or indirectly owned by each listed person and by members of his or her household, and are held individually, jointly or pursuant to a trust arrangement.
(2)Includes Deferred Share Units credited to non-employee directors under Kenvue’s Amended and Restated Deferred Fee Plan for Directors.
(3)Includes shares underlying options exercisable on March 23, 2026, options that become exercisable within 60 days thereafter and RSUs that vest within 60 days thereafter.
(4)Includes (i) 13,641 Deferred Share Units and (ii) 27,307,632 shares of common stock held by certain managed accounts and private investment funds (collectively, the “Starboard Accounts”) to which Starboard Value LP (“Starboard”) serves as the investment manager or manager and may be deemed to beneficially own such securities. Jeffrey C. Smith is a managing member, Chief Executive Officer and Chief Investment
Officer of Starboard and disclaims beneficial ownership to the securities held in the Starboard Accounts, except to the extent of his pecuniary interest therein. Starboard’s principal business address is 777 Third Avenue, New York, New York 10017.
(5)The above table reflects information as of March 23, 2026. In a Schedule 13G/A filed with the SEC on July 29, 2025, The Vanguard Group indicated that as of June 30, 2025, The Vanguard Group had sole voting power for zero shares, shared voting power for 2,284,446 shares, sole dispositive power for 223,757,686 shares, and shared dispositive power for 9,488,044 shares. The Vanguard Group subsequently reported in a
Schedule 13G/A filed on March 27, 2026 that, due to an internal realignment, it no longer has, or is deemed to have, beneficial ownership of our common stock. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group will report beneficial ownership separately from The Vanguard Group (on a disaggregated basis).
(6)Based on information contained in a Schedule 13G/A filed with the SEC on October 24, 2024, by BlackRock, Inc. The filing indicated that as of
September 30, 2024, BlackRock, Inc. had sole voting power for 116,191,551 shares, shared voting power for zero shares, sole dispositive power for 129,017,456 shares, and shared dispositive power for zero shares.
(7)Based on information contained in a Schedule 13G/A filed with the SEC on October 16, 2024, by State Street Corporation. The filing indicated
that as of September 30, 2024, State Street Corporation had sole voting power for zero shares, shared voting power for 92,894,278 shares, sole dispositive power for zero shares, and shared dispositive power for 127,213,940 shares.

2026 Proxy Statement	77
Certain Relationships and Related
Person Transactions
Policy on Transactions with Related Persons
The Kenvue Board has adopted a written Policy on Transactions with Related Persons. Kenvue’s Policy on Transactions with
Related Persons requires a reasonable prior review and oversight by the Audit Committee of any transaction or series of related transactions exceeding $120,000 in which Kenvue is a participant and any related person has a direct or indirect material interest
(other than solely as a result of being a director or trustee or less than 10% owner of another entity). Related persons include
Kenvue’s directors and executive officers and their immediate family members and persons sharing their households, as well as persons controlling more than 5% of Kenvue’s outstanding shares of common stock.
Once a potential related person transaction has been identified, the Audit Committee will review all of the relevant facts and circumstances and approve or disapprove entry into the transaction. The Audit Committee will prohibit such a transaction if it determines it to be inconsistent with the interests of Kenvue and its shareholders. The Audit Committee will take into account, among other factors, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If the Audit
Committee determines that the related person has a direct or indirect material interest in any transaction, the transaction will be disclosed in Kenvue’s proxy statement.
There have been no such transactions since the beginning of the last fiscal year.

78	2026 Proxy Statement
Information About the Annual Meeting
Attending the Annual Meeting
How can I attend the Annual Meeting?
You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/KVUE2026, where you will be able to listen to the meeting live, submit questions, and vote online. We have decided to hold a virtual meeting because it improves shareholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Shareholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
The Annual Meeting will start at 9:00 a.m. Eastern Time on May 21, 2026. We recommend that you log in a few minutes early to ensure you are logged in when the meeting starts. Online check-in will begin at 8:45 a.m. Eastern Time. To enter the meeting, you will need the 16-digit control number, which is included in the Notice of Internet Availability of Proxy Materials (the “Notice of
Internet Availability”), on your proxy card if you are a shareholder of record, or included with your voting instruction card and voting instructions received from your broker, bank, trustee, or other holder of record if you hold your shares of common stock in
“street name”
Will I be able to ask questions and participate in the virtual Annual Meeting?
In light of the pending transaction with Kimberly-Clark Corporation, we will not be holding a question and answer session at the
Annual Meeting.
Voting Procedures
Who may vote at the Annual Meeting?
Only shareholders of record of our common stock as of the close of business on our record date, March 23, 2026, are entitled to receive notice of and to vote at the Annual Meeting and at any postponement or adjournment of the meeting. As of the record date, there were 1,919,916,307 shares of our common stock outstanding and entitled to vote at the Annual Meeting, and each share of our common stock is entitled to one vote.
How do I vote?
If you hold your shares in a brokerage account in your broker’s name (“street name”), you will receive voting instructions provided by your broker, bank, trustee or nominee. If you would like to vote your shares at the virtual Annual Meeting, you will need to obtain a valid proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting.
If you are a registered shareholder (your Kenvue shares are registered in your own name with our transfer agent, Computershare
Trust Company, N.A.), then you can vote any one of four ways:
•Via the Internet Prior to the Annual Meeting. You may vote by visiting www.proxyvote.com and entering the 16-digit control number found in the Notice of Internet Availability, proxy card or voting instruction form.
•By Telephone. You may vote by calling 800-690-6903, the toll-free number found in the proxy card, voting instruction form or provided on the website listed on the Notice of Internet Availability.
•By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card (if you are a shareholder of record) or voting instruction form (if you are a beneficial owner) and sending it back in the envelope provided.
•Via the Internet During the Annual Meeting. Even if you plan to attend the Annual Meeting, you are encouraged to vote beforehand by internet, telephone or mail. You may also vote during the Annual Meeting (up until the closing of the polls) by visiting www.virtualshareholdermeeting.com/KVUE2026, entering the 16-digit control number found in the Notice of Internet
Availability, proxy card or voting instruction form and following the instructions available on the website.
Telephone and internet voting will close at 11:59 p.m. Eastern Time on May 20, 2026, except with respect to shares held in a
Kenvue employee savings plan, which must be submitted by 5:00 p.m. Eastern Time on May 18, 2026. See “Can employees who participate in a Kenvue Savings Plan vote?” below for voting instructions regarding shares held under a Kenvue employee savings plan.

2026 Proxy Statement	79
Information About the Annual Meeting
What happens if I do not give specific voting instructions when I deliver my proxy?
•Shareholder of Record. The persons named as proxies will vote your shares in accordance with your instructions. Except as noted below with respect to shares held in a Kenvue employee savings plan (“Kenvue Savings Plan”), if your properly executed proxy does not contain voting instructions, the persons named as proxies will vote your shares in accordance with the voting recommendations of the Board.
•Beneficial Owner of Shares Held in Street Name. If you are the beneficial owner of shares held in street name, you have the right to direct your bank or broker how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, under stock exchange rules, it will nevertheless be entitled to vote your shares with respect to “routine” matters, but it will not be permitted to vote your shares with respect to
“non-routine” matters. In the case of a non-routine matter, your shares will be considered “broker non-votes” on that proposal.
Proposal 3 (ratification of the appointment of the independent registered public accounting firm) is a matter the Company believes will be considered “routine”.
Proposal 1 (election of directors) and Proposal 2 (advisory approval of executive compensation) are matters the Company believes will be considered “non-routine”.
If you are a beneficial owner and do not give voting instructions to your bank or brokerage firm on certain matters, the Company believes your bank or broker may vote your shares with respect to Proposal 3, but not Proposals 1 and 2.
Can employees who participate in a Kenvue Savings Plan vote?
Yes. If you are an employee who participates in a Kenvue Savings Plan, you can vote the shares (if any) that are deemed to be in your account as of the close of business on March 23, 2026.
To do so, you must sign and return the proxy card or vote by internet or telephone, as instructed in the proxy materials you received in connection with these shares in the Kenvue Savings Plan. Voting instructions must be received no later than 5:00 p.m. Eastern
Time on May 18, 2026, so that the trustee (who votes the shares on behalf of the participants of a Kenvue Savings Plan) has adequate time to tabulate the voting instructions. The trustee will vote those shares you instruct. If you do not provide voting instructions, the trustee will vote your Kenvue Savings Plan shares in the same proportion as the Kenvue Savings Plan shares of other participants for which the trustee has received proper voting instructions, unless inconsistent with the Employee Retirement
Income Security Act of 1974, as amended, or other applicable law.
What constitutes a quorum in order to hold and transact business at the Annual Meeting?
The presence in person or by proxy of the holders of record of a majority of voting power of the outstanding capital stock entitled to vote at the meeting constitutes a quorum to call the Annual Meeting. Votes “for” and “against,” abstentions and broker non-votes will all be counted as present to determine whether a quorum has been established. If a share of the Company’s common stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for all other business conducted at the meeting and any adjournments of the meeting unless a new record date is or must be set for the adjourned meeting. If a quorum is not present at the opening of the meeting, the meeting may be adjourned from time to time by the chair of the meeting or by a vote of a majority of the voting power present in person or represented by proxy at the meeting.
What is the voting requirement to approve each of the proposals?
Assuming the existence of a quorum at the Annual Meeting:
•Each director nominated pursuant to Proposal 1 must receive a vote “for” their election from a majority of the votes cast.
•For Proposal 2 and Proposal 3, the affirmative vote of a majority of the voting power of capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve each such proposal.
Abstentions and broker non-votes are not treated as votes either for or against a matter. Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1). Abstentions will have the effect of votes “against” the proposal to approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2), and the proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the 2026 fiscal year (Proposal 3). Broker non-votes will have no effect on the proposals to approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2).
Because the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the 2026 fiscal year ending (Proposal 3) is a routine matter pursuant to the NYSE’s Rule 452, brokers have discretion to vote uninstructed shares on this matter and as such we do not expect broker non-votes on Proposal 3.

80	2026 Proxy Statement
Information About the Annual Meeting
Can I revoke my proxy or change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by timely voting again via the internet prior to or during the Annual Meeting or by telephone, by completing, signing, dating and returning a new proxy card or voting instruction form with a later date. Only your latest dated proxy we receive at or prior to the Annual Meeting will be counted.
Your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again.
Who will count the votes?
We have retained representatives of Broadridge Financial Solutions, Inc. as the inspectors of election to tabulate the votes and certify the vote results.
Where can I find the voting results of the Annual Meeting?
We expect to announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC within the time period prescribed by SEC rules.
How are proxies solicited and what is the cost?
We are providing these proxy materials in connection with the solicitation by our Board of proxies to be voted at our Annual
Meeting. We bear all expenses incurred in connection with the solicitations of proxies. We have engaged Sodali & Co to solicit proxies for an estimated fee of $20,000, plus expenses. In addition to the solicitation of proxies by mail and electronically, Kenvue intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for the solicitation. Our directors, officers and employees also may solicit proxies by mail, telephone, electronic or facsimile transmission or in person. They will not receive any additional compensation for these activities.
2026 Proxy Materials
Why am I receiving these proxy materials?
Our Board of Directors has made these materials available to you on the internet or has delivered printed versions of these materials to you by mail in connection with the Board’s solicitation of proxies for use at our Annual Meeting. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.
Why did I receive a Notice of Internet Availability in the mail instead of printed proxy materials?
In accordance with SEC rules, instead of mailing a printed copy of our proxy materials to all of our shareholders, we have elected to furnish such materials to selected shareholders by providing access to these documents over the internet. Accordingly, on or about April 8, 2026, we sent a Notice of Internet Availability to most of our shareholders.
These shareholders have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials by calling the toll-free number or emailing the address found on the Notice of
Internet Availability. We encourage you to take advantage of the availability of the proxy materials on the internet in order to help save natural resources and reduce the cost to print and distribute the proxy materials.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability provides you with instructions regarding how to:
•view our proxy materials for the Annual Meeting on the internet;
•vote your shares after you have viewed our proxy materials;
•request a printed copy of the proxy materials; and
•instruct us to send our future proxy materials to you electronically by email.
What is “householding”?
We have adopted a practice approved by the SEC called ‘‘householding.’’ This means that shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice of
Internet Availability and our 2025 Annual Report to Shareholders and proxy statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees, and the environmental impact. Each shareholder who participates in householding will continue to be able to access or receive a separate proxy card.
Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge at 1-866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you would like to receive a separate 2025 Annual Report to Shareholders or proxy statement, please send an email to chair@kenvue.com.

2026 Proxy Statement	81
Additional Information
Shareholder Proposals, Director Nominations by
Shareholders and Other Items of Business
In light of the Pending Transaction with Kimberly-Clark Corporation, we may not hold an Annual Meeting of Shareholders in 2027, but if we do, proposals and other items of business must be addressed to the Corporate Secretary of Kenvue at the address of our principal office: 1 Kenvue Way, Summit, New Jersey 07901.

Type of Proposal	Deadline	Submission Requirements
Shareholder Proposal Pursuant to Rule 14a-8 To be included in our Proxy Statement and proxy card for the 2027 Annual Meeting of Shareholders	December 9, 2026	Must comply with Rule 14a-8 under the Exchange Act
Advance Notice Provisions for Item of Business Other Than Director Nominations
Between November 9, 2026 and December 9, 2026,
unless the 2027 Annual Meeting of the Shareholders
is not scheduled to be held between April 21, 2027
and June 20, 2027, in which case due by the
10th day following the day the date of the 2027
Annual Meeting of the Shareholders is announced
Must include the information specified under our Amended and Restated Bylaws
Advance Notice Provisions for Director Nominations	Between November 9, 2026 and December 9, 2026, with any additional information required by Rule 14a-19 of the Exchange Act due by March 22, 2027	Must comply with Rule 14a-19 under the Exchange Act Must include the information specified under our Amended and Restated Bylaws
Our Amended and Restated Bylaws can be found at investors.kenvue.com/governance.
Information Requests
Our Form 10-K is available free of charge on our investor website at investors.kenvue.com. No other information on our website is incorporated by reference in or considered to be a part of this document. You may also request a free copy of our Form 10-K by sending an email to Kenvue_IR@Kenvue.com.
Other Matters
The Board knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.
Cautions Concerning Forward-Looking Statements
This proxy statement contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates”
and other words of similar meaning. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Kenvue and its affiliates.
A list and descriptions of risks, uncertainties and other factors can be found in Kenvue’s filings with the Securities and Exchange
Commission, including its Annual Report on Form 10-K for the fiscal year ended December 28, 2025 and subsequent Quarterly
Reports on Form 10-Q and other filings, available at www.kenvue.com or on request from Kenvue. Kenvue and its affiliates undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or developments or otherwise.

82	2026 Proxy Statement
Appendix - Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures to supplement the financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). There are limitations to the use of the non-GAAP financial measures presented herein. These non-GAAP financial measures are not prepared in accordance with
U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Accordingly, the non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. The Company cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. The Company believes these measures help improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies. In addition, the Company believes these measures are also among the primary measures used externally by the
Company’s investors, analysts, and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in our industry. These measures are also used to evaluate senior management and are a factor in determining their performance under our incentive programs.
Below are definitions for the non-GAAP measures used in this proxy statement.
Adjusted diluted earnings per share: We define Adjusted diluted earnings per share as Adjusted net income divided by the weighted average number of diluted shares outstanding. Management views this non-GAAP measure as useful to investors as it provides a supplemental measure of the Company’s performance over time.
For purposes of measuring incentive performance, Adjusted diluted earnings per share is also adjusted to eliminate the impact of any unbudgeted significant acquisition, divestiture, accounting or tax law change, special items and intangible amortization expense.
Adjusted gross profit margin: We define Adjusted gross profit margin as U.S. GAAP Gross profit margin adjusted for amortization of intangible assets, Separation-related costs, conversion of stock-based awards, Founder Shares, and operating model optimization initiatives. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the
Company’s operating efficiency over time.
For purposes of measuring incentive performance, Adjusted gross profit margin also excludes the impact of currency exchange rate changes, and any unbudgeted significant acquisition, divestiture, or accounting change.
Adjusted net income: We define Adjusted net income as U.S. GAAP Net income adjusted for amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards,
Founder Shares, Pending Transaction costs, impairment charges, the impact of the Deferred Markets, the gain recognized on the sale of the Skillman, New Jersey facility, and their related tax impacts (i.e., special items). Adjusted net income excludes the impact of items that may obscure trends in our underlying performance. Management believes this non-GAAP measure is useful to investors as the Company uses Adjusted net income for strategic decision making, forecasting future results, and evaluating current performance.
For purposes of measuring incentive performance, Adjusted net income also excludes the impact of any currency exchange rate changes, and any significant unbudgeted acquisition, divestiture, or accounting or tax law change.
Adjusted operating income: We define Adjusted operating income as U.S. GAAP Operating income adjusted for amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, Pending Transaction costs, impairment charges, the impact of the Deferred Markets, and the gain recognized on the sale of the Skillman, New Jersey facility. Management believes this non-GAAP measure is useful to investors as management uses Adjusted operating income to assess the Company’s financial performance.
Adjusted operating income margin: We define Adjusted operating income margin as Adjusted operating income as a percentage of U.S. GAAP Net sales. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

2026 Proxy Statement	83
Appendix - Non-GAAP Financial Measures
Free cash flow: We define Free cash flow as U.S. GAAP Net cash flows from operating activities adjusted for purchases of property, plant, and equipment. Management believes this non-GAAP measure is useful to investors as it provides a view of the
Company’s liquidity after deducting capital expenditures, which are considered a necessary component of our ongoing operations.
For purposes of measuring incentive performance, Free cash flow also excludes the impact of any unbudgeted significant acquisition, divestiture or accounting or tax law change.
Organic sales: We define Organic sales as U.S. GAAP Net sales excluding the impact of changes in foreign currency exchange rates and the impact of acquisitions and divestitures. We report changes in Organic sales on a period-over-period basis.
Management believes reporting period-over-period changes in Organic sales provides investors with supplemental information that is useful in assessing the Company’s results of operations by excluding the impact of certain items that we believe do not directly reflect our underlying operations.
Non-GAAP Financial Measures Reconciliation

	Fiscal Twelve Months Ended December 28, 2025 vs. December 29, 2024
(Unaudited)	Reported Net Sales Change	Impact of Foreign Currency	Acquisition and Divestitures	Organic Sales Change
Total	(2.1)%	0.2%	(0.1)%	(2.2)%

	Fiscal Twelve Months Ended December 28, 2025
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$15,124	—		$15,124
Gross profit	$8,792	320	(a)	$9,112
Gross profit margin	58.1%			60.2%
Operating income	$2,414	759	(a)-(d)	$3,173
Operating income margin	16.0%			21.0%
Net income	$1,470	606	(a)-(e)	$2,076

Detail of Adjustments	Cost of sales	SG&A/ restructuring expenses	Impairment charges	Other operating (income) expense, net	Provision for taxes	Total
Amortization of intangible assets	$257	$—	$—	$—	$—	$257
Restructuring expenses	—	290	—	—	—	290
Operating model optimization initiatives	36	9	—	—	—	45
Separation-related costs (including conversion of stock-based awards and Founder Shares)	27	75	—	—	—	102
Pending Transaction Costs	—	25	—	—	—	25
Impairment Charges	—	—	23	—	—	23
Impact of Deferred Markets—minority interest expense	—	—	—	14	—	14
Impact of Deferred Markets—provision for taxes	—	—	—	20	(20)	—
Gain on Skillman held for sale asset	—	—	—	(17)	—	(17)
Tax impact on special item adjustments	—	—	—	—	(133)	(133)
Total	$320	$399	$23	$17	$(153)	$606
	(a)	(b)	(c)	(d)	(e)

84	2026 Proxy Statement
Appendix - Non-GAAP Financial Measures

(Unaudited)	Fiscal Twelve Months Ended December 28, 2025
Diluted earnings per share	$0.76
Adjustments:
Separation-related costs	0.05
Conversion of stock-based awards	—
Restructuring and operating model optimization initiatives	0.17
Impairment charges	0.01
Amortization of intangible assets	0.13
Losses on investments	—
Pending Transaction costs	0.01
Gain on Skillman held for sale asset	(0.01)
Tax impact on special item adjustments	(0.07)
Other	0.03
Adjusted diluted earnings per share (non-GAAP)	$1.08

(Unaudited; Dollars in Billions)	Fiscal Twelve Months Ended December 28, 2025
Net cash flows from operating activities	$2.2
Purchases of property, plant, and equipment	(0.5)
Free cash flow (non-GAAP)	$1.7

2026 Proxy Statement

kenvue

KENVUE INC.
1 KENVUE WAY
SUMMIT, NJ 07901

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2026 (or up until 5:00 p.m. Eastern Time on May 18, 2026 for shares held in a KENVUE INC. company employee savings plan). Have your proxy card in hand when you access the website and follow the instructions to obtain your proxy materials and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KVUE2026**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2026 (or up until 5:00 p.m. Eastern Time on May 18, 2026 for shares held in a KENVUE INC. company employee savings plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING ATTENDANCE
The Annual Meeting of Shareholders will be held virtually at www.virtualshareholdermeeting.com/KVUE2026. Shareholders as of the record date may attend, vote and submit questions virtually at our Annual Meeting by logging in at www.proxyvote.com. To log in, shareholders (or their authorized representatives) will need the 16-digit control number provided on your notice, on your proxy card or in the voting instructions that accompanied your proxy materials.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88266-P47144

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KENVUE INC.

The Board of Directors recommends a vote FOR all Director nominees listed:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Richard E. Allison, Jr.	☐	☐	☐
1b. Seemantini Godbole	☐	☐	☐
1c. Melanie L. Healey	☐	☐	☐
1d. Sarah Hofstetter	☐	☐	☐
1e. Betsy D. Holden	☐	☐	☐
1f. Erica L. Mann	☐	☐	☐
1g. Larry J. Merlo	☐	☐	☐
1h. Kathleen M. Pawlus	☐	☐	☐
1i. Kirk L. Perry	☐	☐	☐
1j. Vasant Prabhu	☐	☐	☐
1k. Jeffrey C. Smith	☐	☐	☐
1l. Michael E. Sneed	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Approve, on a non-binding advisory basis, the compensation of Kenvue Inc.'s named executive officers.	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. Ratify the appointment of PricewaterhouseCoopers LLP as Kenvue Inc.'s independent registered public accounting firm for 2026.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

V88267-P47144

Proxy – KENVUE INC.

This proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders that will be held virtually at www.virtualshareholdermeeting.com/KVUE2026 on May 21, 2026 at 9:00 a.m. Eastern Time

The signatory hereto hereby appoints Alla Berenshteyn, Matthew Orlando and Mercedes Michel and each of them as proxies, with full power of substitution and revocation, to represent the signatory hereto and to vote all shares of common stock of KENVUE INC. that the signatory hereto is entitled to vote at the Annual Meeting of Shareholders of KENVUE INC. to be held virtually on May 21, 2026 at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/KVUE2026, upon the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Holders of Shares in KENVUE INC. Company Employee Savings Plans: If you hold shares in a KENVUE INC. company employee savings plan, this proxy covers those shares held for you in your savings plan, as well as any other shares registered in your name. By signing and returning this proxy (or voting by telephone or via the internet), you will authorize the Trustee of your savings plan to vote your savings plan shares as you have directed.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side